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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ARALEZ PHARMACEUTICALS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

May 18, 2018

Dear Shareholder:

        You are cordially invited to attend the 2018 Annual Meeting of Shareholders (the "Meeting") of Aralez Pharmaceuticals Inc. ("Aralez" or the "Company") on Friday, June 29, 2018, at 9:00 a.m. (Eastern Standard Time) at the offices of Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada M5L 1B9. The board of directors (the "Board") and management of the Company hope that you will be able to attend the Meeting.

        The attached Notice of 2018 Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the Meeting, including: (1) receiving the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2017, together with the auditor's report thereon; (2) the election of seven directors to the Board, each of whom will serve until the next annual meeting of shareholders of the Company or until their successors are elected or appointed; (3) the approval of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company's auditors for the fiscal year ending December 31, 2018; (4) the approval of the Amendment to the Amended and Restated 2016 Long-Term Incentive Plan to adopt a limit on the number of awards that may be granted to a non-employee director during any one calendar year; (5) a non-binding, advisory vote to approve our approach to the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement; and (6) such other business as may properly be brought before the Meeting.

        As a shareholder of the Company, your participation in the affairs of Aralez is important, regardless of the number of shares you hold. Therefore, whether or not you are able to attend in person, please vote your shares as soon as possible by telephone, via the Internet or by completing and returning a proxy, or, if you hold your shares through a bank, broker or other financial intermediary, by following the instructions provided by such intermediary.

        On behalf of the Board, we would like to express our appreciation for your continued interest in the affairs of Aralez.

Sincerely yours,

Adrian Adams Chief Executive Officer

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada, L5N 0E4
TEL: (905) 876-1118
 www.aralez.com

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS

TIME	9:00 a.m. (Eastern Standard Time) on Friday, June 29, 2018
PLACE	Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, ON, Canada M5L 1B9
ITEMS OF BUSINESS	1. To receive the audited consolidated financial statements of Aralez Pharmaceuticals Inc. (the "Company") for the fiscal year ended December 31, 2017, together with the auditor's report thereon.

2. To elect seven directors to the board of directors of the Company, each of whom will serve until the next annual meeting of shareholders of the Company or until their successors are elected or appointed.
3. To approve the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company's auditors for the fiscal year ending December 31, 2018.

4. To approve the Amendment to the Amended and Restated 2016 Long-Term Incentive Plan to adopt a limit on the number of awards that may be granted to a non-employee director during any one calendar year.
5. To conduct a non-binding advisory vote to approve our approach to the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement.
6. To transact such other business as may properly be brought before the 2018 Annual Meeting of Shareholders (the "Meeting").
RECORD DATE	You are entitled to vote at the Meeting or any adjournment or postponement thereof if you were a shareholder of record at the close of business on May 10, 2018.
ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as amended, is available on the Company's corporate website at www.aralez.com, on the EDGAR website maintained by the Securities and Exchange Commission at www.sec.gov and on the SEDAR website maintained by the Canadian Securities Administrators at www.sedar.com.

The board of directors recommends: a vote FOR each of the director nominees; a vote FOR the proposal to approve the appointment of Ernst & Young LLP as the Company's auditors for the fiscal year ending December 31, 2018; a vote FOR the proposal to approve the Amendment to the Amended and Restated 2016 Long-Term Incentive Plan; and a vote FOR the proposal to approve our approach to the compensation of our named executive officers, as disclosed in the accompanying Proxy Statement. The accompanying Proxy Statement provides detailed information relating to each of the proposals to be considered at the Meeting and forms part of this Notice of 2018 Annual Meeting of Shareholders.

By Order of the Board of Directors

May 18, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Friday, June 29, 2018

This Notice of 2018 Annual Meeting of Shareholders, the Proxy Statement (including the proxy) and our 2017 Annual Report are available at:

www.envisionreports.com/Aralez2018

This website does not use "cookies," to track the identity of anyone accessing the website to view the proxy materials, or gather any personal information.

PROXY STATEMENT

FOR

2018 ANNUAL MEETING OF SHAREHOLDERS

NO SECURITIES REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS AN OFFENSE.

 QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING OF SHAREHOLDERS AND RELATED PROXY MATERIALS

Q:
Why is the Company providing proxy materials?

A:
The board of directors (the "Board") of Aralez Pharmaceuticals Inc. ("Aralez," the "Company," "we," "our," or "us," as the context requires) is providing this proxy statement (this "Proxy Statement") to solicit your proxy in connection with Aralez's 2018 Annual Meeting of Shareholders (the "Meeting"), which is scheduled to take place on Friday, June 29, 2018. The Board is requesting your vote on the proposals described in this Proxy Statement.

Q:
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set paper copy of the proxy materials?

A:
We are utilizing rules under applicable U.S. and Canadian securities laws that allow companies to furnish their proxy materials on the Internet rather than in paper form. These rules allow a company to send to its shareholders a notice regarding Internet availability of proxy materials (the "Notice"). The securities laws that allow us to furnish our proxy materials over the Internet rather than in paper form do not require us to do so for all shareholders. Shareholders who have previously opted to receive proxy materials in paper form will receive paper copies of the proxy materials in accordance with their instructions. Instructions on how to access the proxy materials on the Internet or how to request a paper or electronic copy of our proxy materials may be found in the Notice and below.

Q:
What proxy materials are available to shareholders?

A:
The Company has made available: (1) the Notice of 2018 Annual Meeting of Shareholders; (2) this Proxy Statement (including the proxy); and (3) the Company's Annual Report on Form 10-K, as amended, including the related management discussion & analysis, for the fiscal year ended December 31, 2017 ("Fiscal Year 2017") (collectively, the "proxy materials").

Q:
When was the Notice first mailed to shareholders?

A:
In order to comply with the rules under applicable U.S. and Canadian securities laws, the Company mailed the Notice to you twice. The Notice was first mailed to shareholders on or about May 18, 2018. The Notice was then mailed a second time to shareholders on or about May 29, 2018 and accompanied by a proxy or voting instruction form, as applicable, that can be used to vote your shares at the Meeting.

  Shareholders have the option of (1) accessing the proxy materials, including instructions on how to vote online, by telephone or by mail; or (2) requesting that the proxy materials be sent to the shareholders in paper form or electronically. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents to your home or business, and will also give you an electronic link to the proxy voting site.

Q:
How can I access the proxy materials on the Internet?

A:
The Notice contains instructions on how to view the proxy materials on the Internet, vote your shares online, by telephone or by mail, and obtain printed or electronic copies of the proxy materials. The proxy materials are available online at www.envisionreports.com/Aralez2018, on the EDGAR website maintained by the Securities and Exchange Commission (the "SEC") at www.sec.gov and on the SEDAR website maintained by the Canadian Securities Administrators ("CSA") at www.sedar.com.

Q:
How do I request paper copies of the proxy materials?

  The Notice contains instructions on how to request paper or electronic copies of the proxy materials. You must request a paper or electronic copy of the proxy materials by the deadline indicated in the Notice to ensure you receive them prior to the deadline for the submission of your voting instructions, which is 9:00 a.m. (Eastern Standard Time) on June 27, 2018.

Q:
Who is soliciting the proxies?

A:
The Board and management of Aralez are soliciting proxies for use at the Meeting, including any postponements or adjournments thereof. We intend to retain the services of MacKenzie Partners, Inc. to aid in the solicitation of proxies.

Q:
What proposals will be voted on at the Meeting?

A:
There are four proposals for which a vote is contemplated at the Meeting:

•
The election of seven directors to the Board, each of whom will serve until the next annual meeting of shareholders or until their successors are elected or appointed (Proposal 1);

•
The approval of the appointment of Ernst & Young LLP ("E&Y"), an independent registered public accounting firm, as the Company's auditors for the fiscal year ending December 31, 2018 ("Fiscal Year 2018") (Proposal 2);

•
The approval of the Amendment to the Amended and Restated 2016 Long-Term Incentive Plan to adopt a limit on the number of awards that may be granted to a non-employee director during any one calendar year (Proposal 3); and

•
A non-binding, advisory vote to approve our approach to the compensation of our named executive officers, as disclosed in this Proxy Statement ("say-on-pay") (Proposal 4).

  Shareholders will also consider and vote upon any other business properly brought before the Meeting or any adjournment or postponement thereof.

Q:
What are the Board's voting recommendations?

A:
The Board recommends that you vote all of your common shares ("Common Shares"):

•
FOR the election of each of the seven nominees named herein to the Board (Proposal 1);

•
FOR the approval of the appointment of E&Y, an independent registered public accounting firm, as the Company's auditors for Fiscal Year 2018 (Proposal 2);

  •
  FOR the approval of the Amendment to the Amended and Restated 2016 Long-Term Incentive Plan to adopt a limit on the number of awards that may be granted to a non-employee director during any one calendar year (Proposal 3); and

  •
  FOR the approval of the non-binding, advisory say-on-pay vote to approve our approach to the compensation of the Company's named executive officers, as disclosed in this Proxy Statement (Proposal 4).

Q:
What shares may I vote?

A:
You may vote all Common Shares that you owned as of the close of business on May 10, 2018 (the "Record Date"). These Common Shares include:

1.
those Common Shares held in your name as a "Registered Shareholder"; and

2.
those Common Shares held by you as a "Non-Registered Shareholder" through a bank, broker or other financial intermediary.

  Each Common Share is entitled to one vote for each of the proposals to be considered at the Meeting. The Company's authorized share capital consists of an unlimited number of Common Shares and an unlimited number of preferred shares. On the Record Date, there were 67,194,277 Common Shares issued and outstanding. No preferred shares are currently issued and outstanding.

  The holders of Common Shares are entitled to receive notice of any meeting of shareholders of the Company, and to attend and vote at those meetings, except those meetings at which holders of a specific class of shares are entitled to vote separately as a class under the British Columbia Business Corporations Act ("BCBCA").

Q:
What is the difference between holding Common Shares as a Registered Shareholder and as a Non-Registered Shareholder?

A:
Most Aralez shareholders hold their Common Shares through a bank, broker or other financial intermediary, as a Non-Registered Shareholder, rather than in their own name, as a Registered Shareholder. As summarized below, there are some distinctions between Common Shares held by Registered Shareholders and those held by Non-Registered Shareholders.

  Registered Shareholders

  If your Common Shares are registered in your name with Aralez's transfer agent, Computershare Investor Services Inc. (the "Transfer Agent"), or if you are registered as the holder of Common Shares in book-entry form, you are considered, with respect to those Common Shares, the Registered Shareholder, and we have delivered a Notice directly to you. As a Registered Shareholder, you have the right to attend the Meeting in person or to grant your proxy directly to the Named Proxies (as defined below) or any other person who will appear in person at the Meeting on your behalf. Voting by proxy means that you are giving the person or people named on your proxy form (your proxyholders) the authority to vote your Common Shares for you at the Meeting or any adjournment or postponement thereof. The Board has selected Adrian Adams and Andrew I. Koven (the "Named Proxies") to vote all Common Shares for which the Company has been appointed to act as proxy at the Meeting. The Named Proxies will vote any properly submitted proxy, if received in time and not revoked, at the Meeting according to your directions. The Named Proxies will vote any properly submitted proxy that fails to specify a choice on any proposal to be acted upon at the Meeting in accordance with the Board's voting recommendations (as described above in "What are the Board's voting recommendations?"), and, in the Named

  Proxies' discretion, FOR or AGAINST such other business as may properly come before the Meeting or any adjournment or postponement thereof.

  Registered Shareholders are requested to submit a proxy for their Common Shares, giving the Named Proxies the right to vote your Common Shares on your behalf. Alternatively, if you are a Registered Shareholder, you may also vote your Common Shares by proxy by appointing another person to attend the Meeting on your behalf and vote your Common Shares for you. This person does not have to be a shareholder, but must be present at the Meeting to vote your Common Shares. Make sure that the person you appoint is aware that he or she has been appointed as your proxy and attends the Meeting. At the Meeting, he or she should see a representative of the Transfer Agent.

  To be valid, your proxy must be received by the proxy department of the Transfer Agent by mail, on the Internet at www.investorvote.com or by telephone at 1-866-732-VOTE (8683) not later 9:00 a.m. (Eastern Standard Time) on June 27, 2018, or if the Meeting is adjourned or postponed, not less than two business days before the time of any such adjourned or postponed Meeting. Failure to properly complete or submit a proxy may result in its invalidation. See "How can I vote my Common Shares without attending the Meeting?" for more information.

  Non-Registered Shareholders

  If you hold your Common Shares through a bank, broker or other financial intermediary, you are considered, with respect to those Common Shares, the Non-Registered Shareholder, and your bank, broker or other financial intermediary is forwarding the Notice to you. Your bank, broker or other financial intermediary is considered, with respect to those Common Shares, the Registered Shareholder. As the beneficial owner of the Common Shares, you have the right to direct your bank, broker or other financial intermediary to vote your Common Shares according to your instructions (see "How can I vote my Common Shares without attending the Meeting?" for more information), but because you are not the Registered Shareholder, you may not vote these Common Shares in person at the Meeting unless you obtain a signed proxy from the Registered Shareholder giving you the right to vote your Common Shares. In most cases, your bank, broker or other financial intermediary will provide you with instructions on how to vote your Common Shares by telephone, on the Internet or by mail, in each case not later than 9:00 a.m. (Eastern Standard Time) on June 27, 2018, or if the Meeting is adjourned or postponed, not less than two business days before the time of any such adjourned or postponed meeting. Please consult your bank, broker or other financial intermediary to ensure your vote is received in advance of the above noted voting deadline.

  The Company will pay for the cost of intermediaries to deliver the Notice, and if, requested, printed proxy materials (including a voting instruction form) to Non-Registered Shareholders (both objecting beneficial owners and non-objecting beneficial owners). The Company will not reimburse shareholders, nominees or agents for the cost incurred in obtaining authorization to execute forms of proxy from their principals or beneficial owners.

  Non-Registered Shareholders who receive a voting instruction form should carefully follow the instructions provided to ensure their vote is counted and received in advance of the voting deadline.

Q:
May I attend the Meeting in person?

A:
You are invited to attend the Meeting in person and we encourage all shareholders of Aralez to attend the Meeting.

  All shareholders attending the Meeting will be asked to present a form of photo identification, such as a driver's license, in order to be admitted to the Meeting.

Q:
How can I vote my Common Shares in person at the Meeting?

A:
You may vote Common Shares you hold in your name as the Registered Shareholder in person at the Meeting. If you choose to do so, you do not need to submit a proxy, but you should see a representative of the Transfer Agent at the Meeting. Voting in person at the Meeting will revoke any proxy you submitted earlier upon your request.

  If you hold your Common Shares through a bank, broker or other financial intermediary as a Non-Registered Shareholder, you may vote the Common Shares in person at the Meeting only if you have obtained a signed proxy from your bank, broker or other financial intermediary (i.e., the Registered Shareholder) giving you the right to vote your Common Shares. Any Non-Registered Shareholder who wishes to vote his or her Common Shares in person at the Meeting, should follow the instructions included in the voting instruction form provided by your bank, broker or other financial intermediary, and see a representative of the Transfer Agent at the Meeting.

  Even if you plan to attend the Meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the Meeting. Submitting your proxy now will not prevent you from voting your Common Shares in person at the Meeting if you desire to do so, as your proxy is revocable at your option.

Q:
How can I vote my Common Shares without attending the Meeting?

A:
Whether you hold Common Shares as a Registered Shareholder or as a Non-Registered Shareholder, you may direct your vote without attending the Meeting.

  If you hold your Common Shares as a Registered Shareholder, you may vote by granting a proxy through one of the following methods:

  By Mail—You may vote your Common Shares by signing and dating each proxy that you receive and returning it by 9:00 a.m. (Eastern Standard Time) on June 27, 2018 to the Transfer Agent. If you provide specific voting instructions, your Common Shares will be voted as you instruct at the Meeting. If you sign your proxy but do not provide instructions, your Common Shares will be voted in accordance with the Board's recommendations. See "What are the Board's voting recommendations?" for more information.

  On the Internet—You may vote your Common Shares online at www.investorvote.com, by following the instructions provided in the Notice and the proxy. Voting on the Internet has the same effect as voting by mail. If you vote on the Internet, you do not need to return a proxy by mail. Internet voting will be available until 9:00 a.m. on June 27, 2018.

  By Telephone—You may vote your Common Shares over the phone, by dialing 1-866-732-VOTE(8683) and following the instructions. Voting by telephone has the same effect as voting by mail. If you vote by telephone, you do not need to return a proxy by mail. Telephone voting will be available until 9:00 a.m. on June 27, 2018.

  If you hold Common Shares as a Non-Registered Shareholder, you may instruct your bank, broker or other financial intermediary to vote your Common Shares by following the instructions provided by them in the voting instruction form. Most intermediaries offer voting by mail, by telephone and on the Internet.

Q:
Can Registered Shareholders revoke their proxy or change their vote?

A:
A Registered Shareholder may revoke a previously submitted proxy at any time before it has been exercised by:

•
timely submitting a proxy by mail, Internet or telephone that is dated later than the proxy you are revoking, but received before 9:00 a.m. (Eastern Standard Time) on June 27, 2018, or if the Meeting is adjourned or postponed, not less than two business days before the time of any such adjourned or postponed Meeting;

•
sending a revocation notice in writing to the Corporate Secretary of the Company at its registered office, which is located at 666 Burrard Street, Suite 1700, Vancouver, British Columbia, V6C 2X8, so that it is received at any time up to and including the last business day before the date of the Meeting. The notice can be from the shareholder or the attorney of such shareholder, duly authorized in writing; or

•
attending the Meeting, providing a revocation notice to the chairperson of the Meeting before any vote in respect of which the proxy has been given, and casting your vote at the Meeting.

Q:
Can Non-Registered Shareholders change their vote?

A:
A Non-Registered Shareholder may change or revoke any prior voting instructions by contacting the bank, broker or other financial intermediary that holds their Common Shares and following the instructions provided by such intermediary in sufficient time prior to the Meeting.

Q:
How are votes counted?

A:
For Proposal 1 (the election of directors), you may vote "FOR" or "WITHHOLD" for each of the nominees to the Board.

  For Proposal 2 (the approval of E&Y, an independent registered public accounting firm, as the Company's auditors for Fiscal Year 2018), you may vote "FOR" or "WITHHOLD".

  For Proposal 3 (the approval of the Amendment to the Amended and Restated 2016 Long-Term Incentive Plan), you may vote "FOR", "AGAINST" or "ABSTAIN."

  For Proposal 4 (the non-binding, advisory say-on-pay vote), you may vote "FOR", "AGAINST" or "ABSTAIN".

  For abstentions, see "What happens if I abstain from voting on Proposal 3 and/or Proposal 4" for more information.

  If you are a Registered Shareholder and you properly submit your proxy with no voting instructions, the Named Proxies will vote your Common Shares in accordance with the Board's recommendation on each of the proposals. See "What are the Board's voting recommendations?" for more information.

  If you hold your Common Shares as a Non-Registered Shareholder and you have not provided voting instructions to your bank, broker or other financial intermediary, such intermediary will not have discretionary authority to vote your Common Shares in the election of directors (Proposal 1), the vote to approve the Amendment to the Amended and Restated 2016 Long-Term Incentive Plan (Proposal 3) or the non-binding, advisory say-on-pay vote (Proposal 4), resulting in a "broker-non-vote" with respect to these matters. However, most intermediaries do have the authority to exercise discretion to vote your Common Shares with respect to the approval of E&Y, an independent registered public accounting firm, as the Company's auditors for Fiscal Year 2018 (Proposal 2). See "What is a broker non-vote?" for more information.

Q:
What is the quorum requirement for the Meeting?

A:
Business may only be transacted at the Meeting if a quorum is present. Under the Company's Articles, two persons who are, or who represent by proxy, shareholders who in the aggregate hold at least fifty percent (50%) of the issued and outstanding Common Shares entitled to vote at a meeting of shareholders constitute a quorum. Abstentions and "broker non-votes" (described below) will be counted as present and entitled to vote for purposes of determining a quorum.

Q:
What is the voting requirement to approve each of the proposals?

A:
A plurality of the votes duly cast in person or by proxy by the shareholders at the Meeting with respect to each director is required for the election of each director. However, pursuant to the Company's Majority Voting Policy, if, in an uncontested election of directors, any of the nominees named in this Proxy Statement do not receive at least a majority of the votes cast (including votes cast FOR and votes cast WITHHOLD), such director will be required to promptly tender his resignation for consideration by the Board. The Company's Majority Voting Policy is described in more detail under the heading "Proposal 1—Election of Directors."

  Proposal 2 (the approval of E&Y, an independent registered public accounting firm, as the Company's auditors for Fiscal Year 2018), and Proposal 3 (the approval of the Amendment to the Amended and Restated 2016 Long-Term Incentive Plan) are considered ordinary resolutions. Ordinary resolutions are passed by a simple majority of votes, such that if more than half of the votes that are cast are cast in favor, the resolution passes.

  Due to the non-binding, advisory nature of the say-on-pay vote (Proposal 4), there is no minimum vote requirement for this matter. However, this proposal will be considered to have passed with the affirmative vote of a majority of the votes cast by the shareholders that are present or represented by proxy at the Meeting and entitled to vote.

Q:
What happens if I abstain from voting on Proposal 3 and/or Proposal 4?

A:
If a proxy is properly submitted and the shareholder has explicitly abstained from voting on Proposal 3 and/or Proposal 4, the Common Shares represented by such proxy will be considered present at the Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore will have no effect on the outcome of any proposal.

Q:
What is a "broker non-vote"?

A:
A "broker non-vote" occurs when a bank, broker or other financial intermediary submits a proxy that does not indicate a vote for one or more of the proposals because the intermediary has not received instructions from the Non-Registered Shareholder of the Common Shares on how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions.

  Intermediaries typically do not have discretionary authority to vote on "non-routine" matters. Under certain rules of the New York Stock Exchange (the "NYSE Rules") that apply to all NYSE-licensed intermediaries who have record ownership of listed company stock (including stock such as our Common Shares that are listed on Nasdaq), these NYSE-licensed intermediaries have discretionary authority to vote on "routine" matters when they have not received timely voting instructions from the Non-Registered Shareholder. Proposal 2 (the approval of E&Y, an independent registered public accounting firm, as the Company's auditors for Fiscal Year 2018) is considered a "routine" matter under the NYSE Rules. Proposal 1 (election of directors), Proposal 3 (the approval of the Amendment to the Amended and Restated 2016 Long-Term Incentive Plan), and Proposal 4 (the non-binding, advisory say-on-pay vote) are each considered "non-routine" matters on which the intermediaries do not have discretionary authority to vote, resulting in a "broker non-vote" in the event these NYSE-licensed intermediaries have not received timely voting instructions from the Non-Registered Shareholder.

  Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Meeting, but because they are not votes that are cast, they will have no effect on the outcome of Proposals 1, 3 or 4.

Q:
Will I have rights of dissent?

A:
No rights of dissent are available under the laws of the Province of British Columbia, Canada or our Articles to any shareholder with respect to any of the proposals.

Q:
What does it mean if I receive more than one proxy or voting instruction form?

A:
It means your Common Shares are registered differently or are held in more than one account. Please provide voting instructions for all proxies and voting instruction forms you receive.

Q:
Who will bear the cost of soliciting votes for the Meeting?

A:
Aralez is paying the costs of the solicitation of proxies. The solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We intend to retain the services of MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $12,500 plus expenses payable by the Company. MacKenzie Partners, Inc. currently expects that approximately 12 of its employees will assist in the solicitation. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding the Notice, and any printed proxy materials that are specifically requested by shareholders, and any other solicitation materials to shareholders.

Q:
Where can I find the voting results of the Meeting?

A:
We will announce preliminary voting results at the Meeting and publish final voting results in a press release following the Meeting and also in a Current Report on Form 8-K filed with the SEC and a Voting Results Report pursuant to, and in accordance with, Section 11.3 of National Instrument 51-102—Continuous Disclosure Obligations following the Meeting.

Additional Q&A information regarding the Meeting and shareholder proposals may be found on page 90.

EXPLANATORY NOTE

        On June 8, 2015, POZEN Inc., a Delaware corporation ("Pozen"), entered into an Agreement and Plan of Merger and Arrangement (the "Merger Agreement"), among Tribute Pharmaceuticals Canada Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (now known as Aralez Pharmaceuticals Canada Inc.) ("Tribute"), Aguono Limited (which was renamed Aralez Pharmaceuticals Limited and subsequently renamed Aralez Pharmaceuticals plc in connection with its re-registration as a public limited company), a limited company incorporated in Ireland ("Former Parent"), Trafwell Limited, a private limited company incorporated in Ireland, ARLZ US Acquisition Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of Former Parent, and ARLZ CA Acquisition Corp., a corporation incorporated under the laws of the Province of Ontario and a wholly-owned subsidiary of Former Parent ("Can Merger Sub") in order to effectuate the merger of Pozen and Tribute. On December 7, 2015, the Merger Agreement was amended, pursuant to which, among other things, (i) Aralez replaced Former Parent as a party to the Merger Agreement, whereby, after giving effect to the merger transactions, Aralez would be the ultimate parent company of the combined companies, (ii) ARLZ US Acquisition II Corp., a corporation formed under the laws of the State of Delaware, would be merged with and into Pozen, with Pozen continuing as the surviving corporation and an indirect wholly-owned subsidiary of Aralez, and (iii) Can Merger Sub and Tribute would amalgamate, with the separate legal existence of Can Merger Sub ceasing and Tribute and Can Merger Sub continuing as one corporation and as a wholly-owned subsidiary of Aralez.

        On February 5, 2016, pursuant to the Merger Agreement, Aralez completed the acquisition of Tribute by way of a court approved plan of arrangement in a share transaction with an approximate purchase price of $138 million made up of (i) approximately $115 million related to Tribute common shares, equity awards and certain warrants outstanding and (ii) approximately $23 million in repayments of Tribute indebtedness. In connection with the transaction, Pozen and Tribute were combined under and became subsidiaries of Aralez, with Pozen treated as the acquiring company for accounting purposes (the "Tribute Transaction"). As a result of the merger, each share of Pozen common stock outstanding immediately prior to the effective time of the merger was converted into one Aralez Common Share. Pursuant to the arrangement, each outstanding Tribute common share was exchanged for 0.1455 of an Aralez Common Share. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Aralez is the successor issuer to Pozen.

        Unless we specify otherwise, all references in this Proxy Statement to "we," "our," "us," "the Company" and "our company" refer to Aralez Pharmaceuticals Inc. and/or our predecessor, Pozen, prior to the Tribute Transaction, as the context requires.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The Board in General

        The Board is currently comprised of seven directors, each of whose current term of office as a director expires at the Meeting. The Board is responsible for nominating directors for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders.

        Biographical information for each of our directors as of the date of this Proxy Statement is provided below. There are no familial relationships among any of the executive officers and directors of the Company.

Name	Position with the Company	Age	Director Since	Residence
Adrian Adams	Director and Chief Executive Officer	67	2015	Pennsylvania, USA
Neal F. Fowler	Director	56	2016	North Carolina, USA
Rob Harris	Director	63	2016	Ontario, Canada
Arthur S. Kirsch	Director and Chairperson of the Board	66	2016	New York, USA
Kenneth B. Lee, Jr.	Director	70	2016	North Carolina, USA
Seth A. Rudnick, M.D.	Director	69	2016	North Carolina, USA
F. Martin Thrasher	Director	67	2016	Ontario, Canada

        Adrian Adams has been our Chief Executive Officer since February 2016, and has been a director of the Company since December 2015 and Chairperson of the Transaction Committee since November 2016. From May 2015 to February 2016, Mr. Adams was the Chief Executive Officer and a director of Pozen, and served as a consultant to Pozen from April 2015 to May 2015. Previously, Mr. Adams served as Chief Executive Officer and President and as a director of Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from December 2011 until January 2015, when it was acquired by Endo International plc. Mr. Adams served as the Chairperson and Chief Executive Officer of and a director of Neurologix, Inc. ("Neurologix"), a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to November 2011. Before Neurologix, Mr. Adams served as President, Chief Executive Officer and a director of Inspire Pharmaceuticals, Inc., a specialty pharmaceutical company, from February 2010 until May 2011, when it was acquired by Merck & Co., Inc. Previously, Mr. Adams served as President and Chief Executive Officer of Sepracor Inc. ("Sepracor"), a specialty pharmaceutical company, from March 2007 and May 2007, respectively, until February 2010, when Sepracor was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to his appointment as Chief Executive Officer of Sepracor, Mr. Adams served as its Chief Operating Officer. Prior to joining Sepracor, Mr. Adams served as the President and Chief Executive Officer of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2002 until its acquisition by Abbott Laboratories in December 2006. Mr. Adams has also held general management and senior international and national marketing positions at SmithKline Beecham, Novartis and ICI (now part of AstraZeneca). Mr. Adams has served as Chairperson of the board of directors of AcelRx Pharmaceuticals, Inc. since February 2013 and served on the board of directors of Amylin Pharmaceuticals, Inc. from October 2007 to August 2012. Mr. Adams graduated from the Royal Institute of Chemistry at Salford University in the U.K.

        Mr. Adams is a highly qualified pharmaceutical executive who brings to the Board over 30 years of experience in the industry. Mr. Adams has extensive national and international experience and has been instrumental in launching major global brands in addition to driving successful corporate development activities encapsulating financing, product and company acquisitions, in-licensing and company M&A activities.

        Neal F. Fowler has been a director of the Company since February 2016, and was previously a director of Pozen from 2010 to February 2016. Mr. Fowler is Chief Executive Officer of Liquidia Technologies Inc. ("Liquidia"), a biomedicines company, and has served in that capacity since 2008.

Mr. Fowler is also a co-founder of Envisia Therapeutics Inc. ("Envisia"), an ophthalmology spin-out of Liquidia, and concurrently served as Chief Executive Officer of Envisia from its launch in 2013 through 2015. Mr. Fowler joined Liquidia in 2008 after seven years at Johnson & Johnson. While at Johnson & Johnson, he served as President of Centocor, Inc. ("Centocor"), a multi-billion dollar subsidiary focused on development and commercialization of industry leading biomedicines used in the treatment of chronic inflammatory diseases. Prior to Centocor, Mr. Fowler was President of Ortho-McNeil Neurologics Inc. and Vice President of the central nervous system franchise at Ortho-McNeil Pharmaceuticals. Mr. Fowler joined Johnson & Johnson after a 13-year career at Eli Lilly and Company where he held a variety of sales, marketing and business development roles with increasing responsibilities in both the pharmaceutical and medical device divisions. Mr. Fowler is a native of Raleigh, NC and received a Bachelor of Science degree in Pharmacy and Masters of Business Administration from the University of North Carolina at Chapel Hill (UNC-CH).

        Mr. Fowler brings to the Board his extensive background in the pharmaceutical industry acquired through a variety of senior positions at several large pharmaceutical companies. He is currently chief executive officer at Liquidia, a position which has provided him with experience in running an emerging growth company.

        Rob Harris has been a director of the Company since February 2016. He previously served as President, Chief Executive Officer and a director of Tribute from December 2011 to February 2016. Mr. Harris founded Tribute Pharma, which later became Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Canada Ltd. in November 2005. Tribute acquired both Tribute Pharma Canada Inc. and Tribute Pharmaceuticals Canada Ltd. in December 2011. Mr. Harris was formerly the President and CEO of Legacy Pharmaceuticals Inc. from September 2004 to October 2005. As the VP of Business Development at Biovail Corporation ("Biovail") from October 1997 to September 2004, Mr. Harris was involved in, led and successfully concluded numerous business development transactions, including the licensing of new chemical entities, the acquisition of mature products, the completion of co-promotion deals, distribution agreements, product development and reformulation transactions. Mr. Harris joined Biovail in 1997 as the GM of Biovail Pharmaceuticals Canada at a time when the company experienced rapid growth in the Canadian division. Before Biovail, Mr. Harris worked in various senior commercial management positions during his twenty-year tenure at Wyeth (Ayerst) from 1977 to 1997 and has been involved in numerous product launches during his career. Mr. Harris currently serves on the boards of directors of GreyWolf Animal Health Company and CannaRoyalty, both since December 2016, and Nuvo Pharmaceuticals Inc., since May 2017.

        Mr. Harris brings to the Board over 35 years of pharmaceutical industry experience in both Canada and the United States in sales, marketing, business development and general management.

        Arthur S. Kirsch has been a director of the Company, Chairperson of the Board, and Chairperson of the Audit Committee since February 2016. Previously, he was a director of Pozen from 2004 to February 2016. Mr. Kirsch has been Senior Advisor at GCA, LLC (formerly GCA Savvian, LLC), an investment bank, since June 2005. Mr. Kirsch was a Managing Director of Vector Securities, LLC, an investment and merchant banking firm, from 2001 to May 2005. He was a Managing Director and Head of Healthcare Research and Capital Markets of Prudential Vector Healthcare Group, a unit of Prudential Securities, Inc., a full-service brokerage firm, from 1999 to 2001. Mr. Kirsch was the Director, Equity Research of Vector Securities International, Inc., an investment banking firm, from 1995 to 1999. He served as a director of Immunomedics, Inc., a publicly-traded biopharmaceutical company, from August 2015 until October 2016. He currently serves as a director of Liquidia, since December, 2016.

        Mr. Kirsch has over 30 years of experience working in equity capital markets and has extensive knowledge of the healthcare and life sciences field. Mr. Kirsch, who has spent the majority of his career in investment banking with a focus on the healthcare industry, brings both financial and industry expertise to the Board.

        Kenneth B. Lee, Jr. has been a director of the Company and Chairperson of the Compensation Committee since February 2016. Previously, he was a director of Pozen from 2002 to February 2016, and from 2002 was also Pozen's lead Independent Director. Since June 2002 he has been an independent consultant and general partner of Hatteras Venture Partners (formerly Hatteras BioCapital, LLC and BioVista Capital, LLC), and the general partner of Hatteras BioCapital Fund, L.P., a venture capital fund focusing on life sciences companies, since 2003. Mr. Lee was President of A.M. Pappas & Associates, a venture capital firm, between January 2002 and June 2002. He was a Partner of Ernst & Young LLP from 1982 through 2000, and was the National Director of the Life Sciences Practice for the firm. He was a Partner of Ernst & Young Corporate Finance LLC from 2000 to 2001, where he served as the Managing Director of Ernst & Young's Health Sciences Corporate Finance Group from 2000 to 2001. Mr. Lee has served on the board of directors of Biocryst Pharmaceuticals, Inc., a public company, since 2011, and is currently Chairperson of the audit committee and Chairperson of the finance committee. He has also served on the board of directors of Eyenovia Inc., a public company, since March 2018 and is currently Chairperson of the audit committee. Mr. Lee is also a director of Clinipace Worldwide, a privately held company. Previously, he served on the boards of directors of CV Therapeutics, Inc., for which he served as lead independent director and Chairperson of the audit committee and a member of the compensation committee, Abgenix, Inc., for which he served on the audit committee and the compensation committee, OSI Pharmaceuticals, for which he served as a member of the audit committee, Inspire Pharmaceuticals Inc., for which he served as Chairperson of the board of directors, and Chairperson of the audit committee and a member of the compensation committee and finance committee, and Maxygen, Inc., for which he served as Chairperson of the audit committee and a member of the nominating/governance committee and the compensation committee. Mr. Lee served as a member of the executive committee of the board of directors of the North Carolina Biotechnology Industry Organization and as a member of the board of directors of Ibiliti, a nonprofit organization dedicated to building and expanding networks of resources for advanced medical technology companies. Mr. Lee is also a co-founder of the National Conference on Biotechnology Ventures.

        Mr. Lee brings his extensive accounting and financial background to the Board, as well as expertise in the life sciences industry from his experience as a general partner of several venture capital funds specializing in life sciences. He has also served and is serving on the boards and audit committees of several public pharmaceutical companies similar in size to the Company, including serving as Chairperson of the board of directors of Biocryst Pharmaceuticals, Inc.

        Seth A. Rudnick, M.D. has been a director of the Company and Chairperson of the Nominating/Corporate Governance Committee since February 2016. Previously, he was a director of Pozen from 2011 to February 2016. Dr. Rudnick was a venture partner and previously general partner at Canaan Partners, a venture capital firm, from 1998 to December 2014. Formerly, Dr. Rudnick was the Chief Executive Officer and Chairperson of CytoTherapeutics Inc., a company developing stem cell-based therapies, from 1991 to 1998. He helped found and served as the Head of Research and Development for Ortho Biotech, a division of Johnson & Johnson, focusing on cancer and chronic illnesses from 1986 to 1991. He currently serves on the boards of directors of the following privately held biotechnology companies: Liquidia, for which he serves as Chairperson, and G1 Therapeutics, for which he serves as Chairperson. Dr. Rudnick also served on the board of directors of Square 1 Financial, Inc., a public financial services company, from 2012 to October 2015. Currently he is a Clinical Adjunct Professor of Medicine at University of North Carolina, Chapel Hill.

        Dr. Rudnick brings to the Board deep operational experience in the pharmaceutical and biotechnology industries acquired through a variety of senior research and development positions in several large and mid-size pharmaceutical companies and as Chief Executive Officer, and Chairperson of CytoTherapeutics, Inc., Chairperson of Liquidia Technologies, Inc. and Executive Chairperson of GI Therapeutics. Dr. Rudnick retired from Canaan Partners, a global venture capital firm with significant investments in the healthcare sector, where he served as general venture partner from 1998 to 2013, which provided him with significant experience in and insight into life sciences investments.

        F. Martin Thrasher has been a director of the Company since February 2016. Previously, he was a director of Tribute from 2009 to February 2016. Mr. Thrasher is a seasoned international executive. After graduating from the Richard Ivey School of Business in London, Ontario, Mr. Thrasher spent over 30 years working around the globe for companies such as General Foods from 1973 to 1977, McCormick & Co from 1977 to 1988, Campbell Soup Co. from 1988 to 2001 and ConAgra Foods Inc. from 2001 to 2004. He has served as President of FMT Consultants LLC since 2004. Mr. Thrasher has lived and worked in Canada, Australia, Belgium and the U.S. His responsibilities with Campbell Soup Co. included positions as President, International Grocery and President, North America Grocery. At ConAgra Foods Inc., he was President of the Retail Products Co, a $9 billion business with over 30,000 employees. Mr. Thrasher has been President of FMT Consulting, a boutique advisory and consulting firm since August 2004. In this capacity, he has served in a number of interim CEO and Executive Chairperson positions in Canada and the United States. Mr. Thrasher currently serves on the boards of directors of several privately held companies including NATT Tools Group Inc. and Race Roster, both since 2016, and Trudell Medical International, since 2017. He also served on the board of directors of Legumex Walker Inc., from 2011 to 2015.

        Mr. Thrasher brings to the Board extensive international business experience acquired from his time serving at several Fortune 500 companies. He has led large, complex organizations and overseen a variety of mergers and acquistions. Mr. Thrasher also has broad board experience having served on a number of private and public company boards.

Corporate Governance Overview

        We have adopted policies and procedures that we believe will be of value to our shareholders and will positively aid in the governance of the Company. In addition to the compensation-related actions we have taken which are described in the "Compensation Discussion and Analysis" section of this Proxy Statement, we have adopted corporate governance practices, which we believe are beneficial to our shareholders, including, without limitation, annual director elections, robust corporate governance guidelines, a diversity policy, and a majority voting policy. We have also elected not to adopt a shareholder rights plan at this time, but may do so in the future.

Corporate Governance Guidelines

        As described in the Company's Corporate Governance Guidelines, the Board is responsible for supervising the management of the Company's business and affairs. The Board's key responsibilities relate to the stewardship of management, generally through the Chief Executive Officer, to pursue the best interests of the Company, and include the following, among others:

  •
  review and approval of the adoption of the strategic plan and, in relation thereto, approval of annual business and capital plans and policies and processes generated by management relating to the authorization of major investments and significant allocations of capital;

  •
  supervision of senior management and succession planning, including the appointment of the Chief Executive Officer and the Chairperson of the Board, and ensuring that other executives are in place for sound management;

  •
  ensuring that the Company has policies in accordance with the guidance set out under applicable U.S. and Canadian securities laws;

  •
  ensuring that the Company has risk management systems in place and also ensuring that the appropriate internal controls and corporate governance policies are in place;

  •
  ensuring a business ethics, compliance and corporate governance mindset and creation of a culture of integrity throughout the organization; and

  •
  review of the Company's Code of Business Conduct and Ethics (the "Code of Conduct") from time to time and the implementation procedures to ensure compliance with the Code of Conduct.

        The Board is entitled to engage outside advisers, at the Company's expense, where, in the view of the Board, additional expertise or advice is required.

        For a complete description of the Corporate Governance Guidelines, which function as the mandate for the Board, shareholders should refer to Annex B to this Proxy Statement.

Board Leadership Structure

        The Company maintains separate Chairperson of the Board and Chief Executive Officer positions, which allows the Board to be more effective in overseeing the Company's affairs and holding management accountable for the Company's activities. Having an independent Chairperson fosters strong leadership and healthy discussion and avoids the potential for any conflict of interest. However, the Board believes that the Company and its shareholders are best served by maintaining flexibility to have any director serve as Chairperson and therefore believes that a permanent policy on whether the Chairperson and Chief Executive Officer positions should be separated or combined is not appropriate.

        The Board has adopted a written position description for the Chairperson of the Board setting out the Chairperson's responsibilities, including leadership and governance of the Board, the promotion of corporate social responsibility, the facilitation of shareholder meetings, and the oversight of committees of the Board. The primary functions of the Chief Executive Officer are to lead the management of the Company's business and affairs, and to lead the implementation of the resolutions and the policies of the Board. As set out in the Chief Executive Officer's position description approved by the Board, the duties and responsibilities of the Chief Executive Officer include leadership and governance, strategic planning, business organization and development, and risk management and disclosure, among others.

        As discussed below, the Board has adopted charters for each of its committees. These charters set out, among other things, the duties and responsibilities of the respective committees. The Board has also adopted written position descriptions for the Chairperson of each of the respective committees of the Board.

Board Oversight of Risk

        The Board carries out its risk oversight function both as a whole and through delegation of certain risk management oversight responsibilities to the committees of the Board, which report regularly to the Board. The Audit Committee has primary responsibility for overseeing enterprise risk management; however, the other committees of the Board also consider risk within their areas of responsibility. For example, the Nominating/Corporate Governance Committee monitors legal and regulatory compliance risks as they relate to corporate governance structure and processes, and the Compensation Committee reviews compensation programs and arrangements to assure that they do not encourage excessive risk taking for compensation purposes. The committee Chairpersons regularly apprise the Board of significant risks and management's response to those risks. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Director Independence

        The Board has determined that five of the seven incumbent directors (or 71% of the Board) have no material relationship with the Company, either directly or indirectly, and are "independent" within the meaning of the applicable Nasdaq listing standards and National Instrument 58-101—Disclosure of Corporate Governance Practices ("NI 58-101") (such directors, the "Independent Directors"). Specifically, the Board has identified each of the members of the Board, with the exception of Mr. Adams, who serves as our Chief Executive Officer, and Mr. Harris, who previously served as

President and Chief Executive Officer of Tribute, as independent for the purposes of the applicable Nasdaq listing standards and NI 58-101.

        The Independent Directors have the opportunity to meet in-camera at each quarterly meeting or more frequently as they deem necessary. These executive sessions of the Independent Directors are currently presided over by the Chairperson of the Board.

Director Compensation

        The directors' compensation program is designed to attract and retain qualified individuals to serve on the Board. See "Executive and Director Compensation—Director Compensation" for details regarding the Company's director compensation program.

Committees of the Board

        The Board has the following four committees: (1) Audit Committee, (2) Compensation Committee, (3) Nominating/Corporate Governance Committee, and (4) Transaction Committee. The Board has adopted a written charter for each of these committees. The committee charters are posted on our corporate website at www.aralez.com.

        Each of the committee charters generally provides that the committee will be granted unrestricted access to all information regarding the Company that is necessary or desirable to fulfill its duties and all directors, officers and employees of the Company will be directed to cooperate as requested by the members of the committee. In addition, each committee has the authority to retain, at the Company's expense, independent legal, financial and other advisors, consultants and experts, to assist the committee in fulfilling its duties and responsibilities, including authority to retain and to approve any such firm's fees and other retention terms.

        Below is a description of the duties and composition of each standing committee of the Board.

Audit Committee

        The Company has a separately designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act and National Instrument 52-110—Audit Committees ("NI 52-110"). The current members of the Audit Committee are Mr. Kirsch, who serves as Chairperson, Mr. Lee and Mr. Thrasher. The Board has determined that each of the members of the Audit Committee is independent as defined by the applicable Nasdaq listing standards, the SEC rules applicable to audit committee members and within the meaning of NI 52-110. Each of the Audit Committee members is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and has an understanding of the accounting principles used to prepare financial statements, as well as an understanding of the internal controls and procedures necessary for financial reporting. See "—The Board in General" above for the relevant education and experience of each current member of the Audit Committee. The Board has also determined that each member of the Audit Committee qualifies as an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K.

        The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent registered public accounting firm. The Audit Committee provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board. The Audit Committee meets regularly with our independent registered public accounting firm without management present, and from time to time with management in separate private sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. The Audit Committee also oversees our whistleblower policy for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters. In addition, the Audit Committee assists the Board in its oversight role by providing quarterly reports regarding our risk and control environment to the Board.

        The foregoing description of the responsibilities of the Audit Committee is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Audit Committee's charter, a copy of which is set out in Annex C to this Proxy Statement and posted on our website at www.aralez.com.

Compensation Committee

        The current members of the Compensation Committee are Mr. Lee, who serves as Chairperson, Mr. Fowler and Dr. Rudnick. Each of the current members of the Compensation Committee is independent as defined by the applicable Nasdaq listing standards and within the meaning of NI 58-101.

        Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee's principal responsibilities include reviewing our overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the Company's compensation policies and practices to determine whether these policies and practices create incentives for a particular employee group to take actions which could put the Company at undue risk, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the Compensation Discussion and Analysis included in this Proxy Statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans.

        To assist in its efforts to meet the objectives and responsibilities outlined above, the Compensation Committee has retained an executive compensation consultant. During Fiscal Year 2017, the Compensation Committee retained Radford, an Aon Hewitt Company, and nationally known executive compensation and benefits consulting firm, to advise it on various matters related to executive and director compensation and compensation programs.

        The foregoing description of the responsibilities of the Compensation Committee is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Compensation Committee's charter, a copy of which is posted on our website at www.aralez.com.

Nominating/Corporate Governance Committee

        The current members of the Nominating/Corporate Governance Committee are Dr. Rudnick, who serves as Chairperson, Mr. Fowler, Mr. Kirsch and Mr. Thrasher. Each of the members of the Nominating/Corporate Governance Committee is independent as defined by the applicable Nasdaq listing standards and within the meaning of NI 58-101.

        The Nominating/Corporate Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Nominating/Corporate Governance Committee: (i) evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; (ii) oversees compliance with our Code of Conduct; (iii) reviews and approves related party transactions; (iv) recommends and advises the Board on certain other corporate governance matters; and (v) oversees the Board's performance evaluation process.

        The foregoing description of the responsibilities of the Nominating/Corporate Governance Committee is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Nominating/Corporate Governance Committee's charter, a copy of which is posted on our website at www.aralez.com.

Transaction Committee

        The current members of the Transaction Committee are Mr. Adams, who serves as Chairperson, Mr. Harris and Mr. Kirsch.

        The Transaction Committee's principal activities include, among others, reviewing and evaluating potential strategic business development and licensing transactions of the Company, overseeing strategic transactions, facilitating the negotiation and/or consummation of the terms of any proposed strategic transaction, and approval of any strategic transaction that falls within the scope of the Transaction Committee's authority in respect of business development strategy and which the Transaction Committee believes to be in the best interest of the Company.

        The foregoing description of the responsibilities of the Transaction Committee is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Transaction Committee's charter, a copy of which is posted on our website at www.aralez.com.

Other Committees

        The Board may establish other committees as it deems necessary or appropriate from time to time.

Board Meetings and Attendance During Fiscal Year 2017

        The Board held a total of 23 meetings during Fiscal Year 2017 to, among other things, review significant developments affecting the Company, engage in strategic planning, and act on matters requiring approval from the Board.

        The following chart sets out the number and percentage of meetings attended by the Board during Fiscal Year 2017:

Director	Board	Audit Committee	Compensation Committee	Nominating/ Corporate Governance Committee	Transaction Committee	Total
Adrian Adams	22/22(1) (100)%				9/9 (100)%	31/31 (100)%
Neal F. Fowler	20/23 (87)%		8/10 (80)%	2/3 (67)%		30/36 (83)%
Rob Harris	23/23 (100)%				9/9 (100)%	32/32 (100)%
Arthur S. Kirsch	23/23 (100)%	4/4 (100)%		3/3 (100)%	9/9 (100)%	39/39 (100)%
Kenneth B. Lee, Jr.	21/23 (91)%	4/4 (100)%	10/10 (100)%			35/37 (95)%
Seth A. Rudnick, M.D.	21/23 (91)%		10/10 (100)%	3/3 (100)%		34/36 (94)%
F. Martin Thrasher	23/23 (100)%	4/4 (100)%		3/3 (100)%		30/30 (100)%

(1)
One of the Board meetings was an in-camera meeting without management present. For purposes of this chart, this meeting has been removed from the total number of Board meetings as applicable to Mr. Adams.

Director Attendance at Annual Shareholders' Meetings

        The Board encourages all directors to make attendance at all annual meetings of shareholders a priority. All of the Board members named in this Proxy Statement attended the Company's 2017 annual and special meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

        During Fiscal Year 2017, the members of the Compensation Committee were Messrs. Lee, Aryeh (who resigned from the Board effective June 7, 2017) and Fowler and Dr. Rudnick. None of these individuals ever served as an officer or employee of the Company. None of the executive officers of the Company served on the board of directors or compensation committee of a company that had an executive officer that served on the Board or the Compensation Committee.

Orientation and Continuing Education

        The Board has developed a director orientation policy designed to provide each new director with a baseline knowledge about the Company that will serve as a basis for informed decision-making. The orientation program is tailored to the skills, experience, education, knowledge and needs of each new director and consists of a combination of written materials, one-on-one meetings with the Chairperson of the Board and members of the senior executive team from each key business function, office visits and other briefings and training as appropriate. As part of the orientation, a new director will be presented with a director manual that reviews Board policies and procedures, the Company's current strategic plan, financial plan and capital plan, the most recent annual and quarterly reports and materials relating to key business issues. The Chairperson of each committee is responsible for coordinating orientation and continuing director development programs relating to the committee's mandate.

        The Board recognizes the importance of continuing education for directors. To facilitate ongoing education, the Company (i) encourages its directors to attend seminars and conferences on matters relating to governance, financial accounting and/or pharmaceuticals; and (ii) organizes presentations by outside legal counsel and other advisors on matters of particular importance or emerging significance. In addition, the directors are canvassed for suggestions on educational presentations and reports and may request presentations by management or external advisors on issues of particular interest.

Code of Business Conduct and Ethics

        We have adopted a Code of Conduct that applies to our employees, officers (including our principal executive officer, principal financial officer and other members of our finance and administration department) and our directors.

        The objective of the Code of Conduct is to provide guidelines for maintaining integrity, honesty and ethical conduct, objectivity and impartiality of the Company. The Code of Conduct addresses, among other topics, conflicts of interest, protection and proper use of corporate assets and opportunities, confidentiality, fair dealing with the Company's shareholders, customers, suppliers, competitors and employees, compliance with laws, rules and regulations and reporting of any illegal or unethical behavior.

        As part of the Code of Conduct, any person subject to the Code of Conduct is required to avoid situations involving a conflict, or an appearance of a conflict, between their personal, family or business interests, and interests of those of the Company and must promptly disclose any such conflict, or an appearance of a conflict, to the Company. The Board has the ultimate responsibility for stewardship of the Code of Conduct. The Board has designated the Nominating/Corporate Governance Committee to oversee the administration of the Code of Conduct. The Nominating/Corporate Governance Committee reviews and approves all related party transactions that must be disclosed pursuant to applicable securities laws and regulations.

        All persons subject to the Code of Conduct are required to provide, upon request, certification of compliance with the Code of Conduct, as well as compliance with all Company policies.

        The foregoing description of the Code of Conduct is intended as summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions, of the Code of Conduct, a copy of which is available on our website at www.aralez.com and available on SEDAR at www.sedar.com. We will disclose on our website any future amendments to and/or waivers from the Conduct of Conduct that relate to our directors or executive officers.

Considerations in Evaluating Director Nominees

        The Board is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Nominating/Corporate Governance Committee is responsible for evaluating and recommending candidates to the Board for board membership based upon an assessment of the independence, skills, qualifications and experience of the candidate and in a manner consistent with the criteria approved by the Board. Directors should be persons of good character and thus should possess integrity, accountability, judgment, responsibility, high performance standards, commitment, enthusiasm and courage. Specifically, the Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. No director should serve on more than five other public company boards and no member of the Audit Committee should serve on more than two other public company audit committees.

        It is our Nominating/Corporate Governance Committee's policy to consider shareholder proposals for nominees for election as directors that are nominated in accordance with our Articles, including the Advance Notice Provisions contained therein (as described below), and other applicable laws, including the rules and regulations of the SEC, applicable Nasdaq listing standards, and any other stock market on which we have applied to list our Common Shares for trading or quotation. See "Advance Notice Provisions" below for more information.

Advance Notice Provisions

        The Company's Articles include advance notice provisions (the "Advance Notice Provisions") for the purpose of providing shareholders, directors and management of the Company with a clear framework for nominating directors of the Company in connection with any annual or special meeting of shareholders. The Advance Notice Provisions are intended to (i) ensure that all shareholders receive adequate notice of director nominations and sufficient time and information with respect to all nominees for appropriate deliberations and register an informed vote; and (ii) facilitate an orderly and efficient process for annual or special meetings of shareholders of the Company. The Advance Notice Provisions fix the deadlines by which shareholders must submit director nominations to the Corporate Secretary of the Company prior to any annual or special meeting of shareholders for an effective nomination to occur. No person will be eligible for election as a director of the Company unless nominated in accordance with the Advance Notice Provisions.

        In the case of an annual meeting of shareholders, notice must be received by a senior officer of the Company at the principal executive office of the Company not less than 30 days before the date of the annual meeting; provided, however, that in the event that the annual meeting is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice may be made not later than the close of business on the 10th day following such public announcement. In the case of a general meeting of shareholders (which is not also an annual meeting), notice to the Company must be made not later than the close of business on the 15th day following the day on which the first public announcement of the date of the general meeting of shareholders was made. These provisions may preclude shareholders from making nominations for directors at a general meeting of shareholders. The Board may, in its sole discretion, waive any requirement of the Advance Notice Provisions. For the purposes of the Advance Notice Provisions, "public announcement" means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Company on the EDGAR website maintained by the SEC at www.sec.gov and on the SEDAR website maintained by the CSA at www.sedar.com.

        The foregoing description of the Advance Notice Provisions is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Company's Articles, which are available on the EDGAR website maintained by the SEC at www.sec.gov and on the SEDAR website maintained by the CSA at www.sedar.com.

Diversity Policy

        The Company has adopted a written diversity policy (the "Diversity Policy"), which recognizes the importance and benefit of having a Board and a slate of executive officers comprised of highly talented and experienced individuals, with a view toward fostering and promoting diversity amongst members of the Board and the Company's executive team. The Diversity Policy mandates that the Board and its committees, as applicable, will, when identifying candidates for election to the Board or appointment as executive officers: (i) consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities; (ii) consider criteria that promote diversity, including with regard to gender, ethnicity, age, national origin, disability, sexual orientation, and other dimensions; and (iii) consider the level of representation of women on the Board and in executive officer positions.

        The Board recognizes the benefits that diversity brings to a company and will measure the effectiveness of the Diversity Policy based on, among other things, the relative increase of diversity on the Board and in executive officer positions over time, as well as the implementation of specific processes designed to foster the progression of diverse candidates to be considered for nomination or appointment. Currently, the Board is comprised of seven (7) male directors (100%). There are currently no female directors on the Board. There are currently four men (80%) and one woman (20%) with representation in the Company's senior leadership group. A key objective of the Diversity Policy is to bring that diversity of thought which the Board believes is important to successful decision-making and stewardship to the Company.

        Neither targets nor quotas relating to the identification and nomination of women directors or officers have been adopted to date, as the Board believes the focus when filling vacancies on the Board or the executive team should remain on finding the best qualified candidates given the needs and circumstances of the Company. A nominee's diversity has and will, however, continue to be considered in the assessment of director nominees.

        The foregoing description of the Diversity Policy is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Diversity Policy, which is appended to the Corporate Governance Guidelines set out in Annex B to this Proxy Statement and posted on our website at www.aralez.com.

Board Renewal

        The Board has considered the issue of term limits and will continue to do so from time to time. At this time, given that the Company is a newly public company, the Board is of the view that imposing term limits would not be appropriate for the Company. The Board believes that its self-evaluation process is an effective and transparent way to ensure directors continue to remain strong contributors and that the current composition of the Board reflects this objective. See "—Board Evaluations" below. The Board has adopted a policy of mandatory retirement for directors such that no person shall be nominated by the Board to serve as a director after he or she has passed his or her 75th birthday, unless the Nominating/Corporate Governance Committee has voted, on an annual basis, to waive the mandatory retirement age for such director. The Board believes that this retirement policy, taken in conjunction with the Company's annual assessment process and the Diversity Policy, ensures the natural evolution of the Board.

Board Evaluations

        Pursuant to the terms of the Company's Corporate Governance Guidelines and the charters of each of the respective committees of the Board, the Board assesses the effectiveness of the Board and each of the committees of the Board at regular intervals. The Nominating/Corporate Governance Committee, on behalf of the Board, works with external counsel to develop and undertake the assessment process as outline in the table below:

Person(s) Reviewed	Reviewed By	Actions and Outcomes
Board of Directors	All members of the Board	• Board members complete a detailed questionnaire which provides both assessments and qualitative commentary with respect to Board effectiveness.
• A report is prepared by external counsel and reviewed with the Chairpersons of the Board and the Nominating/Corporate Governance Committee.
• Matters requiring follow-up are identified and action plans are developed and monitored by the Nominating/Corporate Governance Committee.
Board Committees	All Members of each Committee	• Members of each committee complete a detailed questionnaire which provides both assessments and qualitative commentary with respect to committee effectiveness.
• A report is prepared by external counsel and reviewed by the Chairperson of the Nominating/Corporate Governance Committee.
• The Chairperson of each committee discuss the results of the assessment with the respective committee and agree on any required matters for follow-up or action plans, as appropriate.
Individual Directors	Each director	• The Chairperson of the Board and Chairperson of the Nominating/Corporate Governance Committee conduct follow-up or prepare action plans, as appropriate, with each member of the Board.

Communications with the Board

        The Board values communications with shareholders and other stakeholders, and will ensure that measures are in place to facilitate effective communications between the Board and its shareholders and other stakeholders. The Corporate Governance Guidelines set forth the Company's policy on communications with shareholders. Historically, almost all communications that the Company receives from shareholders and other stakeholders are administrative in nature and are not directed to the Board. If the Company should receive a shareholder or stakeholder communication directed to the Board, or to an individual director, said communication will be relayed to the Board or the individual director as the case may be.

Cease Trade Orders and Bankruptcies

        Except as noted below, none of the Company's directors or executive officers:

          (a)   is, as at the date of this Proxy Statement, or has been, within 10 years before the date of this Proxy Statement, a director, CEO or CFO of any company (including the Company) that,

                i.  was subject to an order that was issued while the director or executive officer was acting in the capacity as director, CEO or CFO; or

               ii.  was subject to an order that was issued after the director or executive officer ceased to be a director, CEO or CFO and which resulted from an event that occurred while that person was acting in the capacity as a director, CEO or CFO;

          (b)   is, as at the date of this Proxy Statement, or has been within 10 years before the date of this Proxy Statement, a director or executive officer of any company (including the Company) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

          (c)   has, within the 10 years before the date of this Proxy Statement, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

        For the purposes of the paragraphs above, "order" means: (i) a cease trade order; (ii) an order similar to a cease trade order; or (iii) an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days.

        In September 2011, Mr. Adams was appointed Chairperson and Chief Executive Officer of Neurologix and Mr. Koven was appointed President and Chief Administrative Officer and a member of the board of directors of Neurologix. Mr. Adams and Mr. Koven each resigned from Neurologix in November 2011, primarily due to the company's inability to raise sufficient capital to continue its operations (including its inability to compensate Messrs. Adams and Koven for their services). Neurologix filed for protection under Chapter 7 of the U.S. Bankruptcy Code on March 16, 2012.

        Mr. Thrasher was a director of New Food Classics Inc., a private company which filed for creditor protection in January 2012 under the Companies' Creditors Arrangement Act (Canada). Mr. Thrasher resigned from the board of New Food Classics Inc. in February 2012.

Penalties or Sanctions

        No director or executive officer of the Company has:

          (a)   been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

          (b)   been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable security holder in deciding whether to vote for a proposed director.

EXECUTIVE OFFICERS

        Our executive officers as of the date of this Proxy Statement are as follows:

Name	Age	Position with the Company
Adrian Adams	67	Chief Executive Officer
Andrew I. Koven	60	President and Chief Business Officer
Michael Kaseta	42	Chief Financial Officer
Jennifer L. Armstrong	48	Executive Vice President, Human Resources and Administration
James P. Tursi, M.D.	53	Chief Medical Officer

        Our executive officers are appointed by, and serve at the discretion of, the Board. There are no familial relationships among any of our executive officers and directors of the Company.

        Adrian Adams—See "Board of Directors and Corporate Governance—The Board in General" for Mr. Adam's biography.

        Andrew I. Koven has been our President and Chief Business Officer since February 2016. Previously, Mr. Koven was the President and Chief Business Officer of Pozen from June 2015 to February 2016. Prior to joining Pozen, Mr. Koven served as Chief Administrative Officer and General Counsel of Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from February 2012 until January 2015, when it was acquired by Endo International plc. Mr. Koven served as President and Chief Administrative Officer and a member of the board of directors of Neurologix, Inc., a company focused on the development of multiple innovative gene therapy development programs, from September 2011 to December 2011. Before Neurologix, Inc., Mr. Koven served as Executive Vice President and Chief Administrative and Legal Officer of Inspire Pharmaceuticals, Inc., a specialty pharmaceutical company, from July 2010 until May 2011 when it was acquired by Merck & Co., Inc. Previously, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Sepracor Inc., a specialty pharmaceutical company, from March 2007 until February 2010 when it was acquired by Dainippon Sumitomo Pharma Co., Ltd. Prior to joining Sepracor, Mr. Koven served as Executive Vice President, General Counsel and Corporate Secretary of Kos Pharmaceuticals, Inc., a specialty pharmaceutical company, from August 2003 until its acquisition by Abbott Laboratories in December 2006. Mr. Koven began his career in the pharmaceutical industry first as an Assistant General Counsel and then as Associate General Counsel at Warner-Lambert Company from 1993 to 2000, followed by his role as Senior Vice President and General Counsel at Lavipharm Corporation from 2000 to 2003. From 1986 to 1992 he was a corporate associate at Cahill, Gordon & Reindel in New York. From 1992 to 1993 he served as Counsel, Corporate and Investment Division, at The Equitable Life Assurance Society of the U.S. Mr. Koven has served as a member of the board of directors of Kala Pharmaceuticals, Inc., a public company, since September 2017 and is a member of the compensation committee and nominating and corporate governance committee.

        Michael Kaseta has been our Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer) since March 2018. Mr. Kaseta previously served as our Head of Finance and Interim Chief Financial Officer beginning in November 2017 and Corporate Controller beginning in September 2016. Prior to joining the Company, Mr. Kaseta held various positions at Sanofi S.A., including most recently Chief Financial Officer Sanofi North America, Global Services, from April 2015 through September 2016. Mr. Kaseta was previously the Vice President Sanofi NA Pharma Controlling from January 2013 through April 2015, Vice President, Sanofi Financial Shared Services from March 2007 through December 2013 and Director of Technical Accounting from 2005 to 2007.

        Jennifer L. Armstrong has been our Executive Vice President, Human Resources and Administration since February 2016. Ms. Armstrong was previously the Executive Vice President, Human Resources and Administration of Pozen from June 2015 to February 2016. Prior to joining

Pozen, she served as Senior Vice President of Human Resources at Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from July 2009 to March 2015. Prior to that, she served at Senior Vice President of Human Resources and Corporate Communications at Genaera Corporation, a specialty biopharmaceutical company, from January 1998 to May 2009. Ms. Armstrong holds a Master's degree in Arts Administration and a Bachelor's degree in Corporate Communications, both from Drexel University.

        James P. Tursi, M.D. has been our Chief Medical Officer since February 2016. From October 2015 to February 2016, Dr. Tursi was Chief Medical Officer of Pozen. Previously, Dr. Tursi served as Chief Medical Officer of Innocoll AG, a specialty pharmaceutical company, from March 2015 to September 2015, where he was responsible for managing all clinical research and development, medical affairs and safety activities. Prior to joining Innocoll, Dr. Tursi served as Chief Medical Officer at Auxilium Pharmaceuticals Inc., a specialty biopharmaceutical company, from August 2011 to March 2015, and as Vice President of Clinical Research & Development from March 2009 to August 2011. In these positions, Dr. Tursi was responsible for oversight of clinical and nonclinical development programs, clinical operations, medical affairs and global safety activities, and served as the clinical medical safety lead for all regulatory agency interactions with the FDA, Europe and Canada. Prior to Auxilium, he served as Director of Medical Affairs for GlaxoSmithKline Biologicals from January 2006 to March 2009 and directed all medical affairs responsibilities for the cervical cancer vaccine in North America. Dr. Tursi entered the pharmaceutical industry in 2004 as a Medical Director for Procter and Gamble Pharmaceuticals until 2006. He worked on several products and therapeutic areas, which included female sexual dysfunction, overactive bladder, and osteoporosis. His responsibilities included clinical development and medical affairs. Dr. Tursi was a board certified OB/GYN and practiced medicine and surgery for over 10 years. Dr. Tursi received his doctor of medicine degree from the Medical College of Pennsylvania and completed his residency training at the Johns Hopkins Hospital. Dr. Tursi has served as a member of the board of directors of Agile Therapeutics, a women's health specialty pharmaceutical company, since October 2014, and is Chairperson of the compensation committee.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Board has adopted written policies and procedures for the review, approval or ratification of transactions involving the Company and any executive officer, director, director nominee, 5% shareholder and certain of their immediate family members (each of whom we refer to as a "related person"). The policies and procedures cover any transaction involving $120,000 or more with a related person (a "related person transaction") in which the related person has a material interest and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

        Any proposed related person transaction must be reported to the Chairperson of the Nominating/Corporate Governance Committee. The policy calls for the transaction to be reviewed and, if deemed appropriate, approved by the Nominating/Corporate Governance Committee. The transaction should be approved in advance whenever practicable. If not practicable, the Nominating/Corporate Governance Committee will review, and may, if deemed appropriate, ratify the related person transaction. The policy also permits the Chairperson of the Nominating/Corporate Governance Committee to approve related person transactions that arise between committee meetings, subject to ratification by the Nominating/Corporate Governance Committee at its next meeting. Any related person transaction that is ongoing in nature will be reviewed annually.

        A related person transaction will be considered approved or ratified if it is authorized by the Nominating/Corporate Governance Committee or Chairperson of the Nominating/Corporate Governance Committee after full disclosure of the related person's interest in the transaction. The transaction may be approved or ratified only if the Nominating/Corporate Governance Committee determines that the transaction is not inconsistent with the Company's best interests. In considering related person transactions, the Nominating/Corporate Governance Committee will consider any information considered material to investors and the following factors:

  •
  the related person's interest in the transaction;

  •
  the approximate dollar value of the transaction;

  •
  whether the transaction was undertaken in the ordinary course of our business;

  •
  whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and

  •
  the purpose and potential benefit to us of the transaction.

        The policy provides that transactions involving the compensation of our executive officers will be reviewed and approved by the Compensation Committee or the Board, in accordance with the Compensation Committee's charter.

        Except as described below, there have been no related party transactions since January 1, 2017.

        We paid $236,810 in legal fees to the attorneys representing Deerfield Private Design Fund III, L.P., Deerfield International Master Fund, L.P. and Deerfield Partners, L.P. (the "Deerfield Entities") since January 1, 2017 in connection with matters related to the Second Amended and Restated Facility Agreement, dated December 7, 2015, by and among the Company, Pozen, Tribute and the Deerfield Entities.

 OWNERSHIP OF THE COMPANY

Security Ownership of Certain Beneficial Owners and Management

        The following tables sets forth information known to us concerning the beneficial ownership of our outstanding Common Shares as of May 10, 2018 (unless otherwise noted) for:

  •
  each person known by us to beneficially own 5% or more of our outstanding Common Shares;

  •
  each of our directors;

  •
  each of our named executive officers; and

  •
  all of our directors and current executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares that could be issued upon the exercise of outstanding options held by that person that are currently exercisable at May 10, 2018, or that will become exercisable within 60 days of May 10, 2018, are considered outstanding. These Common Shares, however, are not considered outstanding when computing the percentage ownership of each other person.

        Except as indicated in the footnotes to this table and pursuant to state community property laws, each shareholder named in the table has sole voting and investment power for the Common Shares shown as beneficially owned by them. Percentage of ownership is based on 67,194,277 Common Shares issued and outstanding on May 10, 2018.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage Beneficially Owned
Entities affiliated with Deerfield Management Company, L.P.	10,701,187	(1)	9.9%
Par Investment Partners, L.P.	5,942,309	(2)	8.8%

(1)
Based on information disclosed in a Schedule 13G/A filed with the SEC on February 14, 2018 by Deerfield Mgmt, L.P., Deerfield Management Company, L.P., Deerfield Mgmt III, L.P., Deerfield Private Design Fund III, L.P., Deerfield International Master Fund, L.P., Deerfield Partners, L.P. and James E. Flynn (the "Deerfield Reporting Persons"). As reported in the Schedule 13G/A filed by the Deerfield Reporting Persons, as of December 31, 2017: (i) Deerfield Mgmt, L.P. had shared voting power and shared dispositive power with respect to 5,372,885 Common Shares, comprised of an aggregate of 844,583 Common Shares and 4,528,302 Common Shares underlying convertible notes held by Deerfield Partners, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Mgmt, L.P. is the General Partner; (ii) Deerfield Management Company, L.P. had shared voting power and shared dispositive power with respect to 10,701,187 Common Shares, comprised of an aggregate of 1,644,583 Common Shares and 9,056,604 Common Shares underlying convertible notes held by Deerfield Private Design Fund III, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P., of which Deerfield Management Company, L.P. is the investment advisor; (iii) Deerfield Mgmt III, L.P. had shared voting power and shared dispositive power with respect to 5,328,302 Common Shares, comprised of an aggregate of 800,000 Common Shares and 4,528,302 Common Shares underlying convertible notes held by Deerfield Private Design Fund III, L.P., of which Deerfield Mgmt III, L.P. is the general partner; (iv) Deerfield Private Design Fund III, L.P. had shared voting power and shared dispositive power with respect to 5,328,302 Common Shares, comprised of an aggregate of 800,000 Common Shares and 4,528,302 Common Shares underlying convertible notes; (v) Deerfield International Master Fund, L.P. had shared voting power and shared dispositive power with respect to

  3,008,815 Common Shares, comprised of an aggregate of 472,966 Common Shares and 2,535,849 Common Shares underlying convertible notes; (vi) Deerfield Partners, L.P. had shared voting power and shared dispositive power with respect to 2,364,070 Common Shares, comprised of an aggregate of 371,617 Common Shares and 1,992,453 Common Shares underlying convertible notes; and (vii) James E. Flynn had shared voting power and shared dispositive power with respect to 10,701,187 Common Shares, comprised of an aggregate of 1,644,583 Common Shares and 9,056,604 Common Shares underlying convertible notes held by Deerfield Private Design Fund III, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. The provisions of the convertible notes beneficially owned by the Deerfield Reporting Persons restrict the conversion of such securities to the extent that, upon such conversion, the number of Common Shares then beneficially owned by the holder and any other person or entities with which such holder would constitute a Section 13(d) "group" would exceed 9.985% of the total number of Common Shares of the Company then outstanding (the "Ownership Cap"). Accordingly, notwithstanding the number of Common Shares reported, the Deerfield Reporting Persons disclaim beneficial ownership of the Common Shares issuable upon the conversion of such convertible notes to the extent that upon such conversion the number of Common Shares beneficially owned by the Deerfield Reporting Persons, in the aggregate, would exceed the Ownership Cap. The address of the Deerfield Reporting Persons is 780 Third Avenue, 37th Floor, New York, NY 10017.

(2)
Based on information disclosed in a Schedule 13G/A filed with the SEC on February 14, 2018 by PAR Investment Partners, L.P., PAR Group, L.P. and PAR Capital Management, Inc. According to the Schedule 13G/A, as of December 31, 2017, PAR Group, L.P. was the sole general partner of PAR Investment Partners, L.P. PAR Capital Management, Inc. is the sole general partner of PAR Group, L.P. The address of PAR Capital Management, Inc. is 200 Clarendon Street, F1 48, Boston, MA 02116.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned		Percentage Beneficially Owned
Adrian Adams	3,241,891	(2)	4.8%
Neal F. Fowler	88,869	(3)	*
Rob Harris	1,422,612	(4)	2.1%
Michael Kaseta	24,008	(5)	* %
Arthur S. Kirsch	312,716	(6)	*
Andrew I. Koven	955,032	(7)	1.4%
Kenneth B. Lee, Jr.	117,952	(8)	*
Seth A. Rudnick, M.D.	131,891	(9)	*
F. Martin Thrasher	320,272	(10)	*
James P. Tursi, M.D.	170,733	(11)	*
All current directors, director nominees and executive officers as a group (11 persons)	6,909,604	(12)	10.3%

*
Less than 1%

(1)
Unless otherwise set forth herein, the address of the named beneficial owners is c/o Aralez Pharmaceuticals Inc., 7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada, L5N 0E4.

(2)
This number includes 127,538 Common Shares that are issuable to Mr. Adams pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018 and 559,014 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 10, 2018.

(3)
This number includes 30,000 Common Shares that are issuable to Mr. Fowler pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018.

(4)
This number includes 600,188 Common Shares Held by Mr. Harris' spouse. This number also includes 220,830 Common Shares that are issuable to Mr. Harris pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018 and 7,500 Common Shares that are issuable pursuant to restricted stock units ("RSUs") that will vest within 60 days of May 10, 2018.

(5)
This number includes 23,175 Common Shares that are issuable to Mr. Kaseta pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018.

(6)
This number includes 5,000 Common Shares that are held by the Laura A. Kirsch Trust, dated 4/12/2000, for which Mr. Kirsch acts as trustee, and includes 104,000 Common Shares that are held in an IRA for Mr. Kirsch. This number also includes 36,107 Common Shares that are issuable to Mr. Kirsch pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018 and 7,500 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 10, 2018.

(7)
This number includes 63,750 Common Shares that are issuable to Mr. Koven pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018 and 405,564 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 10, 2018.

(8)
This number includes 30,000 Common Shares that are issuable to Mr. Lee pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018.

(9)
This number includes 30,000 Common Shares held in the Seth A. Rudnick 2014 GST Trust U/A Dated 3/01/2014 (the "Trust") for the benefit of Mr. Rudnick's heirs. Mr. Rudnick's spouse is the trustee of the Trust. This number includes 30,000 Common Shares that are issuable to Mr. Rudnick pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018.

(10)
This number includes 272,812 Common Shares that are held by 2089636 Ontario Ltd., for whom Mr. Thrasher is the sole owner and President. This number also includes 43,095 Common Shares that are issuable to Mr. Thrasher pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018.

(11)
This number includes 48,586 Common Shares that are issuable to Dr. Tursi pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018 and 27,730 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 10, 2018.

(12)
This number includes 682,227 Common Shares issuable pursuant to stock options that are currently exercisable or will become exercisable within 60 days of May 10, 2018 and 1,044,089 Common Shares that are issuable pursuant to RSUs that will vest within 60 days of May 10, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, and the rules issued thereunder, requires our directors and executive officers and beneficial owners of more than 10% of our equity securities to file reports of ownership and changes in beneficial ownership of our equity securities with the SEC. Copies of these reports are furnished to the Company. Based solely on our review of the copies of such reports furnished to us, and representations from the persons subject to Section 16(a) with respect to the Company, we believe that during 2017 all of our executive officers, directors and 10% shareholders complied with Section 16(a) requirements, except that former director Jason Aryeh filed a late Form 4 on May 24, 2017 with respect to 51,041 Common Shares that he sold on May 19, 2017.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the disclosures contained in the "Compensation Discussion and Analysis" below. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE:
Kenneth B. Lee, Jr. (Chairperson) Neal F. Fowler Seth A. Rudnick, M.D.

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis explains our compensation program for Fiscal Year 2017 as it pertains to our named executive officers. Our named executive officers for Fiscal Year 2017 consisted of the following:

  •
  Adrian Adams, Chief Executive Officer ("CEO");

  •
  Andrew I. Koven, President and Chief Business Officer;

  •
  Scott J. Charles, Chief Financial Officer until November 30, 2017;

  •
  Michael Kaseta, Head of Finance and interim Chief Financial Officer beginning November 30, 2017, promoted to Chief Financial Officer on March 13, 2018;

  •
  James P. Tursi, MD, Chief Medical Officer; and

  •
  Mark A. Glickman, Chief Commercial Officer until March 30, 2018.

        For purposes of this Compensation Discussion and Analysis, we refer to these persons as our "named executive officers."

Executive Summary

  2017 Compensation Actions

        During 2017, we continued to refine our executive compensation program and to make adjustments to align the interests of our executive compensation program with the interests of our shareholders, including through the following actions:

  •
  Reduction of 2016 Annual Bonuses.  In March 2017, our Compensation Committee determined that the pre-determined Company performance metrics set by the Compensation Committee early in 2016 with respect to our 2016 Annual Incentive Bonus Plan had been achieved at the 196.76% level. However, due to our poor share price performance and certain business challenges, our Compensation Committee and our management determined that adjustments were appropriate in order to achieve a greater degree of alignment between executive pay and the interests of our shareholders. As such, our Compensation Committee agreed with management's proposal that the 2016 annual incentive bonuses for our named executive officers would be paid out at the target level, rather than the much higher level of actual achievement under the pre-determined Company performance metrics for 2016.

  •
  Removal of Eligibility for 2017 Annual Bonus.  In addition to the reduction of the 2016 annual bonuses, Mr. Adams and Mr. Koven proposed in March 2017 that they remove themselves from eligibility for a cash bonus under our Annual Incentive Bonus Plan with respect to the 2017 performance period and, as such, received no bonuses for the 2017 performance period.

  •
  Downward Adjustment of 2017 Annual Bonuses.  In early 2018, our Compensation Committee reviewed our 2017 performance and determined that, while we achieved the Company performance metrics with respect to our 2017 Annual Incentive Bonus Plan at the 106.54% level, adjustments were appropriate in order to achieve a better alignment between our executives receiving bonuses and the interests of our shareholders. Instead, payments under our 2017 Annual Incentive Bonus Plan were made to those receiving bonuses at the 90% level for the Company performance metrics rather than the higher 106.54% level. This downward adjustment demonstrates our commitment to the alignment between executive pay and the interests of our shareholders. Individual performance metrics were paid out at the level determined with respect to each individual's performance metrics to the extent they received any bonus.

  •
  Updated Peer Group.  Our Compensation Committee reviewed and updated our peer group during 2017 in order to ensure that our selected peers are comparable in market capitalization and revenue with respect to both our current and our projected market capitalization and revenue.

  Compensation Best Practices

        The executive compensation program developed by our Compensation Committee is designed to promote the short- and long-term objectives of Aralez, and to ensure that our executives are provided compensation based on their performance and achievement against these objectives. Our Compensation Committee also determined that our executive compensation program would include the following practices and policies, which help to align the interests of our executives and our shareholders and reduce any risks involved in our compensation program:

  •
  Share Ownership Guidelines.  Robust share ownership guidelines that apply to our CEO.

  •
  Share Retention Policy.  A share retention policy that applies to all of our named executive officers.

  •
  Anti-Pledging Policy.  Executives and directors are not permitted to pledge shares.

  •
  Anti-Hedging Policy.  Executives and directors may not enter into hedging transactions.

  •
  Clawback Policy.  Clawback policy that applies to incentive-based compensation awarded to executives if there is a restatement of financials.

  •
  No Repricings.  The Aralez 2016 Amended and Restated Long-Term Incentive Plan (the "2016 Plan") prohibits repricings without shareholder approval.

  •
  No Single Trigger Awards.  Equity awards granted under the 2016 Plan will not automatically accelerate upon a Change of Control.

  •
  No Section 280G Gross-Ups. Employment agreements no longer contain a Section 280G excise tax gross-up.

  •
  Objective Performance Goals.  Our annual incentive bonus awards are determined based on objective performance goals that align with the objectives of our business plan.

2017 Shareholder Say-on-Pay Vote

        Aralez provides shareholders the opportunity to cast an annual, non-binding advisory vote on executive compensation (a "say-on-pay proposal"). At the Aralez annual and special meeting of shareholders held on May 3, 2017, approximately 60% of the votes cast on the say-on-pay proposal were voted in favor of the proposal.

        In the beginning of 2017, our directors and management engaged in extensive dialogue with many of our shareholders regarding our executive compensation program. Our directors and management contacted shareholders representing an estimated 44% of our issued and outstanding Common Shares to discuss their concerns, if any, with our executive compensation program and the efforts that we have made to better align the compensation of our executives to the interests of our shareholders.

        We understand that there is still some room to make improvements to our executive compensation program, but we are pleased that our shareholders understand the adjustments that we have made to date and the steps we have taken to align the interests of our named executive officers with those of our shareholders. We plan to continue the open dialogue with our shareholders on these and other issues.

Philosophy and Compensation Process

        The following is a description of our compensation philosophy and process for determining executive compensation, which applied to the compensation decisions made during Fiscal Year 2017.

Objectives of Executive Compensation Program

        Our compensation philosophy was developed by our Compensation Committee following the completion of the Tribute acquisition, and will continue to be refined to ensure alignment with our business and human capital objectives. Our executive compensation program is designed:

  •
  to promote the achievement of our annual and long-term performance objectives as approved by the Compensation Committee and/or the Board;

  •
  to ensure that our executive officers' interests are aligned with maximizing shareholder value and the medium to long-term success of the Company; and

  •
  to provide compensation packages that will attract, retain, and motivate superior executive personnel.

        Our executive compensation program is designed to reward achievement of annual and long-term corporate goals, as well as individual goals that are supportive of our corporate and strategic objectives. We aim to provide higher levels of pay when executive and organizational performance exceeds performance standards. Likewise, individual and organizational performance that falls short of the pre-approved standards will result in payments and overall compensation that are at the lower end of competitive pay ranges. Our compensation programs are designed not only to reward past performance, but to provide incentives for continued high levels of executive performance, particularly through the multi-year vesting of time-based equity awards and the performance-based equity awards. All compensation decisions are guided by the overarching principle that the highest comparative levels of compensation should be paid to our highest performing executives when the Company is achieving high levels of performance.

        Our Compensation Committee uses a mix of salary, variable cash and equity-based incentives in our executive compensation program in order to motivate our executive officers to work to fulfill our corporate goals and to build long-term value for our shareholders. Our Compensation Committee also believes that employees should be owners of the Company, and all of our executive officers are shareholders or hold unvested equity-based incentive awards.

        Our Compensation Committee strives to mitigate excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our executive compensation program reflect sound risk management practices that balance incentive opportunities with long-term value creation for our shareholders: (i) our annual cash incentives are based on the achievement of performance metrics that promote progress towards long-term Company goals rather than rewarding high-risk investments at the expense of long-term Company value; (ii) our Compensation Committee allocates compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking; and (iii) our Compensation Committee grants a mix of equity award instruments that include performance-based equity awards, full value awards, and appreciation awards, and have multi-year vesting periods, which mitigates risk and properly accounts for the time horizon of risk. Our Compensation Committee has determined that our policies, practices, and programs do not create risks that are likely to have a material adverse impact on the Company.

Role of Compensation Committee, Executive Officers, and Compensation Consultant

        Our Compensation Committee is responsible for our executive compensation program. In accordance with its charter, our Compensation Committee's responsibilities include reviewing and approving our overall compensation philosophy and the adequacy and market effectiveness of our compensation plans and programs; evaluating the performance of, and reviewing and approving total compensation for, its executive officers; and administering its equity-based and other incentive programs.

        As required by its charter, our Compensation Committee is composed solely of independent directors under Nasdaq and SEC rules and "outside directors" as determined under Section 162(m) of the Internal Revenue Code, as amended (the "Code") and the applicable Treasury Regulations.

        Our Compensation Committee, when necessary, receives staff support from members of our executive management team, including Mr. Adams, Jennifer Armstrong, our Executive Vice President, Human Resources and Administration, and Eric Trachtenberg, our former General Counsel, Chief Compliance Officer and Corporate Secretary. Our management provides input to our Compensation Committee regarding corporate goals and performance criteria for our annual incentive awards and long-term performance awards. In evaluating our executive officers other than the CEO, our Compensation Committee relies in part on the input and recommendations of our CEO. In evaluating our CEO's compensation, our Compensation Committee considers, among other factors, an annual self-assessment submitted by our CEO, as well as a thorough review of corporate performance. Our CEO is not present during our Compensation Committee's deliberations or determinations of his compensation.

        In addition, our Compensation Committee has engaged Radford, an Aon Hewitt Company, and leading compensation consultant, to assist the Compensation Committee in the performance of its duties. During Fiscal Year 2017, Radford has assisted our Compensation Committee with the design and refinement of our executive compensation program, including an assessment of Board compensation and the establishment of our peer group (described below) and has provided data relating to the compensation practices of our peers. Other than services provided to our Compensation Committee, Radford has not performed any services for Aralez or any of its management during 2017.

Peer Group and Benchmarking

        In November 2016, our Compensation Committee engaged Radford to perform an analysis of our peer group to determine its appropriateness and whether any peer companies should be added or removed. Our Compensation Committee considered many factors in selecting peer companies, including whether a potential peer has products on the market, whether a potential peer has executive positions of similar scope and responsibility, as well as whether investors might consider such company as a peer when considering investments in the Company. The peers range from 0.5x to 3.0x of our projected market capitalization and from 0.5x to 3.0x of our projected revenue as of November 2016.

The peers have market capitalization ranging from approximately $223 million to $1.4 billion, and annual revenue ranging from approximately $60 million to $441 million.

        The peer group, detailed below, was used for purposes of compensation benchmarking for 2017:

AMAG Pharmaceuticals	Merrimack Pharmaceuticals
Amarin	Momenta Pharmaceuticals
ANI Pharmaceuticals	Retrophin
Anika Therapeutics	SciClone Pharmaceuticals
Arena Pharmaceuticals	Spectrum Pharmaceuticals
Enanta Pharmaceuticals	Sucampo Pharmaceuticals
ImmunoGen	Vanda Pharmaceuticals

        In determining our peer group, our Compensation Committee considered the peer group criteria used by institutional investor advisory groups (such as ISS and Glass Lewis) for making comparisons. Because the institutional investor advisory firms select peer companies from broad industry categories and do not focus on companies with products on the market and with similar business models, we have found that there is only limited overlap between the Aralez peer group and those used by the institutional investor advisory firms.

        Our Compensation Committee reviews our peer group annually to ensure that it remains appropriate based on our updated financial performance, market capitalization, and other criteria. In October 2017, our Compensation Committee approved a new peer group, for use in 2018, as detailed below:

AMAG Pharmaceuticals	Retrophin
Amarin	SciClone Pharmaceuticals
Amphastar Pharmaceuticals	Spectrum Pharmaceuticals
ANI Pharmaceuticals	Sucampo Pharmaceuticals
Depomed	Teligent
Eagle Pharmaceuticals	Vanda Pharmaceuticals
PDL BioPharma	Vericel
Progenics Pharmaceuticals	VIVUS

        The updated peers range from 0.4x to 3.4x of our projected market capitalization and from 0.3x to 4.0x of our projected revenue as of October 2017. The new peers have market capitalization ranging from $100 million to $916 million, and annual revenue ranging from approximately $53 million to $593 million.

Elements of Compensation

        Our executive compensation program, as designed by our Compensation Committee, incorporates four primary elements of compensation, described below:

  •
  Base salary:  Fixed compensation based on the role of the executive and the base salary for similar positions in our market for talent. Base salary provides compensation regardless of market performance or external factors and helps to retain our management team.

  •
  Annual cash incentives:  Variable compensation based on Company performance and individual performance. Annual cash incentives encourage our executives to work towards our corporate goals and provide our executives an opportunity to earn additional compensation for outstanding performance.

  •
  Long-term incentive compensation:  Variable compensation based on the value of our Common Shares. We grant both time-based awards and performance-based awards in order to retain our executives and to reward them for performance. Equity-based compensation aligns the interests of our executives with the interests of our shareholders.

  •
  Other benefits:  Our executives participate in our benefit plans on the same basis as other employees, and we do not provide material perquisites.

        In addition, employment agreements with each of our named executive officers provide for potential payments upon certain terminations of employment and upon a change of control of our company, which are described in the narrative accompanying the Summary Compensation Table and Grants of Plan-Based Awards in 2017 Table and the section of this Proxy Statement entitled "Potential Payments on Termination and Change of Control". Our Compensation Committee believes that each of these compensation elements complements the others and that together they serve to achieve our compensation objectives.

        Compensation awarded to our named executive officers is weighted towards performance-based compensation, with an emphasis on long-term equity incentive awards. We believe that putting a substantial proportion of our named executive officers' compensation "at risk" motivates our executives to achieve our corporate objectives, and delivering compensation in the form of equity creates an ownership culture amongst our executives and ensures that our executives are focused on the interests of our shareholders.

        The chart below illustrates the proportion of our CEO's targeted compensation for 2017 that is allocated to each type of compensation.

CEO

        The target annual cash incentive bonus and performance share units are earned based on pre-established Company performance goals, meaning that approximately 50% of our CEO's target compensation is only earned if the performance goals have been satisfied. Equity-based compensation makes up approximately 53% of our CEO's target compensation, the value of which will increase or decrease with the price of our Common Shares, ensuring an alignment between our executives and our shareholders. Only 23% of our CEO's target compensation is fixed, and the remaining 77% is variable, based on our performance and/or the price of our Common Shares. In addition, due to his removal of eligibility to receive an annual cash incentive bonus under our 2017 Annual Incentive Bonus Plan, our CEO was not eligible to receive his target annual compensation for 2017 (which makes up 24% of his targeted compensation), and the value of RSUs and stock options granted to our CEO during 2017 was reduced by 30% from the targeted level.

Base Salary

        The base salary of our CEO and other named executive officers is intended to provide a level of assured cash compensation that is commensurate with their senior professional status and career accomplishments. Accordingly, their base salaries are designed to be competitive with similar positions within the specialty biopharmaceutical industry. Our Compensation Committee relies on peer group analysis, surveys, and the advice of Radford to set base salaries for our named executive officers that are benchmarked to similar roles in the peer group.

        Base salary adjustments include a combination of cost-of-living and merit increases, as appropriate, based on the executive's performance of his or her key responsibilities and duties, and will be generally approved, communicated, and implemented in March of each year to allow for evaluation of the entire year, including our financial performance. Our Compensation Committee considers the CEO's assessment of and recommendations with respect to each of the other executive officers. In addition, our Compensation Committee considers the market pay practices for the individual jobs.

        Our Compensation Committee reviewed the base salaries of our named executive officers in March 2017 and approved a 3% merit-based increase for each of our named executive officers (other than Michael Kaseta). Michael Kaseta received a base salary of $300,000 until November 2017 when he was promoted to interim CFO, at which time his base salary was increased to $350,000. The 2017 base salary for each of our named executive officers is below:

Named Executive Officer	2017 Base Salary
Adrian Adams	$721,000
Andrew I. Koven	$463,500
Scott J. Charles	$412,000
James P. Tursi, MD	$412,000
Mark A. Glickman	$397,000
Michael Kaseta	$350,000

Annual Cash Incentives

        We award annual cash incentives to our named executive officers in order to reward them for the achievement of short-term goals relating to the financial performance of the Company as well as their execution of our operating plan and strategic initiatives. Annual cash incentives are paid pursuant to our Annual Incentive Bonus Plan, which is a sub-plan under our 2016 Plan, except that the annual cash incentive awarded to Mr. Kaseta for 2017 was paid pursuant to our bonus plan for non-executives. For 2018 and future years, Mr. Kaseta will be eligible to participate in our Annual Incentive Bonus Plan.

        Target annual cash incentives are based on a percentage of each named executive officer's base salary. The target annual cash incentive level for each named executive officer is specified in his employment agreement. Annual cash incentive targets were set based upon advice from the Compensation Committee's independent consultants and through negotiations with our executives when they were hired. In 2017, Mr. Charles' target annual cash incentive was increased from 45% to 50% based on our assessment of the annual cash incentive targets of other Chief Financial Officers in our industry.

Named Executive Officer	2017 Annual Cash Incentive Target
Adrian Adams	100%
Andrew I. Koven	75%
Scott J. Charles	50%
James P. Tursi, MD	45%
Mark A. Glickman	45%

        Under the Annual Incentive Bonus Plan, the annual cash incentive for our named executive officers is based 70% on the achievement of Company goals and 30% on the achievement of individual performance goals related to the named executive officer's role with the Company (for the CEO, 75% based on Company goals and 25% based on individual performance goals).

        In March 2017, Mr. Adams and Mr. Koven proposed that they remove themselves from eligibility for a cash bonus under the Annual Incentive Bonus Plan with respect to the 2017 performance period in order to align their compensation with the interests of our shareholders to a very significant degree. As a result, neither Mr. Adams nor Mr. Koven received an annual cash incentive award with respect to 2017.

  Company Performance Goals

        For Fiscal Year 2017, our Compensation Committee set Company performance goals based on three separate performance metrics, with the weightings set forth below:

Company Operating Metric	Weighting
Net Revenues	50%
Adjusted EBITDA	25%
Adjusted Net Income	25%

        Adjusted EBITDA and Adjusted Net Income results are adjusted at the end of the performance period to take into account items of significant income or expense which are determined to be appropriate adjustments and to exclude the following one-time/discrete items:

  •
  Items related to a change in accounting principle and tax law;

  •
  Costs to evaluate, execute and integrate acquisitions, and related accounting implications, including acquired in-process research and development;

  •
  Items related to the sale or disposition of a business, segment or product, including discontinued operations;

  •
  Other items including changes in foreign currency exchange rates, asset impairment charges, income tax adjustments and losses on extinguishment or modification of debt;

  •
  Charges related to share-based compensation including charges related to warrants;

  •
  Depreciation and amortization;

  •
  Restructuring costs; and

  •
  Financing costs as well as related interest expense implications.

        Performance goals are based on our corporate plan for Fiscal Year 2017, with performance at the budget level resulting in a payout at approximately the target level.

        Each performance goal is assigned a threshold, target, stretch, and super-stretch level. Payout (as a percentage of target) for each level of achievement is set forth below:

Payout (% of Target)
Below Threshold	0%
Threshold	75%
Target	100%
Stretch	150%
Super-Stretch	250%

        The threshold level of performance must be achieved on the Net Revenue goal and also either Adjusted EBITDA or Adjusted Net Income in order for payment on any performance goal to be paid out above the target level. The Net Revenue target for 2017 was $100.0 million, with a threshold performance target of $70.0 million and maximum payout at the performance target of $150.0 million. The Adjusted EBITDA target was $0.0 million, with a threshold performance target of ($25.0) million and maximum payout at the performance target of $10.0 million. The Adjusted Net Income target was ($35.0) million, with a threshold performance target of ($60.0) million and maximum payout at the performance target of ($10.0) million. Payout percentages are interpolated in a straight-line basis between band points. Our Compensation Committee set performance goals that are aligned with our corporate plan for Fiscal Year 2017 such that the stretch, and super-stretch payout levels would require extraordinary performance.

  Individual Performance Goals

        For 2017, 30% of each named executive officer's potential bonus (25% of the CEO's potential bonus), as set forth above, is based on the achievement of the executive's individual performance goals for the year. The individual goals are set at the beginning of the year and are based on each executive's role with the Company and to closely correlate to the Company's strategic goals for 2017.

        Mr. Koven's individual goals primarily related to his role as President and Chief Business Officer, including management of Aralez Canada, Ireland, and certain business development functions including completion of transition of Zontivity and Toprol-XL® and its authorized generic (the "Toprol-XL Franchise") to Aralez, and consideration of the sale, out-licensing, or discontinuation of Aralez Canada non-core products.

        Dr. Tursi's individual goals primarily related to his role as Chief Medical Officer, including support of the Zontivity launch and the Yosprala commercialization, submission of Yosprala in Europe, and business development.

        Mr. Glickman's individual goals primarily related to his role as Chief Commercial Officer, including achievement of net revenue targets for Zontivity and Yosprala, managed care initiatives, and executing plans to fully leverage the Toprol-XL Franchise in 2018.

  2017 Performance

        In the first quarter of 2018, our Compensation Committee reviewed 2017 performance and determined the level of achievement of the performance goals for the annual incentive bonuses and the individual performance of each of our named executive officers other than the CEO. The actual results with respect to 2017 Company performance are set forth below:

Company Operating Metric	Actual Performance (in millions)	Percentage of Target
Net Revenues	$105.9	109.83%
Adjusted EBITDA	$(4.5)	95.49%
Adjusted Net Income	$(32.8)	111.00%

Total Achievement (as percentage of target):		106.54%

        With respect to individual performance, our Compensation Committee accepted Mr. Adams' proposal that he achieved 25% of his individual objectives and Mr. Koven achieved 89% of his individual objectives, despite the fact that they had removed themselves from eligibility for a 2017 annual bonus. The Compensation Committee further determined that Dr. Tursi achieved 98% of his individual objectives and Mr. Glickman achieved 86% of his individual objectives.

        Notwithstanding the higher achievement percentages under the 2017 pre-determined Company performance metrics (i.e., the 106.54% above), the Compensation Committee and our management have determined that the annual incentive bonuses earned under the 2017 formula should be adjusted downward to a flat 105%. However, in order to achieve a greater degree of alignment with our shareholders, our Compensation Committee and management further agreed that the annual cash incentive awards would be paid out only to our executives at the 90% level for the Company performance portion, rather than the approved higher level resulting from the use of the 105% Company performance factor. As a result of this determination, the annual cash incentive awards earned by Dr. Tursi and Mr. Glickman are less than they would have been entitled to receive under the pre-determined formula. In addition, Mr. Adams and Mr. Koven proposed in March 2017 to remove themselves from eligibility for a cash bonus under the Annual Incentive Bonus Plan with respect to the 2017 performance period. The reduction in annual cash incentive awards earned and the foregoing by Mr. Adams and Mr. Koven of their eligibility to receive cash bonuses for 2017 under the Annual Incentive Bonus Plan shows the commitment by the Compensation Committee and management to align our executive compensation program with the interests of our shareholders to a very significant degree. We note that annual incentive bonus is only one component of executive pay. The long-term equity incentive portion of executive pay is already fully aligned with the interests of our shareholders.

        The amount each named executive would have been entitled to under the actual 2017 results (including, for Mr. Adams and Mr. Koven, if they had not removed themselves for eligibility to receive a cash bonus for 2017) and the actual amount paid to each named executive officer is set forth below:

Named Executive Officer	2017 Annual Cash Incentive—Actual Results	2017 Annual Cash Incentive—Amount Paid
Adrian Adams(1)	$612,850	$0
Andrew I. Koven(1)	$348,320	$0
Scott J. Charles(2)	$0	$0
James P. Tursi, MD	$190,777	$171,032
Mark A. Glickman	$177,400	$158,508

(1)
Mr. Adams and Mr. Koven removed themselves from eligibility to receive an annual bonus for 2017 and, as such, received no bonuses for 2017.

(2)
Mr. Charles did not receive an annual bonus for 2017 due to his separation of employment on November 30, 2017.

Bonus Award for Mr. Kaseta

        Mr. Kaseta was awarded an annual bonus for 2017 performance under the non-executive annual bonus plan in which he was eligible for a target bonus of 30% of his base salary, which was increased to 35% of his base salary for the portion of 2017 that he held the position of interim CFO, for a total target bonus of $92,708. Mr. Kaseta's annual bonus was weighted 55% upon the achievement of corporate metrics and 45% upon his individual objectives.

        The corporate metrics were identical to the corporate metrics discussed above for the other named executive officers. Mr. Kaseta's individual goals primarily related to his position as the Company's Corporate Controller, including financial process improvement, completion of integration of the Toprol-XL Franchise and Zontivity acquisitions, and support of the CFO in business development activities.

        Mr. Kaseta received a 2017 annual bonus in the amount of $99,430 which represents achievement of 105% of the corporate metrics and 110% of his individual objectives.

Long-Term Incentive Compensation

        Long-term equity-based incentive compensation is a key element of the Aralez executive compensation program. Equity-based incentive compensation ties a significant portion of compensation to Company performance by linking a significant portion of the executive's total pay opportunity to the price of our Common Shares. The long-term equity-based compensation package granted to our executives is composed of time-based stock options and RSUs, and performance-based restricted stock units ("PSUs"), in the proportions set forth below:

Stock Options	RSUs	PSUs
20%	30%	50%

        Our Compensation Committee grants these types of awards together in order to balance the goals of retention and pay-for-performance.

Stock Options:	Stock options vest over four years, with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in equal installments on a monthly basis over the remaining three years, and have an exercise price equal to the fair market value of our Common Shares on the date of grant. Accordingly, the actual value an executive will realize is tied to future stock appreciation and is therefore aligned with corporate performance and shareholder returns. Stock options granted prior to May 2017 vest in equal installments on a monthly basis over four years.
Restricted Stock Units:

RSUs vest in equal annual installments over a three year vesting period. RSUs ensure that each of our executives is a true owner of the Company and help to retain our executives over the vesting period.

Performance-Based Restricted Stock Units:	PSUs vest at the end of a three-year performance period based on the achievement of pre-determined performance goals. Our Compensation Committee granted PSUs to our named executive officers in Fiscal Year 2016 with a three-year relative total shareholder return as the performance goal (measured against companies in the Nasdaq biotechnology index with annual revenue between $50 million and $500 million). Target performance (TSR in the 50th percentile) will pay out the target number of PSUs, while threshold performance (TSR in the 25th percentile) will pay out 50% of the PSUs, performance above target (TSR in the 75th percentile) will pay out 150%, and stretch performance (TSR in the 90th percentile) will pay out 200%. PSUs motivate our executives by providing them an opportunity to increase their compensation for extraordinary performance and align the interests of our executives with the interests of our shareholders.

        Our named executive officers (other than Mr. Kaseta) were granted PSUs on March 15, 2017 and stock options and RSUs on May 11, 2017, with the values set forth in the table below (at the target level). It is important to note that, although the value of the stock options and RSUs to be granted to these executives was established by the Committee on March 8, 2017, a decline in the Company's stock price between March 8, 2017 and May 11, 2017 would have significantly increased the number of stock options and RSUs to which the executives would have been entitled had the awards been made as approved. In order to better align the compensation of these named executive officers with the interests of shareholders, the executives and the Committee agreed to reduce the number of stock options and RSUs to which the executives were entitled by 30%. Accordingly, the grant date fair value of the stock option and RSU awards actually made to the Company's named executive officers as set forth in the table below are 30% less than those to which they were contractually entitled under their employment agreements and 30% less than the value originally approved by the Committee.

Named Executive Officer	Stock Options(1)	RSUs(1)	PSUs(1)
Adrian Adams	$228,005	$340,673	$811,125
Andrew I. Koven	$114,002	$170,336	$405,562
Scott J. Charles	$86,859	$129,780	$309,001
James P. Tursi, MD	$86,859	$129,780	$309,001
Mark A. Glickman	$83,697	$125,054	$297,750

(1)
Grant date fair value of stock options was determined using a Black-Scholes model. The grant date fair value of RSUs and PSUs was determined using the "face value" of these awards, based on the closing price of our stock on Nasdaq on the date of grant (although, for accounting purposes and in the Summary Compensation Table, the PSUs will be subject to a "Monte Carlo" simulation).

        Mr. Kaseta was not an executive officer at the beginning of 2017, and received grants of stock options and RSUs in 2017, but was not eligible to receive grants of PSUs. Mr. Kaseta received grants of stock options on March 15, 2017, May 11, 2017 and, in connection with his appointment as interim CFO, on November 30, 2017. Mr. Kaseta received a grant of RSUs on March 15, 2017. The vesting terms of Mr. Kaseta's stock options and RSU grants are the same as set forth above with respect to the other named executive officers.

Procedures and Policies for Granting Equity-Based Awards

        Our Compensation Committee approves the grant of all equity and equity-based awards to our CEO and other executive officers, as well as to the non-employee members of our Board. PSUs were granted to our named executive officers for Fiscal Year 2017 in March following the end of our year-end blackout period. Stock options and RSUs were granted to our named executive officers for Fiscal Year 2017 in May after our shareholders approved the increase of shares in the 2016 Plan. In all cases, stock options are granted at exercise prices equal to the closing price of our Common Shares as reported on Nasdaq on the date of grant.

        New-hire grants for our executive officers are approved by our Compensation Committee prior to employment. As permitted under the 2016 Plan, our Compensation Committee has delegated to the CEO the authority to grant stock options and RSUs to new non-executive officer employees upon commencement of employment in accordance with a specified schedule of numbers of stock options or RSUs per grant, based on hiring position. However, at this time all stock options and RSUs granted to new non-executive officer employees are brought to and approved by the Compensation Committee.

Other Benefits

        Benefits offered to our named executive officers serve as a safety net of protection against financial catastrophes that can result from illness, disability or death. Benefits offered to our named executive officers are substantially the same as those offered to all of our regular full-time employees. We maintain a 401(k) plan for our employees, including our named executive officers, to encourage our employees to save some portion of their cash compensation for their eventual retirement. Effective January 1, 2017, we match 50% of the first 6% of an employee's eligible earnings in the 401(k) plan, with the 401(k) match capped at $12,000. We generally do not provide substantial perquisites to our executives. In addition, we offer Canadian tax preparation services for our named executive officers who are primarily located in the United States but are required to file tax returns in Canada. We also reimburse our named executive officers for the Canadian Pension Payment that they are required under Canadian law to pay, despite being ineligible to receive Canadian pension benefits, and we provide a tax equalization payment to reimburse these named executive officers for Canadian, U.S. and state taxes that apply to such payment.

Post-Employment Benefits

        Providing reasonable severance benefits to our named executive officers in the context of termination by us without cause or by the executive for good reason (as defined in their employment agreements), either in connection with a change of control or otherwise, is an important part of maintaining a competitive executive compensation program and contributes to our ability to attract and retain high quality executives. In part, this reflects a recognition that it may be difficult for a senior executive to find a comparable position in a relatively short period of time following termination of employment. Providing reasonable protections to our named executive officers in the event of a change of control is helpful in aligning our executives' interests with those of our shareholders in the event a potential change of control situation should occur.

        Pozen entered into employment agreements with our named executive officers (other than Mr. Kaseta) when they were initially hired by Pozen. We entered into an employment agreement with Mr. Kaseta in March 2018, when he was appointed CFO. These agreements require that we provide severance and related benefits in the event of a termination of employment or a change of control. Our Compensation Committee received advice from its legal and compensation consultants as to practices and levels of such benefits among comparable companies. These provisions and benefits, as well as an estimate of the dollar value of these benefits that would be payable to our executive officers under specified assumed conditions are described in the section of this Proxy Statement entitled "Potential Payments on Termination and Change of Control."

        We do not offer post-employment health or life insurance to our named executive officers other than the continuation of medical (and life insurance for Mr. Adams and Mr. Koven) benefits for a period following certain terminations (subject to payment of active employee rates) pursuant to their employment agreements.

Share Ownership Guidelines

        Employee ownership is a core component of our operating culture, and we believe that share ownership encourages our executives to create value for our shareholders over the long term, and promotes retention and affiliation with the Company by allowing our employees to share in our long-term success while aligning employee and executive interests with those of our shareholders. To reflect this commitment to employee ownership, we have adopted share ownership guidelines, which require the CEO to hold shares with a value equal to six times base salary, as well as a share retention policy for all named executive officers, which requires such officers to retain at least 50% of the total equity credited from grants of equity awards (net of amounts required to pay taxes and exercise prices) while such individual remains a named executive officer. As of December 31, 2017, Mr. Adams owned vested Common Shares with a value greater than seven times his 2017 base salary. We expect that the newly hired members of our management team will comply with the share retention policy as their equity awards vest.

Anti-Hedging/Anti-Pledging Policy

        Certain short-term or speculative transactions in our securities by directors or executive officers create the potential for heightened legal risk and/or appearance of improper or inappropriate conduct involving our securities. As a result, we do not allow any director or executive officer to hedge the economic risk of his or her ownership of Common Shares, which includes entering into any derivative transaction on Aralez securities (e.g., any short-sale, forward, option, collar). Further, we do not allow any director or executive officer to pledge Aralez securities at any time, which includes having Aralez securities in a margin account or using Aralez securities as collateral for a loan.

Clawback of Incentive Compensation

        Our Board adopted an incentive-based compensation recovery policy that applies to all executives, including the named executive officers. The policy relates to the recoupment of incentive compensation awarded to these executives if there is a restatement of published financials.

CEO Pay Ratio

        As a result of the recently adopted rules under the Dodd-Frank Act, the SEC now requires public companies to compare the compensation of their chief executive officer to the median compensation of their other employees, and disclose that information in proxy and information statements, registration statements and annual reports that must contain executive compensation information ("CEO Pay Ratio Disclosure").

        Our CEO's annual total compensation for 2017, as reflected in the Summary Compensation Table, was $2,099,113. Our median employee's annual total compensation for 2017 was $145,372. As a result, our 2017 CEO to median employee pay ratio is 14:1.

        We identified the median employee by examining the 2017 W-2 compensation data from our payroll systems for employees, excluding our CEO, who were employed by us on December 31, 2017, the last day of our payroll year. We excluded employees located in Ireland, per the de minimis exemption which allows a company to exclude all non-US employees in certain jurisdictions if the aggregate number of employees in such jurisdictions account for 5% or less of the company's total employees. We have 6 employees in Ireland out of 173 total employees, and thus Ireland employees account for 3.4% of Aralez's total employee pool.

        After identifying the median employee based on the 2017 W-2 compensation data, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table.

Tax and Accounting Implications

        In setting elements of compensation, our Compensation Committee considers the impact of the following tax and accounting provisions:

  •
  Section 162(m).  In making compensation decisions, our Compensation Committee is mindful of the potential impact of Section 162(m) of the Code, which generally disallows a tax deduction to public companies for certain compensation over $1 million paid in any year to its chief executive officer and its three most highly compensated executive officers (other than its chief executive officer and chief financial officer). Qualifying performance-based compensation is not subject to this deduction limit if certain requirements are met. Our Compensation Committee generally seeks, where feasible, to structure the incentive compensation granted to our named executive officers in a manner that is intended to minimize or eliminate the impact of Section 162(m) of the Code. However, the Compensation Committee may at times elect to make awards that are subject to the Section 162(m) deduction limit, such as time-based RSUs or cash awards when it believes that such awards are appropriate to attract and retain top-quality executives or otherwise achieve its compensation objectives.

    Beginning with the 2018 fiscal year, compensation in excess of $1 million that is paid to any named executive officer will no longer be exempt from the limitation on deductibility under the performance-based compensation exception except under certain limited circumstances where the arrangements were in effect on November 2, 2017. In addition, beginning in the 2018 fiscal year, the $1 million deduction limitation will apply to any individual who was subject to Section 162(m) of the Code during any preceding year beginning after December 31, 2016, regardless of whether the individual is a named executive officer for the current fiscal year.

  •
  Section 409A.  Section 409A of the Code, which governs the form and timing of payment of deferred compensation, generally changes the tax rules that affect most forms of deferred compensation that were not earned and vested prior to 2005. It also expands the types of compensation that are considered deferred compensation subject to these regulations. Section 409A imposes sanctions, including a 20% penalty and an interest penalty, on the recipient of deferred compensation that does not comply with Section 409A. Our Compensation Committee considers the potential implications of Section 409A of the Code in determining the form and timing of compensation awarded to our executives.

  •
  Sections 280G and 4999.  No employment agreement executed since January 1, 2009 provides for a gross-up payment to reimburse the executive for certain excise taxes imposed under Section 4999 of the Code as well as additional taxes resulting from such reimbursement, and there is no gross-up payment provision in the employment agreements with our named executive officers.

  •
  Accounting Rules.  Various rules under generally accepted accounting principles (GAAP) determine the manner in which grants for equity-based and other compensation are accounted for in our financial statements. Aralez records compensation expenses with respect to equity awards in accordance with FASB ASC Topic 718. Among the factors it has considered when making compensation decisions for our named executive officers, our Compensation Committee has taken into account the accounting treatment under FASB ASC Topic 718 of equity-based and alternative forms of compensation.

Summary Compensation Table (for fiscal years 2017, 2016 and 2015)

        The following table summarizes the total compensation paid to or earned by, or with regard to stock awards and options, the grant date fair value of such awards granted during the fiscal years ended December 31, 2017, 2016 and 2015 to our named executive officers.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)		Total ($)
Adrian Adams	2017	$721,000	—	$1,138,108	$228,005	$0	$12,000	(5)	$2,099,113
Chief Executive Officer	2016	$700,000	—	$1,373,981	$174,666	$700,000	$5,085,997		$8,034,644
	2015	$410,217	—	$14,858,944	—	$408,333	$197,882		$15,875,376
Andrew I. Koven	2017	$463,500	—	$569,053	$114,002	$0	$12,000	(6)	$1,158,555
President and Chief	2016	$450,000	—	$686,557	$87,277	$337,500	$4,229,174		$5,790,508
Business Officer	2015	$264,383	—	$11,281,789	—	$196,875	$221,919		$11,964,966
Scott J. Charles	2017	$375,667	—	$433,565	$86,859	$0	$601,000	(7)	$1,497,091
Former Chief Financial Officer	2016	$400,000	—	$1,014,194	$66,540	$180,000	$545,688		$2,206,422
	2015	$175,572	$400,000	$355,471	—	$77,500	$—		$1,008,543
Michael Kaseta	2017	$305,513	—	$5,925	$51,181	$99,430	$9,000	(8)	$471,049
Chief Financial Officer
James P. Tursi, MD	2017	$412,000	—	$433,565	$86,859	$171,032	$10,280	(9)	$1,113,736
Chief Medical Officer	2016	$400,000	—	$1,014,194	$66,540	$180,000	$544,631		$2,205,365
Mark A. Glickman	2017	$397,000	—	$417,779	$83,697	$158,508	$11,854	(10)	$1,068,838
Former Chief Commercial Officer	2016	$385,000	—	$994,134	$63,989	$166,861	$536,653		$2,146,637
	2015	$204,321	$200,000	$362,464	—	$90,956	$9,660		$867,401

(1)
Mr. Charles' employment with the Company terminated on November 30, 2017. Mr. Kaseta was appointed interim CFO on November 30, 2017, and was promoted to CFO on March 13, 2018. Dr. Tursi joined Pozen on October 1, 2015, and was not a named executive officer with respect to 2015. Mr. Glickman resigned from the Company effective March 30, 2018.

(2)
The amounts included in this column are the sign-on awards paid to Mr. Charles and Mr. Glickman at the time of hire.

(3)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option, RSU or PSU award, as applicable, calculated in accordance with FASB ASC Topic 718 (excluding the effect of estimated forfeitures), and do not represent the actual value that may be recognized by the named executive officers upon option exercise or settlement of the RSU or PSU award. For stock options, amounts are computed by multiplying the fair value of the award (as determined under the Black-Scholes option pricing model) by the total number of options granted. For RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of Common Shares on the date of grant. For PSUs, fair value is based on the Monte Carlo valuation model, and the amount disclosed in this column is based on the probable outcome of the performance conditions. The following amounts represent the maximum potential PSU value by individual for fiscal 2017 (based on the value of Common Shares on the date of grant): Mr. Adams: $1,622,251; Mr. Koven: $811,125; Mr. Charles: $617,999; Dr. Tursi: $617,999; and Mr. Glickman: $595,500. Mr. Kaseta did not receive PSUs in 2017. For information on the valuation assumptions used in calculating the grant date fair value of stock options, see Note 12 to Aralez's audited financial statements included in the 2017 Annual Report.

(4)
For 2017 and 2016, this amount represents the amount that was paid to our named executive officers (other than Mr. Kaseta) under our Annual Incentive Bonus Plan. For Mr. Kaseta, the amount represents the amount that he was paid under our bonus plan for non-executives. The results and final payouts with respect to 2017 are described above in the section titled

  "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentives." The 2015 awards for Messrs. Adams, Koven, Charles and Glickman were guaranteed at the target level, pro-rated for the portion of Fiscal Year 2015 in which they were employed by Pozen.

(5)
This amount includes $12,000 in employer matching contributions to Mr. Adams' 401(k) plan account.

(6)
This amount includes $12,000 in employer matching contributions to Mr. Koven's 401(k) plan account.

(7)
This amount includes $9,000 in employer matching contributions to Mr. Charles' 401(k) plan account, and $592,000 attributable to severance accrued by Mr. Charles as of November 30, 2017, the date of his separation of employment.

(8)
This amount includes $9,000 in employer matching contributions to Mr. Kaseta's 401(k) plan account.

(9)
This amount includes $10,280 in employer matching contributions to Dr. Tursi's 401(k) plan account.

(10)
This amount includes $11,854 in employer matching contributions to Mr. Glickman's 401(k) plan account.

Grants of Plan-Based Awards in 2017

        The following table provides additional information about awards granted to our named executive officers in 2017.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)
			Estimate Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Adrian Adams	OPT	5/11/2017								252,316	$1.56	$228,005
	RSU	5/11/2017							218,380			$340,673
	PSU	3/15/2017				171,123	342,247	684,494				$797,436
Andrew I. Koven	OPT	5/11/2017								126,158	$1.56	$114,002
	RSU	5/11/2017							109,190			$170,336
	PSU	3/15/2017				85,562	171,123	342,247				$398,717
Scott J. Charles	AIC		154,000	206,000	515,000
	OPT	5/11/2017								96,121	$1.56	$86,859
	RSU	5/11/2017							83,192			$129,780
	PSU	3/15/2017				65,190	130,380	260,759				$303,785
Michael Kaseta	AIC		69,531	92,708	231,770
	OPT	3/15/2017								5,000	$2.37	$6,633
	RSU	3/15/2017							2,500			$5,925
	OPT	5/11/2017								25,000	$1.56	$22,591
	OPT	11/30/2017								25,000	$1.51	$21,957
James P. Tursi, MD	AIC		139,050	185,400	463,500
	OPT	5/11/2017								96,121	$1.56	$86,859
	RSU	5/11/2017							83,192			$129,780
	PSU	3/15/2017				65,190	130,380	260,759				$303,785
Mark A. Glickman	AIC		133,988	178,650	446,625
	OPT	5/11/2017								92,621	$1.56	$83,697
	RSU	5/11/2017							80,163			$125,054
	PSU	3/15/2017				62,816	125,633	251,266				$292,725

(1)
Award types are as follows: AIC is an annual incentive cash award, OPT is a stock option, RSU is a restricted stock unit, and PSU is a performance-based restricted stock unit.

(2)
Each annual incentive cash award amount represents the individual's current salary multiplied by their target bonus opportunity. The material terms of the annual cash incentive awards, including the actual results and individual payouts for 2017, are described above in the section titled "Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentives."

(3)
PSU awards cliff vest at the end of the performance period (December 31, 2019) based on the actual percentile ranking of Aralez's total shareholder return compared to peer performance. The material terms of the PSU awards are described above in the section titled "Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Compensation."

(4)
The RSU awards vest in equal annual installments over a three year vesting period.

(5)
The stock option awards granted in May and November 2017 vest over a four year vesting period, with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in equal installments on a monthly basis over the remaining three years. The stock options granted in March 2017 vest in equal installments on a monthly basis over a four-year period following the date of grant.

(6)
The amounts included in this column are the dollar amounts representing the grant date fair value of each option, RSU, or PSU, as applicable, calculated in accordance with FASB ASC TOPIC 718 (excluding the effect of estimated forfeitures), and do not represent the actual value that may be recognized by the named executive officers upon option exercise or vesting of RSUs or PSUs. For PSUs, grant date fair value is based on the Monte Carlo valuation model, and the amount disclosed in this column is based on the probable outcome of the performance conditions.

Employment and Other Agreements

        During Fiscal Year 2017, each of our named executive officers (other than Mr. Kaseta) was employed pursuant to employment agreements with us (Mr. Kaseta entered into an employment agreement effective March 13, 2018). Each employment agreement specifies, among other things, the named executive officer's initial base salary, bonus and equity opportunity, entitlement to participate in the company's benefits plans and post-termination benefits and obligations. The post-employment benefits are described in the section of this Proxy Statement entitled "Potential Payments on Termination and Change of Control".

Employment Agreement with Adrian Adams

        Adrian Adams was appointed Chief Executive Officer on May 31, 2015. Under the terms of Mr. Adams' employment agreement, which has an initial term of three years, he is entitled to (i) a base salary of $700,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Board; (ii) an annual cash bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted amount of 100% of base salary; (iii) annual equity awards under the Company's equity compensation plan with a target value of not less than 225% of his base salary (50% of which will vest ratably over four years and 50% of which will vest based on the achievement of performance criteria); (iv) a one-time sign-on equity award in the form of 1,944,888 RSUs, which vest in equal annual installments on the first four anniversaries of the date of grant; and (v) reimbursement of up to $100,000 for reasonable legal fees associated with negotiating his employment agreement. He will also receive a tax equalization payment for any taxes imposed by Section 4985 of the Code. In addition, Mr. Adams' employment agreement provides for benefits if his employment is terminated under certain circumstances which are described in the section of this Proxy Statement entitled "Potential Payments on Termination and Change of Control".

        In March 2017, we amended Mr. Adams' employment agreement to provide that he has agreed not to be eligible for a cash bonus under the Annual Incentive Bonus Plan with respect to the 2017 performance period, but that, for purposes of calculating any severance that he may become entitled to, his 2017 bonus will be deemed to have been paid at the target level.

Employment Agreement with Andrew I. Koven

        Andrew I. Koven was appointed President and Chief Business Officer on May 31, 2015. Under the terms of Mr. Koven's employment agreement, which has an initial term of three years, Mr. Koven will receive (i) an annual base salary of $450,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Board; (ii) an annual cash bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted amount of 75% of base salary; (iii) annual equity awards under the Company's equity compensation plan with a target value of not less than 175% of Mr. Koven's base salary (50% of which will vest ratably over four years and 50% of which will vest based on the achievement of performance criteria); (iv) a one-time sign-on equity award in the form of 1,476,674 RSUs, which vest in equal annual installments on the first four anniversaries of the date of grant; (v) a tax equalization payment for any taxes imposed by Section 4985 of the Code; and (vi) reimbursement up to $100,000 for reasonable legal fees associated with negotiating his employment agreement. In addition, Mr. Koven's employment agreement provides for benefits if his employment is terminated under certain circumstances which are described in the section of this Proxy Statement entitled "Potential Payments on Termination and Change of Control".

        In March 2017, we amended Mr. Koven's employment agreement to provide that he has agreed not to be eligible for a cash bonus under the Annual Incentive Bonus Plan with respect to the 2017 performance period, but that, for purposes of calculating any severance that he may become entitled to, his 2017 bonus will be deemed to have been paid at the target level.

Employment Agreement with Scott J. Charles

        Scott J. Charles was appointed Senior Vice President, Finance on July 27, 2015, and was appointed Chief Financial Officer effective January 1, 2016. Under the terms of Mr. Charles' employment agreement, which was effective as of July 27, 2015 and had an initial term of three years, Mr. Charles was eligible to receive (i) an annual base salary of $400,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Compensation Committee; (ii) an annual cash bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted payout amount of 45% of Mr. Charles' base salary; (iii) annual equity awards under the Company's equity compensation plan with a target value of not less than 150% of Mr. Charles' base salary; (iv) a one-time sign-on equity award in the form of 29,137 RSUs; (v) a signing bonus of $400,000; and (vi) a tax equalization payment for any taxes imposed by Section 4985 of the Code. In addition, Mr. Charles' employment agreement provided for benefits if Mr. Charles' employment had been terminated under certain circumstances. Mr. Charles' employment terminated effective November 30, 2017, and the benefits he received upon his separation are described in the section of this Proxy Statement entitled "Potential Payments on Termination and Change of Control".

Employment Agreement with Michael Kaseta

        Upon Mr. Charles' separation, Michael Kaseta was appointed as the Company's Head of Finance and Interim Chief Financial Officer, effective November 30, 2017. Mr. Kaseta was appointed Chief Financial Officer on March 13, 2018. In connection therewith, the Company entered into an employment agreement with Mr. Kaseta, which was not effective in 2017. Under the terms of Mr. Kaseta's employment agreement, which has an initial term of three years, Mr. Kaseta will receive (i) an annual base salary of $375,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Compensation Committee; (ii) an annual cash bonus, based on performance and peer company compensation practices, payable in the discretion of the Compensation Committee, with a targeted payout amount of 45% of Mr. Kaseta's base salary; (iii) annual equity awards under the Company's equity compensation plan with a target value of not less than 150% of Mr. Kaseta's base salary; (iv) a promotion equity award valued at $281,000 in the form of 50% performance share units, 30% restricted stock units and 20% stock options, to be granted as soon as practicable; and (v) a tax equalization payment for any taxes imposed by Section 4985 of the Code. In addition, Mr. Kaseta's employment agreement provides for benefits if Mr. Kaseta's employment is terminated under certain circumstances which are described in the section of this Proxy Statement entitled "Potential Payments on Termination and Change of Control".

Employment Agreement with James P. Tursi

        James P. Tursi, MD, was appointed Chief Medical Officer on October 1, 2015. Under the terms of Dr. Tursi's employment agreement, which was effective as of October 1, 2015 and has an initial term of three years, Dr. Tursi will receive (i) an annual base salary of $400,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Compensation Committee; (ii) an annual cash bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted payout amount of 45% of Dr. Tursi's base salary; (iii) annual equity awards under the Company's equity compensation plan with a target value of not less than 150% of Dr. Tursi base salary; (iv) a one-time sign-on equity award in the form of 29,137 RSUs; and (v) a tax equalization payment for any taxes imposed by Section 4985 of the Code. In addition, Dr. Tursi's employment agreement provides for benefits if Dr. Tursi's employment is terminated under certain circumstances which are described in the section of this Proxy Statement entitled "Potential Payments on Termination and Change of Control".

Employment Agreement with Mark A. Glickman

        Mark A. Glickman was appointed Chief Commercial Officer on June 19, 2015 and resigned effective March 30, 2018. Under the terms of Mr. Glickman's employment agreement, which was effective as of June 22, 2015 and had an initial term of three years, Mr. Glickman was eligible to receive (i) an annual base salary of $385,000, with annual increases, if any, to be made based on performance and in the sole discretion of the Compensation Committee; (ii) an annual cash bonus, based on performance, payable in the discretion of the Compensation Committee, with a targeted payout amount of 45% of Mr. Glickman's base salary; (iii) annual equity awards under the Company's equity compensation plan with a target value of not less than 150% of Mr. Glickman's base salary; (iv) a one-time sign-on equity award in the form of 29,137 RSUs; (v) a signing bonus of $200,000; and (vi) a tax equalization payment for any taxes imposed by Section 4985 of the Code. In addition, Mr. Glickman's employment agreement provided for benefits if Mr. Glickman's employment had been terminated under certain circumstances which are described in the section of this Proxy Statement entitled "Potential Payments on Termination and Change of Control".

Outstanding Equity Awards at December 31, 2017

        The following table summarizes the equity awards made to our named executive officers that had not been exercised and remained outstanding as of December 31, 2017.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(2)
Adrian Adams	46,047	(3)	59,204	—	$3.80	3/17/2026	1,273,720	(8)	$1,808,682	274,742	(9)	$390,134
	0	(4)	252,316	—	$1.56	5/11/2027	—		—			—
Andrew I. Koven	23,009	(3)	29,583	—	$3.80	3/17/2026	888,949	(8)	$1,262,308	137,339	(9)	$195,021
	0	(4)	126,158	—	$1.56	5/11/2027	—		—	—		—
Scott J. Charles	26,730		0	—	$3.80	3/17/2026	—		—	—		—
	36,045		0	—	$1.56	5/11/2027	—		—	—		—
Michael Kaseta	10,156	(5)	27,344		$4.90	11/11/2026	2,500	(10)	$3,550	—		—
	937	(6)	4,063	—	$2.37	3/15/2027	—		—	—		—
	0	(4)	25,000	—	$1.56	5/11/2027	—		—	—		—
	0	(7)	25,000	—	$1.51	11/30/2027	—		—	—		—
James P. Tursi, MD	17,542	(3)	22,554	—	$3.80	3/17/2026	172,772	(8)	$245,336	104,664	(9)	$148,623
	0	(4)	96,121	—	$1.56	5/11/2027				—		—
Mark A. Glickman	16,869	(3)	21,690	—	$3.80	3/17/2026	168,533	(8)	$239,317	100,777	(9)	$143,103
	0	(4)	92,621	—	$1.56	5/11/2027	—		—	—		—

(1)
The exercise price of each of the options included in this table is equal to the closing price of our Common Shares as reported by Nasdaq on the respective date of grant.

(2)
Calculated by multiplying the closing market price of our Common Shares on December 29, 2017 ($1.42) by the unvested number of RSUs or unearned PSUs (at the threshold level of performance).

(3)
The stock options were granted on March 17, 2016 and vest in equal installments on a monthly basis over a four-year vesting period.

(4)
The stock options were granted on May 11, 2017 and vest as to 25% of the stock options on May 11, 2018. The remainder vest in equal installments on a monthly basis over the following three years.

(5)
The stock options were granted on November 10, 2016 and vest in equal installments on a monthly basis over a four-year vesting period.

(6)
The stock options were granted on March 15, 2017 and vest in equal installments on a monthly basis over a four-year vesting period.

(7)
The stock options were granted on November 30, 2017 and vest as to 25% of the stock options on November 30, 2018. The remainder vest in equal installments on a monthly basis over the following three years.

(8)
The vesting dates of the outstanding RSUs are as follows:

Named Executive Officer	RSUs (#)	Vesting Date
Adrian Adams	486,222	6/3/2018
	486,222	6/3/2019
	41,448	3/17/2018
	41,448	3/17/2019
	72,793	5/11/2018
	72,793	5/11/2019
	72,794	5/11/2020
Andrew I. Koven	369,168	6/3/2018
	369,169	6/3/2019
	20,711	3/17/2018
	20,711	3/17/2019
	36,396	5/11/2018
	36,397	5/11/2019
	36,397	5/11/2020
Michael Kaseta	833	3/15/2018
	833	3/15/2019
	834	3/15/2020
James P. Tursi, MD	29,000	10/1/2018
	29,001	10/1/2019
	15,789	3/17/2018
	15,790	3/17/2019
	27,730	5/11/2018
	27,731	5/11/2019
	27,731	5/11/2020
Mark A. Glickman	29,000	6/22/2018
	29,001	6/22/2019
	15,184	3/17/2018
	15,185	3/17/2019
	26,721	5/11/2018
	26,721	5/11/2019
	26,721	5/11/2020
(9)
The PSUs vest as follows (based on the actual percentile ranking of Aralez's total shareholder return over the performance period compared to peer performance): on December 31, 2018: 103,619 for Mr. Adams, 51,777 for Mr. Koven, 39,474 for Dr. Tursi, and 37,961 for Mr. Glickman; and on December 31, 2019: 171,123 for Mr. Adams, 85,562 for Mr. Koven, 65,190 for Dr. Tursi, and 62,816 for Mr. Glickman. The number of PSUs included in the table are based on achievement of the threshold level of performance.

(10)
The RSUs were granted on March 15, 2017 and vest in equal installments on the first, second and third anniversary of the date of grant.

Option Exercises and Stock Vested in Fiscal Year 2017

        The following table provides information regarding our named executive officers' exercise of stock options and vesting of restricted stock awards during Fiscal Year 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Adrian Adams	—	—	527,668	$744,791
Andrew I. Koven	—	—	389,879	$541,284
Scott J. Charles	—	—	117,308	$179,539
Michael Kaseta	—	—	—	—
James P. Tursi, MD	—	—	44,789	$101,935
Mark A. Glickman	—	—	44,184	$72,734

(1)
Represents the value of RSUs that vested during 2017. Calculated by multiplying the number of Common Shares represented by the RSUs by the closing market price of our Common Shares on the vesting date.

Pension Benefits for Fiscal Year 2017

        The table disclosing the value of accumulated benefits under and other information concerning defined benefit plans during the year is omitted because we do not have a defined benefit plan for our named executive officers or other employees. The only retirement plan available to our named executive officers in 2017 was our 401(k) plan which is available to all employees.

Nonqualified Deferred Compensation for Fiscal Year 2017

        The table disclosing contributions to and aggregate earnings under or distributions from nonqualified defined contribution or other deferred compensation plans is omitted because we do not maintain any such nonqualified deferred compensation plans.

Potential Payments on Termination and Change of Control

        Upon termination of employment or a change of control, our named executive officers are entitled to certain compensation and benefits under the terms of their employment agreements, as well as other plans and arrangements provided by us. The tables below list the potential compensation payable to our named executive officers under various hypothetical termination scenarios. The discussion and the amounts shown in the tables assume that the termination or change of control took place on December 31, 2017 (and thus include amounts earned through such time), and assume that the price per Common Share was the closing market price on December 29, 2017 ($1.42 per share). The amounts shown are estimates of the amounts that would have been paid out to the named executive officers for terminations on December 31, 2017. The amounts that the named executive officers would receive in an actual termination or change of control can only be determined at the time the event occurs.

Mr. Adams and Mr. Koven

        Mr. Adams, our CEO, and Mr. Koven, our President and Chief Business Officer, entered into employment agreements with us which provide certain payments and benefits upon termination of employment under certain circumstances.

        In the event the employment of Mr. Adams or Mr. Koven is terminated without cause, if either voluntarily terminates his employment for good reason, in the event of his death, or if either is terminated due to disability, Mr. Adams or Mr. Koven, as applicable, will receive: (i) accrued but unpaid base salary and vacation through the date of termination; (ii) a lump sum payment equal to 24 months of base salary; (iii) a lump sum payment equal to two times the greater of (x) the average annual bonus paid over the previous two years or (y) the annual bonus paid the year preceding the year in which his termination of employment occurs, provided that if Mr. Adams or Mr. Koven, as applicable, is not employed for a sufficient time to have received an annual cash bonus with respect to a full year, such calculation will assume that a target annual cash bonus was paid; (iv) continuation of medical and life insurance benefits for a period of 24 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (v) acceleration of the vesting of all equity and equity-based awards that would otherwise vest in the next 24 month period.

        In the event that, within 12 months of a change of control of Aralez, the employment of Mr. Adams or Mr. Koven is terminated without cause or if either voluntarily terminates his employment for good reason, Mr. Adams or Mr. Koven, as applicable, will receive: (i) accrued but unpaid base salary and vacation through the date of termination; (ii) a lump sum payment equal to 36 months of base salary; (iii) a lump sum payment equal to three times the greater of (x) the average annual bonus paid over the previous two years or (y) the annual bonus paid the year preceding the year in which his termination of employment occurs, provided that if Mr. Adams or Mr. Koven, as applicable, is not employed for a sufficient time to have received an annual cash bonus, such calculation will assume that a target annual cash bonus was paid; (iv) continuation of medical and life insurance benefits for a period of 36 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (v) immediate and full vesting of all outstanding unvested equity awards. If Mr. Adams or Mr. Koven is terminated without cause or voluntarily terminates employment for good reason, in either case in anticipation of a change of control, and a change of control actually occurs during the six months thereafter, he will be entitled to receive the enhanced severance benefits set forth herein on the later of the 60th day following termination or the date of the change of control. In the event of a change of control, Mr. Adams and Mr. Koven will not be entitled to a tax gross-up with respect to excise taxes under Section 4999 of the Code. Instead, any payments to Mr. Adams or Mr. Koven that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless Mr. Adams or Mr. Koven would be in a better net after-tax position by receiving the full payments and paying the excise tax.

        The payment of all severance benefits is contingent on Mr. Adams or Mr. Koven, as applicable, executing a general release of claims in favor of the Company and not revoking such release. Mr. Adams and Mr. Koven are subject to non-competition, non-solicitation and non-interference covenants for one year following termination of employment for any reason.

        In March 2017, we amended Mr. Adams' and Mr. Koven's employment agreements to provide that they have agreed not to be eligible for a cash bonus under the Annual Incentive Bonus Plan with respect to the 2017 performance period, but that, for purposes of calculating any severance that they may become entitled to, their 2017 bonus will be deemed to have been paid at the target level.

Dr. Tursi and Mr. Glickman

        Dr. Tursi, our Chief Medical Officer, and Mr. Glickman, our Chief Commercial Officer, entered into employment agreements with us that provide certain payments and benefits upon termination of employment under certain circumstances.

        In the event the employment of Dr. Tursi or Mr. Glickman is terminated without cause or if either voluntarily terminates his employment for good reason, Dr. Tursi, or Mr. Glickman, as applicable, will receive (i) accrued but unpaid base salary and vacation through the date of termination; (ii) an amount, payable in 12 equal monthly installments, equal to the sum of (x) one times his base salary in effect immediately prior to the date of termination, and (y) one times the average annual cash bonus paid over the previous two years, provided that if Dr. Tursi, or Mr. Glickman, as applicable, is not employed for a sufficient time to have received an annual cash bonus with respect to a full year, such calculation will assume that a target annual cash bonus was paid; (iii) continuation of medical benefits for a period of 12 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (iv) acceleration of the vesting of all equity and equity-based awards that would otherwise vest in the 12 month period following the date of termination.

        In the event that, within 12 months of a change of control of Aralez, the employment of Dr. Tursi, or Mr. Glickman is terminated without cause or if he voluntarily terminates his employment for good reason, Dr. Tursi, or Mr. Glickman, as applicable, will receive (i) accrued but unpaid base salary and vacation through the date of termination; (ii) a lump sum cash amount, payable on the 60th day following the date of termination, equal to two times his base salary in effect immediately prior to date of termination; (iii) a lump sum cash amount, payable on the 60th day following date of termination, equal to two times the greater of (x) the average annual cash bonus received for each of the preceding two years and (y) the annual cash bonus received during the preceding year, provided that if Dr. Tursi, or Mr. Glickman, as applicable, is not employed for a sufficient time to have received an annual cash bonus with respect to a full year, such calculation will assume that a target annual cash bonus was paid; (iv) continuation of medical benefits for a period of 24 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (v) immediate and full vesting of all outstanding equity or equity-based awards. In the event of a change of control, Dr. Tursi, and Mr. Glickman will not be entitled to a tax gross-up with respect to excise taxes under Section 4999 of the Code. Instead, any payments to Dr. Tursi, or Mr. Glickman that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless Dr. Tursi, or Mr. Glickman would be in a better net after-tax position by receiving the full payments and paying the excise tax.

        The payment of all severance benefits is contingent on Dr. Tursi, or Mr. Glickman, as applicable, executing a general release of claims in favor of the Company and not revoking such release. Dr. Tursi, and Mr. Glickman are subject to non-competition, non-solicitation and non-interference covenants for one year following termination of employment for any reason.

        Mr. Glickman resigned from his position with the Company on March 30, 2018, and did not receive any severance benefits in connection with his termination of employment.

Mr. Kaseta

        Mr Kaseta was not subject to an employment agreement during 2017, and would not have been entitled to any benefits under an employment agreement if he had been terminated on December 31, 2017. Instead, Mr. Kaseta would have been entitled to benefits under the Aralez Pharmaceuticals Inc. U.S. Severance Plan (the "Severance Plan"). Under the Severance Plan, if Mr. Kaseta had been terminated by the Company for reasons other than job performance, misconduct, or a violation of Company policies or rules, or in the event he is deemed to have a constructive termination within 12 months following a change of control (as defined in the 2016 Plan), Mr. Kaseta would have been entitled to receive (i) an amount, payable in equal installments, equal to 11 months of his base salary (or, for a termination within 12 months following a change of control, 1.25 times that amount, payable in a lump sum 60 days after termination), (ii) his target bonus (or, for a termination within 12 months following a change of control, 1.25 times his target bonus), payable in equal installments, and (iii) if such termination is within 12 months of a change of control, immediate and full vesting of all outstanding equity or equity-based awards. The payment of all severance benefits under the Severance Plan is contingent on Mr. Kaseta executing a general release of claims in favor of the Company and not revoking such release.

        We entered into an employment agreement with Mr. Kaseta effective March 13, 2018, in connection with his appointment as CFO. Pursuant to the employment agreement, in the event the employment of Mr. Kaseta is terminated without cause or if he voluntarily terminates his employment for good reason, Mr Kaseta will receive (i) accrued but unpaid base salary and vacation through the date of termination; (ii) an amount, payable in 12 equal monthly installments, equal to the sum of (x) one times his base salary in effect immediately prior to the date of termination, and (y) one times the average annual cash bonus paid over the previous two years, provided that if Mr. Kaseta is not employed for a sufficient time to have received an annual cash bonus with respect to a full year, such calculation will assume that a target annual cash bonus was paid; (iii) continuation of medical benefits for a period of 12 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (iv) acceleration of the vesting of all equity and equity-based awards that would otherwise vest in the 12 month period following the date of termination.

        In the event that, within 12 months of a change of control of Aralez, Mr. Kaseta's employment is terminated without cause or if he voluntarily terminates his employment for good reason, Mr. Kaseta will receive (i) accrued but unpaid base salary and vacation through the date of termination; (ii) a lump sum cash amount, payable on the 60th day following the date of termination, equal to two times his base salary in effect immediately prior to date of termination; (iii) a lump sum cash amount, payable on the 60th day following date of termination, equal to two times the greater of (x) the average annual cash bonus received for each of the preceding two years and (y) the annual cash bonus received during the preceding year, provided that if Mr. Kaseta is not employed for a sufficient time to have received an annual cash bonus with respect to a full year, such calculation will assume that a target annual cash bonus was paid; (iv) continuation of medical benefits for a period of 24 months following the date of termination (subject to his payment of active employee rates), or, if such benefits cannot be provided, a cash payment payable within 60 days in an amount equal to the fair market value of the benefits which were to be provided; and (v) immediate and full vesting of all outstanding equity or equity-based awards. In the event of a change of control, Mr. Kaseta will not be entitled to a tax gross-up with respect to excise taxes under Section 4999 of the Code. Instead, any payments to Mr. Kaseta that would be subject to the excise tax will be reduced to the level at which the excise tax will not be applied unless Mr. Kaseta would be in a better net after-tax position by receiving the full payments and paying the excise tax.

        The payment of all severance benefits is contingent on Mr. Kaseta executing a general release of claims in favor of the Company and not revoking such release. Mr. Kaseta is subject to non-competition, non-solicitation and non-interference covenants for one year following termination of employment for any reason.

Mr. Charles

        Mr. Charles terminated employment with the Company on November 30, 2017. In connection with his separation of employment, he received the following benefits payable under his employment agreement: (a) the sum of (x) one (1) times his base salary as in effective immediately prior to his separation, and (y) one times his average annual bonus paid over the previous two (2) years, payable in twelve (12) substantially equal monthly installments commencing with the first regular payroll period following the expiration of any applicable revocation period with respect to the release, but within ninety (90) days after his date of separation; (b) reimbursement for monthly COBRA costs of continued coverage for twelve (12) months following his separation; (c) acceleration of the vesting of all equity and equity-based awards that would otherwise vest during the twelve (12) month period following his separation; and (d) any earned but unpaid salary, bonus, or other reimbursements. Prior to receiving these payments, Mr. Charles executed a release of all potential claims against the Company.

Applicable Definitions in Employment Agreements

        Cause:    In the employment agreements with our named executive officers, "cause" means:

  •
  the executive is convicted of, or pleads guilty or nolo contendere to, a felony or a crime involving moral turpitude;

  •
  in carrying out his duties, the executive engages in conduct that constitutes willful gross misconduct, or willful gross neglect and that, in either case, results in material economic or reputational harm to the company, which executive fails to cure after 30 days' written notice; or

  •
  the executive refuses to perform, or repeatedly fails to undertake good faith efforts to perform, the duties or responsibilities reasonably assigned to him, which has continued for 30 days following written notice of such non-performance.

        Good Reason:    In the employment agreements with our named executive officers, "good reason" means the occurrence, without the executive's written consent, of any of the following:

  •
  a change in authority, duties, responsibilities or reporting lines (including, for Mr. Koven, no longer reporting to Mr. Adams);

  •
  a reduction in base salary;

  •
  any relocation of principal office or principal place of employment to a location more than 50 miles from Philadelphia, Pennsylvania or such other corporate headquarters as is approved by the CEO;

  •
  a material breach of the agreement by Aralez; or

  •
  Aralez fails to extend the term of the employment agreement.

        For Mr. Adams and Mr. Koven, "good reason" also occurs if Aralez ceases to have any class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. For Mr. Adams, "good reason" also occurs if Aralez fails to appoint him to, or removes him from, the Board.

        Change of control:    In the employment agreements with our named executive officers, "change of control" means the first to occur of any of the following:

  •
  a person or affiliated group acquires more than 50% of Aralez's then outstanding voting securities;

  •
  the shareholders of Aralez approve a plan of complete liquidation;

  •
  the sale or disposition of all or substantially all of Aralez's assets;

  •
  a merger, consolidation or reorganization of Aralez with or involving another entity unless the holders of Aralez voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  a majority of the Board of Aralez are replaced during any 12-month period by directors whose appointment or election are not endorsed by a majority of the members of the Board before the date of appointment or election.

Accelerated Vesting of Options and Other Stock-Based Awards

  2010 Plan

        Under the change of control provisions of the 2010 Plan, unless the Compensation Committee determines otherwise, all outstanding options and stock appreciation rights, including those held by our named executive officers, will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, and all stock units, dividend equivalents and other stock-based awards will become fully vested and will be paid at their target value or in such greater amounts as the Compensation Committee may determine. The Compensation Committee may also take certain other actions as provided in the 2010 Plan, including determining that outstanding options and stock appreciation rights that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation or a parent or subsidiary of the surviving corporation). Dr. Tursi currently holds, and Mr. Glickman held (prior to his resignation) awards under the 2010 Plan. Following the completion of the Tribute acquisition, no new awards may be granted under the 2010 Plan.

        For purposes of the 2010 Plan, a change of control is generally defined to include any of the following:

  •
  a person, entity or affiliated group (with certain exceptions) acquires more than 50% of Aralez's then outstanding voting securities;

  •
  Aralez merges into another entity unless the holders of Aralez's voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  Aralez sells or disposes of all or substantially all of its assets;

  •
  Aralez is liquidated or dissolved; or

  •
  a majority of the Aralez Board have been members of the Board for less than one year, unless the election or nomination for election of each new Director who was not a director at the beginning of such one year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

  Inducement Grants

        Mr. Adams and Mr. Koven each hold RSUs that were made as "inducement grants" under the Nasdaq rules, and were not granted under the 2010 Plan. The RSUs subject to the inducement grants will become fully vested and will be paid upon a change of control. For purposes of the inducement grants, "change of control" has the same meaning as the term has in the 2010 Plan.

  2016 Plan

        Our named executive officers each hold stock options, RSUs, and performance-based RSUs under the 2016 Plan. Under the change of control provisions of the 2016 Plan, unless the awards are assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), all outstanding options and stock appreciation rights, including those held by our named executive officers, will automatically accelerate and become fully exercisable, all outstanding restricted stock awards and restricted stock units which do not vest based on the achievement of performance goals will become fully vested, and all outstanding restricted stock awards and restricted stock units which vest based on the achievement of performance goals will become vested at the target level of performance (unless the award agreements for such awards provide for a higher level of vesting). The award agreements for the performance-based RSUs held by our named executive officers provide that, unless the awards are assumed or replaced with identical awards by the surviving company, the awards will vest at the greater of the target level of performance or the actual level of performance assuming that the change of control date was the last day of the performance period. The Compensation Committee may also specify in award agreements that awards will vest upon certain terminations following a change of control.

        For purposes of the 2016 Plan, a change of control is generally defined to include any of the following:

  •
  a person, entity or affiliated group (with certain exceptions) acquires more than 50% of the total voting power or the total fair market value of the capital stock of Aralez;

  •
  a person, entity or affiliated group acquires assets from Aralez with a total fair market value equal to or more than 50% of the total gross fair market value of the assets of Aralez immediately prior to such acquisition; or

  •
  a majority of the Aralez Board has been replaced during a 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Aralez Board immediately prior to such appointment or election.

  Performance-Based RSUs Under the 2016 Plan

        The PSUs granted under the 2016 Plan provide that, unless otherwise provided in another agreement with the Company, the PSUs will be forfeited upon termination of employment of the participant prior to the last day of the performance period. However, in the event an agreement with the Company purports to accelerate the vesting of the PSUs upon a termination of employment, the accelerated PSUs will be paid on the date such PSUs would have been paid had the participant's employment continued through the end of the performance period, with the number of PSUs that are earned based on the achievement of the performance goals through the end of the performance period and pro-rated based on the number of full months during the performance period that the participant was employed by the Company.

        Upon a change of control of the Company, unless the PSUs are continued or assumed by the surviving or successor entity, the participant will be deemed to have earned and vest in the number of PSUs equal to the greater of (i) the target number of PSUs and (ii) the actual number of PSUs that would have been vested and earned if the last day of the performance period had been the date of the change of control. If the PSUs are continued or assumed by the surviving or successor entity following a change of control, and the participant is terminated without Cause or resigns for Good Reason (each as defined in the participant's employment agreement) following the change of control but prior to the last day of the performance period, the participant will be deemed to have earned and vest in the number of PSUs determined as set forth above if the PSUs had not been continued or assumed.

Estimated Payments Upon Termination or Change of Control

        The following table illustrates the value of the payments and benefits our named executive officers (other than Mr. Charles) would be entitled to receive upon a termination of employment or upon a change on control of Aralez, in either case as of December 31, 2017.

Executive Benefits and Payments Upon Termination	Termination For Cause or Voluntary Termination Without Good Reason	Termination Without Cause or Voluntary Termination for Good Reason (Other than in connection with a Change of Control)	Death or Disability	Change of Control (Termination Without Cause or Voluntary Termination for Good Reason)	Change of Control (No Termination)
Adrian Adams
Cash Severance—Salary	$—	$1,442,000	$1,442,000	$2,163,000	$—
Cash Severance—Bonus(1)	$—	$1,400,000	$1,400,000	$2,100,000	$—
Stock Options—Accelerated(2)	$—	$0	$0	$0	$—
RSUs and PSUs—Accelerated(2)	$—	$1,705,315	$1,705,315	$2,588,950	$1,380,870
Health Care Continuation(3)	$—	$54,705	$54,705	$82,058	$—
Andrew I. Koven
Cash Severance—Salary	$—	$927,000	$927,000	$1,390,500	$—
Cash Severance—Bonus(1)	$—	$675,000	$675,000	$1,012,500	$—
Stock Options—Accelerated(2)	$—	$0	$0	$0	$—
RSUs and PSUs—Accelerated(2)	$—	$1,210,624	$1,210,624	$1,652,348	$1,048,439
Health Care Continuation(3)	$—	$54,705	$54,705	$82,058	$—
Michael Kaseta
Cash Severance—Salary	$—	$320,833	$—	$401,041	$—
Cash Severance—Bonus(1)	$—	$122,500	$—	$153,125	$—
Stock Options—Accelerated(2)	$—	$0	$—	$0	$—
RSUs and PSUs—Accelerated(2)	$—	$—	$—	$3,550	$—
Health Care Continuation(3)	$—	$27,353	$—	$54,705	$—
James P. Tursi, MD
Cash Severance—Salary	$—	$412,000	$—	$824,000	$—
Cash Severance—Bonus(1)	$—	$180,000	$—	$360,000	$—
Stock Options—Accelerated(2)	$—	$0	$—	$0	$—
RSUs and PSUs—Accelerated(2)	$—	$102,977	$—	$542,581	$82,361
Health Care Continuation(3)	$—	$27,352	$—	$54,705	$—
Mark A. Glickman
Cash Severance—Salary	$—	$397,000	$—	$794,000	$—
Cash Severance—Bonus(1)	$—	$170,056	$—	$333,722	$—
Stock Options—Accelerated(2)	$—	$0	$—	$0	$—
RSUs and PSUs—Accelerated(2)	$—	$100,685	$—	$525,524	$82,361
Health Care Continuation(3)	$—	$27,352	$—	$54,705	$—

(1)
Pursuant to the terms of the employment agreements, the amount used as a basis for the cash severance—bonus calculation is based on the 2016 annual bonus paid for Mr. Adams and Mr.Koven and, for Dr. Tursi and Mr. Glickman, the average of the 2015 bonus (at the target level since the executive was not employed for the full year) and 2016 annual bonus paid to the executive for a termination that is not following a change of control, and the 2016 annual bonus paid to the executive for a termination within 12 months following a change of control. For Mr. Kaseta, the cash severance—bonus calculation is based on the target bonus.

(2)
Calculated by multiplying the closing market price of Common Shares on December 29, 2017 ($1.42) by the accelerated number of RSUs or PSUs. For stock options, the aggregate value is based on the spread between the closing market price of Common Shares on December 29, 2017 ($1.42) and the exercise price of the options.

(3)
Health care continuation is based on Aralez's rates for coverage during the 2018 plan year, assuming that each executive elected to participate in COBRA at the same level as the executive currently participates.

        The following table sets forth the value of the payments and benefits paid to Mr. Charles upon his separation of employment on November 30, 2017.

Scott Charles
Cash Severance—Salary	$412,000
Cash Severance—Bonus(1)	$180,000
Stock Options—Accelerated(2)	$0
RSUs and PSUs—Accelerated(2)	$107,994
Health Care Continuation(3)	$27,353

(1)
Pursuant to the terms of the employment agreements, the amount used as a basis for the cash severance—bonus calculation is the target bonus.

(2)
Calculated by multiplying the closing market price of Common Shares on November 30, 2017 ($1.51) by the accelerated number of RSUs or PSUs. For stock options, the aggregate value is based on the spread between the closing market price of Common Shares on November 30, 2017 ($1.51) and the exercise price of the options.

(3)
Health care continuation is based on Aralez's rates for coverage during the 2018 plan year.

Director Compensation

        Discussed in the following paragraphs and tables is the compensation paid to the non-employee directors of Aralez. Each non-employee director receives a cash retainer in the amount of $40,000, paid in equal quarterly installments, and an annual equity award of 15,000 stock options and 7,500 RSUs, each with a one-year vesting term. Directors may elect to defer the receipt of the shares subject to the RSUs until such time as the director ceases to provide services to the Company.

        In addition, the non-employee directors are eligible to receive the following cash retainer fees for service on the Board:

  •
  an additional annual retainer for the Chairperson of the Board in the amount of $30,000;

  •
  an annual retainer for Board committee Chairpersons, as follows: $17,500 for service as Chairperson of the Transaction Committee; $12,000 for service as Chairperson of the Nominating/Corporate Governance Committee; $17,500 for service as Chairperson of the Compensation Committee; and $25,000 for service as Chairperson of the Audit Committee; and

  •
  an annual retainer for Board committee members (other than committee Chairpersons), as follows: $10,000 for service on the Transaction Committee; $8,000 for service on the Nominating/Corporate Governance Committee; $10,000 for service on the Compensation Committee; and $12,500 for service on the Audit Committee.

        Each new director will receive a sign-on grant of 30,000 stock options and 15,000 RSUs, which will vest in three equal annual installments.

Reduction of 2017 Cash Retainer Fees

        In May 2017, the Board agreed to modify the director compensation program with respect to 2017 in light of the Company's circumstances and share price performance. The Board modified the 2017 director compensation program to provide the annual cash retainer payable to each non-employee member of the Board by 50%. The director compensation program was reinstated effective January 1, 2018 without the reduction.

Director Compensation for Fiscal Year 2017

        The following table further summarizes the compensation paid by Aralez to the non-employee directors during Fiscal Year 2017. Except as noted below, all of the Aralez directors are paid at the same rate. The differences among directors in the table below are a function of additional compensation for chairing a committee and/or serving on one or more committees.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Jason M. Aryeh	$16,302	$11,700	$12,211	$40,213
Neal F. Fowler	$28,709	$11,700	$12,211	$52,620
Rob Harris	$23,675	$11,700	$12,211	$47,586
Arthur S. Kirsch	$50,073	$11,700	$12,211	$73,984
Kenneth B. Lee, Jr.	$33,969	$11,700	$12,211	$57,880
Seth A. Rudnick, M.D.	$30,602	$11,700	$12,211	$54,513
F. Martin Thrasher	$28,429	$11,700	$12,211	$52,340

(1)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each restricted stock unit award or option award, as applicable, calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions used in calculating this amount, see Note 12 to Aralez's audited financial statements included in the 2017 Annual Report.

        The following table lists the number of outstanding RSUs and the number of outstanding options held by each of the directors as of December 31, 2017, each of which was granted at an exercise price equal to the closing price of Common Shares as reported by Nasdaq on the respective date of grant.

Name	Restricted Stock Units Outstanding as of December 31, 2017 (#)	Options Outstanding as of December 31, 2017 (#)
Jason M. Aryeh	7,500	30,000
Neal F. Fowler	15,000	30,000
Rob Harris	7,500	220,831
Arthur S. Kirsch	7,500	42,214
Kenneth B. Lee, Jr.	15,000	30,000
Seth A. Rudnick, M.D.	15,000	30,000
F. Martin Thrasher	15,000	43,095

EQUITY PLANS AND INDUCEMENT GRANTS

        We grant equity and equity-based awards under the 2016 Plan, which was approved by Pozen's shareholders on February 2, 2016, and again on May 3, 2017. We also have equity and equity-based awards outstanding under the 2010 Plan and under two "inducement grants" issued pursuant to NASDAQ rules. The material terms of the 2016 Plan are described in Proposal 3 of this Proxy Statement. The following is a summary of certain material terms of the 2010 Plan and the inducement grants.

Pozen Inc. 2010 Omnibus Equity Incentive Plan

        Prior to the Tribute Transaction and the adoption of the 2016 Plan, Pozen's executive officers and directors participated in the 2010 Plan. Certain stock options and restricted stock units remain outstanding under the 2010 Plan.

        Shares Available.    As of February 5, 2016, there were 2,131,963 Common Shares remaining available for issuance under the 2010 Plan. Upon adoption of the 2016 Plan, these Common Shares became available for issuance under the 2016 Plan. No further awards may be granted under the 2010 Plan as of February 5, 2016.

        Shares Issued.    As of May 10, 2018, the total number of Common Shares to be issued upon vesting or exercise, as applicable, of equity-based awards granted prior to February 5, 2016 under the 2010 Plan is 177,469, representing approximately 0.26% of the issued and outstanding Common Shares as of the date of this Proxy Statement.

        Adjustments.    In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our Common Shares, the Compensation Committee will make adjustments as it deems appropriate in the number and kind of shares covered by outstanding grants and the price per share or market value of any outstanding grants. Any fractional shares resulting from such adjustment will be eliminated. Any adjustments to outstanding grants shall be consistent with Section 409A or 424 of the Code, to the extent applicable.

        Administration.    The 2010 Plan is administered and interpreted by the Compensation Committee. Ministerial functions may be performed by an administrative committee of our employees appointed by the Compensation Committee. The Compensation Committee has the authority to (i) determine the individuals to whom grants would be made under the Plan, (ii) determine the type, size, terms and conditions of such grants, (iii) determine when grants would be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to certain limitations and (v) deal with any other matters arising under the 2010 Plan.

        Eligibility for Participation.    All of the employees, non-employee directors, consultants and advisors of Pozen were eligible to receive grants under the 2010 Plan.

        Stock Options.    The 2010 Plan authorized options intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs") or "nonqualified stock options" that are not intended to so qualify ("NQSOs").

        The exercise price per share of options was determined by the Pozen Compensation Committee on the date of grant. The exercise price of options granted under the 2010 Plan was not less than the fair market value of Pozen's common stock on the date of grant. However, if the grantee of an ISO was a person who held more than 10% of the total combined voting power of all classes of Pozen's outstanding stock, the exercise price per share of an ISO granted to such person was at least 110% of the fair market value of Pozen's common stock on the date of grant.

        The Pozen Compensation Committee determined the term of each option, which could not exceed ten years from the date of grant. Notwithstanding the foregoing, if the grantee of an ISO was a person who held more than 10% of the combined voting power of all classes of Pozen's outstanding stock, the term of the ISO could not exceed five years from the date of grant. To the extent that the aggregate fair market value of shares of Pozen's common stock, determined on the date of grant, with respect to which ISOs became exercisable for the first time by a grantee during any calendar year exceeded $100,000, such ISOs were required to be treated as NQSOs.

        The Pozen Compensation Committee determined the terms and conditions of options, including when they became exercisable. The Compensation Committee may accelerate the exercisability of any options. Except as provided in the grant instrument or as otherwise determined by the Compensation Committee, an option may only be exercised while a grantee is employed by or providing service to us or our subsidiaries or during an applicable period after termination of employment or service.

        A grantee may exercise an option by delivering notice of exercise to the Company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) in certain circumstances as permitted by our Compensation Committee, by the surrender of Common Shares with an aggregate fair market value on the date the option is exercised equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board or (iv) by another method approved by our Compensation Committee. The 2010 Plan also includes a net exercise feature to allow us to issue to a grantee on exercise of a nonqualified stock option, a net number of Common Shares, by reducing the Common Shares that would otherwise be issued on exercise by a number of Common Shares with a fair market value equal to the difference between the exercise price and the current value. This will result in less Common Shares being issued and sold into the market and will allow a grantee to exercise options without making a cash payment for the exercise of the options.

        Prohibition on Repricing.    Neither our Board nor the Compensation Committee can amend the 2010 Plan or options previously granted under the 2010 Plan to permit a repricing of options, without prior approval of our shareholders.

        Stock Units.    The Pozen Compensation Committee could grant stock units to anyone eligible to participate in the 2010 Plan. Each stock unit provides the grantee with the right to receive a Common Share or an amount based on the value of a Common Share at a future date. The Pozen Compensation Committee determined the number of stock units that would be granted, whether stock units would become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units.

        Stock units are paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in Common Shares, or in a combination of cash and Common Shares, as determined by the Compensation Committee. All unvested stock units are forfeited if the grantee's employment or service is terminated for any reason, unless the Compensation Committee determines otherwise.

        The Pozen Compensation Committee could grant dividend equivalents in connection with grants of stock units made under the 2010 Plan. Dividend equivalents entitle the grantee to receive amounts equal to ordinary dividends that are paid on the Common Shares underlying a grant while the grant is outstanding. The Pozen Compensation Committee could determine whether dividend equivalents will be paid currently or credited to a bookkeeping account as a dollar amount or in the form of stock units. Dividend equivalents may be paid in cash, in Common Shares, or in a combination of the two. The terms and conditions of dividend equivalents were determined by the Pozen Compensation Committee.

        Limits.    The maximum number of Common Shares that may be made subject to awards granted under the 2010 Plan during a calendar year to any one person was 1,000,000 Common Shares.

        Assignability.    Except as permitted by a transfer of non-qualified stock options to or for family members, only the participant may exercise rights under a grant during the participant's lifetime, and a participant may not transfer those rights except by will or by the laws of descent and distribution.

        Termination of Employment.    The Pozen Compensation Committee determined in the grant agreement under what circumstances and during what time periods a participant would be permitted to exercise an option or stock units would become payable after termination of employment or service.

        Change of Control.    Unless the Compensation Committee determines otherwise, effective upon the date of the change of control (as defined in the 2010 Plan):

  •
  All outstanding options will automatically accelerate and become fully exercisable; and

  •
  All stock units and dividend equivalents will become fully vested and will be paid at their target value, or in such greater amounts as the Compensation Committee may determine.

        Notwithstanding the foregoing, in the event of a change of control, the Compensation Committee may take any of the following actions with respect to any or all outstanding grants under the 2010 Plan:

  •
  Require that grantees surrender their options in exchange for payment by us, in cash or Common Shares as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the Common Shares subject to the grantee's unexercised options exceeds the exercise price of the options;

  •
  After giving grantees the opportunity to exercise their options, terminate any or all unexercised options at such time as the Compensation Committee deems appropriate; or

  •
  Determine that outstanding options that are not exercised will be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).

        Amendment and Termination of the 2010 Plan.    Our Board may amend or terminate the 2010 Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements.

Inducement Grants

        Grant and Vesting of Restricted Stock Units.    On June 2, 2015, Pozen granted awards of 1,944,888 and 1,476,674 restricted stock units to Adrian Adams and Andrew I. Koven, respectively, representing approximately 2.9% and 2.2% of the issued and outstanding Common Shares as of the date of this Proxy Statement, respectively, in connection with their hire. The awards were not granted under a shareholder-approved equity plan, and instead were granted pursuant to the "inducement grant" exception under NASDAQ rules. The restricted stock units vest in four equal installments on each of the first four anniversaries of the date of grant, provided that 75% of the restricted stock units would have been forfeited if Pozen was sold by merger, stock purchase, or sale of assets to a person who had made an offer to the Board of Pozen prior to June 1, 2015, and such transaction had concluded by November 30, 2015. No such transaction took place during the relevant time period.

        Payment of Restricted Stock Units.    When the restricted stock units vest, the Company will issue one Common Share for each restricted stock unit. Partial restricted stock units will be paid in cash based on the fair market value of a share on the date of vesting. Restricted stock units will be subject to tax withholding obligations when they vest.

        Dividend Equivalents.    The restricted stock units will accrue dividend equivalents, which will be subject to the same vesting requirements as the underlying restricted stock units, and will be paid at the same time as the underlying restricted stock units.

        Adjustments.    In connection with stock splits, stock dividends, recapitalizations and certain other events affecting our Common Shares, the Compensation Committee will make adjustments as it deems appropriate in the number and kind of shares covered by outstanding restricted stock units. Any fractional shares resulting from such adjustment will be eliminated. Any adjustments to outstanding grants shall be consistent with Section 409A or 424 of the Code, to the extent applicable.

        Termination of Employment.    Except as otherwise provided in their employment agreements, if Mr. Adams or Mr. Koven terminate employment for any reason prior to the time the restrictions on the restricted stock units lapse, the unvested restricted stock units will be forfeited.

        Change of Control.    In the event of a Change of Control (as defined in the 2010 Plan), all restrictions on the restricted stock units will lapse and they will become fully vested.

        Administration.    The Compensation Committee has the power to administer and interpret the inducement grants, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the inducement grants as it deems necessary and advisable.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2017 regarding our compensation plans, including individual compensation agreements, under which equity securities were authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,092,781	(1)	$3.28	(2)	3,552,770
Equity compensation plans not approved by security holders	1,710,781	(3)	—		—
Total	7,803,562		$3.28		3,552,770

(1)
Represents 707,834 Common Shares associated with outstanding options and RSUs that were granted under the Pozen equity compensation plans approved by security holders. The awards outstanding under these plans as of February 5, 2016 were assumed by Aralez upon the closing of the Tribute Transaction, and no further awards will be granted under the Pozen equity compensation plans. This number also includes 5,384,947 Common Shares associated with outstanding options, RSUs and performance share units (at target) that were granted under the 2016 Plan.

(2)
Represents the weighted average exercise price of the outstanding options reported in column (a). Does not take into account the outstanding RSUs reported in column (a).

(3)
Represents Common Shares underlying inducement RSU grants to certain executive officers that were issued outside of security holder approved equity plans.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management is responsible for the Company's disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing the Company's financial statements in accordance with accounting principles generally accepted in the United States. The Company's independent auditors are responsible for auditing those financial statements and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditors. The Committee operates under a written charter adopted by the Board, a copy of which is set forth in Annex C to this Proxy Statement and posted on the Company's website at www.aralez.com.

        The Audit Committee has met and held discussions with management and the independent auditors, both separately and together. Management has represented to the Audit Committee that the audited financial statements of the Company for the fiscal year ended December 31, 2017 were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board ("PCAOB").

        In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor's communications with the Audit Committee concerning independence. Finally, the Audit Committee has discussed with the Company's independent auditors the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting.

        In its oversight function, the Audit Committee relies on the representations of management and the independent auditors and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that the Company's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company's financial statements for Fiscal Year 2017 has been carried out in accordance with auditing standards generally accepted in the United States, or that the independent auditors are in fact "independent."

        Based upon the Audit Committee's discussions with management and the independent auditors, as described above, and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements of the Company for Fiscal Year 2017 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission and the Canadian Securities Administrators.

AUDIT COMMITTEE:
Arthur S. Kirsch, Chairperson
Kenneth B. Lee, Jr.
F. Martin Thrasher

        The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or furnished to Canadian Securities Regulators, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, applicable securities laws in Canada or any stock exchange, except to the extent that the Company specifically incorporates it by reference in such filing.

Financial Statements

        The audited consolidated financial statements of the Company for Fiscal Year 2017, together with the auditor's report thereon, will be submitted at the Meeting, but no vote thereon is required. These audited consolidated financial statements, together with the management's discussion and analysis thereon, may also be obtained on the Company's corporate website at www.aralez.com, on the EDGAR website maintained by the SEC at www.sec.gov and on the SEDAR website maintained by the CSA at www.sedar.com. The Company's corporate website does not form part of this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

        At the Meeting, seven directors will be elected by the shareholders to serve until the next annual meeting of shareholders or until their successors are elected. The Named Proxies will vote properly submitted proxies "FOR" the election as directors of each of the seven persons named below, unless the proxy contains instructions to the contrary. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees is unable or unwilling to serve, if elected. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the Named Proxies will vote properly submitted proxies for the election of such person or persons as shall be designated by the Board.

Nominees for the Board of Directors

        The Board has nominated Adrian Adams, Kenneth B. Lee, Jr., Arthur S. Kirsch, Seth A. Rudnick, M.D., Neal F. Fowler, Rob Harris, and F. Martin Thrasher for election as directors. Information regarding each nominee and his background and service on boards of directors of other public companies is provided in the section of this Proxy Statement entitled "Board of Directors and Corporate Governance—The Board in General".

        The Board has identified each of the members of the Board, with the exception of Mr. Adams, who serves as our Chief Executive Officer, and Mr. Harris, who previously served as President and Chief Executive Officer of Tribute, as independent for purposes of the applicable Nasdaq listing standards and NI 58-101.

Vote Required

        A plurality of the votes duly cast in person or by proxy by the shareholders at the Meeting with respect to each director is required for the election of each director. Under the BCBCA and the Company's Articles, director elections are based on the plurality system, where shareholders vote FOR or WITHHOLD their votes for a director. Votes withheld are not counted, with the result that, technically, a director will be elected to the Board with just one vote in favor; however, pursuant to the Company's Majority Voting Policy, as further described below, if a nominee in an uncontested election does not receive at least the majority of the votes cast (including votes "FOR" and votes "WITHHELD"), such director is required to promptly tender his or her resignation for consideration by the Board.

Majority Voting Policy

        In accordance with the Toronto Stock Exchange Company Manual, the Company has adopted a Majority Voting Policy, which requires that in an uncontested election of directors, if any nominee receives a greater number of votes "WITHHELD" than votes "FOR," the nominee will tender a resignation to the Chairperson of the Board immediately following the meeting of shareholders. As set out in the Majority Voting Policy, an "uncontested election" means an election where the number of nominees for director shall be equal to the number of directors to be elected, as determined by the Board. The Nominating/Corporate Governance Committee will consider the offer of resignation in a timely manner and shall make a recommendation to the Board. The Board will make a final decision on the resignation within 90 days of the meeting of shareholders, having considered the factors reviewed by the Nominating/Corporate Governance Committee, and is expected to accept the resignation except in situations where exceptional or extraordinary circumstances would warrant the director continuing to serve on the Board. A director who tenders his or her resignation will not participate in the Nominating/Corporate Governance Committee's or the Board's consideration of whether to accept the tendered resignation. The Board will promptly disclose its decision in a press release, and should the Board decline to accept the resignation, the press release will state the reasons for its decision.

        The foregoing description of the Majority Voting Policy is intended as a summary only and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Majority Voting Policy, which is appended to the Corporate Governance Guidelines as Annex B and a copy of which is available on the Company's corporate website at www.aralez.com.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF ADRIAN ADAMS, KENNETH B. LEE, JR., ARTHUR S. KIRSCH, SETH A. RUDNICK, M.D., NEAL F. FOWLER, ROB HARRIS, AND F. MARTIN THRASHER.

        Unless a proxy specifies that the Common Shares it represents should be withheld from voting in respect of the election of directors or otherwise voted in accordance with the specification in the proxy, the Named Proxies intend to vote FOR the election of each of the Board nominees listed in this Proxy Statement.

PROPOSAL 2

APPROVAL OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Overview

        E&Y, an independent registered public accounting firm, currently serves as the Company's auditors and conducted the audit of the Company's financial statements for Fiscal Year 2017. At the Meeting, shareholders are being asked to approve the appointment of E&Y as the Company's auditors for Fiscal Year 2018. The appointment of E&Y will be approved if a majority of the votes cast by shareholders who are present in person or represented by proxy at the Meeting are voted in favor of this ordinary resolution. Pursuant to Section 22.4 of the Articles, the Board is authorized to fix the remuneration of the auditor. The Company currently anticipates that representatives of E&Y will be present at the Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

Fees and Services of E&Y

        The following table sets forth the aggregate fees billed to the Company for professional services rendered to it by E&Y for Fiscal Year 2017 and for the fiscal year ended December 31, 2016 ("Fiscal Year 2016"):

	2017	2016
Audit Fees(1)	$1,019,754	$1,514,000
Audit-Related Fees	—	—
Tax Fees(2)	—	15,000
All Other Fees(3)	1,985	1,985

Total	$1,021,739	$1,530,985

(1)
Audit Fees in Fiscal Year 2017 consisted of fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q. Audit Fees in Fiscal Year 2016 consisted of fees associated with the annual audit and the reviews of the Company's quarterly reports on Form 10-Q.

(2)
Tax Fees in Fiscal Year 2016 consisted of fees associated with New Jersey tax incentives consultations.

(4)
All Other Fees consisted of fees for any other products or services provided by Ernst & Young, LLP not described above. The All Other Fees for 2017 and 2016 are related to licensed accounting research software.

Pre-Approval Policies and Procedures

        Our Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent auditors. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent auditor's annual engagement letter for the audits and reviews, in management's annual budget relating to services to be provided by the independent auditors and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent auditors. All other services to be provided by the independent auditors are pre-approved by the Audit Committee as they arise. The Chairperson of the Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairperson is to report any such approval of services to the Audit

Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent auditors' independence and whether the independent auditors are best positioned to provide the most effective and efficient service.

Vote Required

        A majority of the votes duly cast in person or by proxy by the shareholders at the Meeting is required to approve the appointment of E&Y as the Company's independent registered accounting firm for Fiscal Year 2018.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP, AS
THE COMPANY'S AUDITORS FOR FISCAL YEAR 2018.

        Unless a proxy specifies that the Common Shares it represents should be withheld from voting in respect of the appointment of auditor or otherwise voted in accordance with the specification in the proxy, the Named Proxies intend to vote FOR the appointment of Ernst & Young LLP, as auditors of the Company.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2016 LONG-TERM INCENTIVE PLAN

        Our shareholders are being asked to approve an amendment to and the restatement of the Aralez Pharmaceuticals Inc. Amended and Restated 2016 Long-Term Incentive Plan (the "2016 Plan") to adopt a limit on the number of awards that may be granted to a non-employee director of the Board during any one calendar year (the "Amendment"). Upon the recommendation of our Compensation Committee, our Board approved this amendment to and restatement of the 2016 Plan on May 7, 2018, subject to shareholder approval.

Background

        Our Board adopted the 2016 Plan on December 11, 2015, which was subsequently approved by our shareholders on February 2, 2016. The 2016 Plan was amended and restated, and approved by shareholders on May 3, 2017. The Board adopted the 2016 Plan to enable us to continue to grant stock options and other awards to employees of Aralez and its subsidiaries at levels reasonably necessary to attract, retain and motivate talent after completion of the transactions.

Summary of Proposal

        The Board amended and restated the 2016 Plan, subject to shareholder approval, to adopt limits on the number of stock options/stock appreciation rights and restricted shares/RSUs that may be granted to a non-employee director of the Board during any one calendar year to 100,000 and 50,000, respectively. The Board believes that the Amendment to the 2016 Plan will provide our shareholders the opportunity to confirm limits on the level of director compensation. The 2016 Plan did not previously include limits on grants of awards to non-employee directors.

Key Features Designed to Protect Shareholders' Interests

        The 2016 Plan's design reflects our commitment to strong corporate governance and our desire to preserve shareholder value as demonstrated by the following 2016 Plan features:

  •
  Independent Administrator.  The Compensation Committee, comprised solely of independent, non-employee directors, administers the 2016 Plan. Administrative powers may be delegated to officers and other employees, but all determinations regarding awards to our executive officers and non-employee directors must be made by the Compensation Committee.

  •
  No Evergreen Feature.  The 2016 Plan does not contain an "evergreen" provision that automatically increases the number of shares authorized for issuance under the 2016 Plan.

  •
  No Liberal Share Recycling Policy.  The 2016 Plan does not permit shares tendered by a participant or withheld by us, as full or partial payment of the exercise price of stock options or to satisfy a participant's tax withholding obligations, to become available for issuance under the 2016 Plan.

  •
  Repricing and Reloading Prohibited.  Shareholder approval is required for any repricing, replacement, or buyout of underwater awards. In addition, no new awards are granted automatically upon the exercise or settlement of any outstanding award.

  •
  No Discount Awards; Maximum Term Specified.  Stock options and stock appreciation rights must have an exercise price no less than the closing price per share on the date the award is granted.

  •
  Per-Participant Limits on Awards.  The 2016 Plan limits the size of awards that may be granted during any one year to any one participant, and, pursuant to the Amendment, separate limits on the size of awards that may be granted during any one year to non-employee directors.

  •
  Award Design Flexibility.  Different kinds of awards may be granted under the 2016 Plan, giving us the flexibility to design our equity incentives to complement the other elements of compensation and to support our attainment of strategic goals.

  •
  Performance-based Awards.  The 2016 Plan permits the grant of performance-based stock and cash-incentive awards that are payable only upon the attainment of specified performance goals.

  •
  No Dividends on Performance-based Awards Unless and Until Performance Goals Are Met.  The 2016 Plan prohibits the payment of dividends or dividend equivalents on performance-based awards unless and until applicable performance goals are met.

  •
  No Liberal Definition of Change in Control.  The 2016 Plan's definition of a change in control transaction provides that any award benefits triggered by the transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or shareholders.

  •
  No Transfers for Value.  Participants are not permitted to transfer awards for value under the 2016 Plan.

  •
  Awards Subject to Claw Back Policy.  Awards granted under the 2016 Plan generally will be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by our Board with respect to the recoupment, recovery or clawback of compensation.

        The Compensation Committee has full discretion to determine the number of awards to be granted to participants under the 2016 Plan, subject to an annual limitation on the total number of awards that may be granted to any one person. No awards have been granted contingent upon shareholder approval of the 2016 Plan.

Summary of the 2016 Plan

        The following is a summary of certain material terms of the 2016 Plan, as proposed to be amended and restated. The summary is qualified in its entirety by reference to the complete text of the amended and restated 2016 Plan, which is incorporated into this Proxy Statement by reference in its entirety and attached as Annex A to this Proxy Statement.

Background and Purpose

        The purpose of the 2016 Plan is to (i) promote our long-term financial interests by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of our business; (ii) motivate management personnel by means of incentives to achieve long-range goals; and (iii) further the alignment of interests of participants with those of our shareholders through opportunities for increased share ownership in Aralez.

Administration

        The Compensation Committee is the administrator of the 2016 Plan (the "Administrator"). At any time, the Board may serve as the Administrator of the 2016 Plan, in lieu of, or in addition, to the Compensation Committee. Except as provided otherwise under the 2016 Plan, the Administrator has plenary authority to grant awards pursuant to the terms of the 2016 Plan to eligible individuals, determine the types of awards and the number of shares to be covered by the awards, establish the terms and conditions for awards and take all other actions necessary or desirable to carry out the purpose and intent of the 2016 Plan.

        The Compensation Committee (or the Board) may delegate to officers and employees limited authority to perform administrative actions under the 2016 Plan to assist in its administration, to the extent permitted by applicable law and stock exchange rules. This delegation of authority, however, may not extend to the exercise of discretion with respect to awards to participants who are "covered employees" within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act. With respect to any award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or the Compensation Committee, which committee shall consist of two or more directors, each of whom is intended to be a "non-employee director" as defined in Rule 16b-3 of the Exchange Act and an "independent director" to the extent required by Nasdaq. With respect to any award that is intended to be a qualified performance-based award, the Administrator shall consist of two or more directors, each of whom is intended to be an "outside director" as defined under Section 162(m) of the Code. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

Eligibility and Participation

        Participation in the 2016 Plan is generally open to all officers, employees and other individuals, including non-employee directors, who are natural persons providing bona fide services to the Company or any of its subsidiaries. However, any individual whose services to the Company or any of its subsidiaries are limited to capital-raising transactions, or the promotion and maintenance of a market for Aralez securities, are ineligible to participate in the 2016 Plan. Prospective officers, employees and other service providers who have accepted offers to provide services to the Company may also participate in the 2016 Plan.

Shares Available

        As of the original effective date of the 2016 Plan, a total of 6,281,167 Common Shares were reserved for issuance under the 2016 Plan representing approximately 9.82% of the issued and outstanding Common Shares (consisting of 2,131,963 Common Shares available under the 2010 Plan and 830,614 Common Shares available under the Amended and Restated Option Plan of Tribute Pharmaceuticals Canada Inc. as of February 5, 2016; 1,018,590 Common Shares required to cover options granted in substitution of outstanding Tribute options; and 2,300,000 Common Shares approved for the 2016 Plan). As of the effective date of the 2016 Plan as amended and restated at the 2017 annual meeting of shareholders, a total of 4,301,315 Common Shares remained eligible for grant. As of December 31, 2017, a total of 6,286,184 Common Shares were subject to awards outstanding under the 2016 Plan representing approximately 9.4% of the issued and outstanding Common Shares, and 4,759,085 Common Shares remained eligible for grant,, representing approximately 7.1% of the issued and outstanding Common Shares. The share pool will be reduced by one share for each stock option or stock appreciation right granted under the 2016 Plan, and by 1.59 Common Shares for each stock award, stock unit, performance share or other stock-based award granted under the 2016 Plan, provided that the share pool will not be reduced for awards that are required to be paid in cash pursuant to their terms. The number of Common Shares available for issuance under the 2016 Plan will increase, on the relevant date, by one share for each stock option or stock appreciation right that terminates, expires, or is cancelled, forfeited, exchanged or surrendered without having been exercised, and by 1.59 Common Shares for each stock award, stock unit, performance share or other stock-based award that is forfeited. Shares tendered by a participant or withheld by us, as full or partial payment of the exercise price of stock options or to satisfy a participant's tax withholding obligations, will not become available for issuance under the 2016 Plan.

        The number and class of Common Shares subject to the 2016 Plan, the number and class of Common Shares subject to any numerical limit in the 2016 Plan, and the number, price and class of Common Shares subject to awards will be adjusted in the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting Aralez or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting our capital structure that occurs at any time.

        In the event of a corporate transaction involving Aralez (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Common Shares), the Compensation Committee may make discretionary adjustments, including the cancellation of outstanding awards for cash, securities, other property or a combination of the three and the substitution of cash, securities, other property, a combination of the three or equivalent awards of the surviving or successor entity or its Aralez company.

Types of Awards

        The 2016 Plan enables the grant of stock options, stock appreciation rights, stock awards, stock unit awards, performance shares, cash-based performance units and other stock-based awards, each of which may be granted separately or in tandem with other awards. All awards made under the 2016 Plan may be subject to vesting and other contingencies as determined by the Administrator and will be evidenced by agreements approved by the Administrator which set forth the terms and conditions of each award.

        Stock Options.    Stock options entitle the participant, upon exercise, to purchase a specified number of Common Shares at a specified price for a specified period of time. The Administrator may grant incentive stock options and nonqualified stock options under the 2016 Plan. The exercise price for each stock option is determined by the Administrator but will in no event be less than 100% of the Fair Market Value of the Common Shares on the grant date. The "Fair Market Value" means, if the principal market for our Common Shares is a national securities exchange or an established securities market (e.g., the Nasdaq Stock Market or the Toronto Stock Exchange), the official closing price per Common Share for the regular market session on the day of determination, or, if the principal market for our Common Shares is not a national securities exchange or an established securities market, but the Common Shares are quoted by a national quotation system, the average of the highest bid and lowest asked prices for our common shares on the day of determination as reported on a national quotation system, or in the absence of an established market for the stock or its quotation by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Shares conducted by a nationally recognized appraisal firm selected by the Administrator.

        Any stock options that are granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Code. Only options granted to employees qualify for incentive stock option treatment.

        Each stock option will expire at the time the Administrator determines on the grant date. No stock option will be exercisable later than the tenth anniversary of its grant, unless required otherwise by applicable law. A stock option may be exercised in whole or in installments. Common Shares purchased upon the exercise of a stock option must be paid for in full at the time of exercise in cash or such other consideration as determined by the Administrator.

        Stock Appreciation Rights.    A stock appreciation right ("SAR") is the right to receive a payment equal to the excess of the Fair Market Value of a specified number of shares on the date the SAR is exercised over the base price per share specified in the award agreement. The base price for each SAR cannot be less than 100% of the Fair Market Value of Common Shares on the grant date and the exercise price of any tandem stock option to which the SAR is related, and the term of a SAR cannot be more than 10 years from the grant date, unless required otherwise by applicable law. At the discretion of the Administrator, the payment upon a SAR exercise may be in cash, Common Shares or a combination of the two.

        Prohibition on Repricing for Stock Options and SARs.    Except in connection with a corporate transaction involving Aralez (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of Common Shares), the terms of stock options and SARs granted under the 2016 Plan may not be amended, after the date of grant, to reduce the exercise price of such stock options or SARs, nor may outstanding stock options or SARs be canceled in exchange for (i) cash, (ii) stock options or SARs with an exercise price that is less than the exercise price of the original outstanding stock options or SARs, or (iii) other awards, unless such action is approved by Aralez's shareholders.

        Restricted Stock.    Awards of restricted stock are actual Common Shares that are issued to a participant, but that are subject to forfeiture if the participant does not remain employed by us for a certain period of time and/or if certain performance goals are not met. Except for these restrictions and any others imposed by the Administrator, the participant will generally have all of the rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock upon the expiration of the restricted period, but will not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of restricted stock before the risk of forfeiture lapses. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned solely on continued service over a period of time will be paid either at the dividend payment date or deferred for payment to such later date as determined by the Administrator, and may be paid in cash or as unrestricted Common Shares or may be reinvested in additional shares of restricted stock. Dividends declared payable on shares of restricted stock that are granted subject to risk of forfeiture conditioned on satisfaction of performance goals will be held by us and made subject to forfeiture at least until the applicable performance goal related to such shares of restricted stock has been satisfied.

        Restricted Stock Units.    An award of RSUs represents a contractual obligation of Aralez to deliver to the participant a number of Common Shares, an amount in cash equal to the fair market value of the specified number of Common Shares subject to the award, or a combination of Common Shares and cash. Until Common Shares are issued to the participant in settlement of stock units, the participant shall not have any rights of a shareholder of Aralez with respect to the stock units or the Common Shares issuable thereunder. Vesting of RSUs may be subject to performance goals, the continued service of the participant or both. The Administrator may provide that dividend equivalents will be paid or credited with respect to RSUs, but such dividend equivalents will be held by us and made subject to forfeiture at least until any applicable performance goal related to such RSUs has been satisfied.

        Performance Shares and Performance Units.    An award of performance shares refers to Common Shares or stock units that are expressed in terms of our Common Shares, the issuance, vesting, lapse of restrictions or payment of which is contingent on performance as measured against predetermined objectives over a specified performance period. An award of performance units refers to dollar-denominated units valued by reference to designated criteria established by the Administrator, other than our Common Shares, whose issuance, vesting, lapse of restrictions or payment is contingent on performance as measured against predetermined objectives over a specified performance period. The applicable award agreement will specify whether performance shares and performance units will be settled or paid in cash or Common Shares or a combination of both, or will reserve to the

Administrator or the participant the right to make that determination prior to or at the payment or settlement date.

        The Administrator will, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an award of performance shares or performance units upon (i) the attainment of performance goals during a performance period; or (ii) the attainment of performance goals and the continued service of the participant. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance goals may include minimum, maximum and target levels of performance, with the size of the award or payout of performance shares or performance units or the vesting or lapse of restrictions with respect thereto based on the level attained. An award of performance shares or performance units will be settled as and when the award vests or at a later time specified in the award agreement or in accordance with an election of the participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

        Qualified Performance-Based Awards.    The Administrator may, prior to or at the time of grant, designate an award of restricted stock, RSUs, performance shares or performance units as a qualified performance-based award, if desired. For any award so designated as a qualified performance-based award, the Administrator will take steps to ensure that the terms of the award are consistent with such designation. The Administrator may retain in an award agreement the discretion to reduce, but not to increase, the amount or number of qualified performance-based awards which will be earned based on the achievement of performance goals. Achievement of the performance goals will be certified by a committee of outside directors, within the meaning of Section 162(m) of the Code, before any payment is made under a qualified performance-based award.

        If full value awards are intended to qualify as performance-based compensation under Section 162(m) of the Code, the award agreement must specify a predetermined amount of cash or Common Shares that may be earned by the covered employee to the extent that one or more predetermined performance goals based on the following specified performance metrics are attained within a predetermined performance period:

  •
  Earnings or Profitability Metrics:  any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes ("EBIT"); earnings/loss before interest, taxes, depreciation and amortization ("EBITDA"); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

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  Return Metrics:  any derivative of return on investment, assets, equity or capital (total or invested);

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  Investment Metrics:  relative risk-adjusted investment performance; investment performance of assets under management;

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  Cash Flow Metrics:  any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

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  Liquidity Metrics:  any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);

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  Stock Price and Equity Metrics:  any derivative of return on shareholders' equity; total shareholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); and

  •
  Strategic Metrics:  product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance or safety and risk reduction.

        Performance metrics may apply to an individual, one or more business units, divisions or affiliates or on an Aralez-wide basis. Performance metrics may be expressed in absolute terms, relative to a base period or relative to the performance of one or more comparable companies, peer groups or an index covering multiple companies. Performance goals may be applied on a per share or absolute basis and relative to one or more performance metrics, or any combination thereof, and may be measured pursuant to GAAP, non-GAAP or other objective standards in a manner consistent with Aralez's or its subsidiary's established accounting policies, all as the Administrator shall determine at the time the performance goals for a performance period are established. The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to the manner in which one or more of the performance goals is to be calculated or measured to take into account, or ignore, one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by Aralez during the performance period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of Aralez's core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; or (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions.

        Other Stock-Based Awards.    The Administrator may from time to time grant to eligible individuals awards in the form of our Common Shares or any other award that is valued in whole or in part by reference to, or is otherwise based upon, Common Shares, including without limitation dividend equivalents and convertible debentures ("Other Stock-Based Awards"). Other Stock-Based Awards in the form of dividend equivalents may be (i) awarded on a free-standing basis or in connection with another award other than a stock option or SAR, (ii) paid currently or credited to an account for the participant, including the reinvestment of such credited amounts in common share equivalents, to be paid on a deferred basis, and (iii) settled in cash or our Common Shares as determined by the Administrator; provided, however, that dividend equivalents payable on Other Stock-Based Awards that are granted as a performance award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until the applicable performance goal related to such Other Stock-Based Awards has been satisfied. Any such settlements, and any such crediting of dividend equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator may establish.

        Minimum Restriction Period.    Under the 2016 Plan, as amended and restated, except as provided below, each award granted under the 2016 Plan (other than a performance unit that cannot be paid in shares) will be subject to a minimum vesting period or minimum restriction period as follows: (i) each stock option or SAR will be subject to a minimum vesting period of 12 months from the date of grant, (ii) each award of stock, stock units, performance shares, performance units payable in shares and other stock-based awards ("Full Value Awards") granted to non-employee directors will be subject to a minimum restriction period of 12 months from the date of grant, and (iii) each Full Value Award granted to a participant other than a non-employee director will be subject to a minimum restriction period of 12 months from the date of grant if vesting of or lapse of restrictions on such award is based on the satisfaction of performance goals and a minimum restriction period of 36 months from the date of grant, applied in either pro rata installments or a single installment, if vesting of or lapse of restrictions on such award is based solely on the participant's satisfaction of specified service requirements with us (provided that no such Full Value Awards will vest or have its restrictions lapse during the first 12 months following the date of grant). If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period must not be less than 12 months' duration, but no additional minimum restriction period need apply to such award. The minimum vesting period or minimum restriction period will not apply in the case of death or disability of a participant or in the event of a change in control. Awards that result in the issuance of an aggregate of up to 5% of the share pool under the 2016 Plan may be granted without regard to such minimum vesting period or minimum restriction period.

Award Limitations

        The following limitations on awards are imposed under the 2016 Plan.

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  ISO Award Limit.  The maximum number of Common Shares that may be issued in connection with awards granted under the 2016 Plan that are intended to qualify as incentive stock options under Section 422 of the Code is equal to the number of Common Shares available under the 2016 Plan.

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  Insider Limit.  The maximum number of Common Shares that may (a) be issued to insiders (as defined in the Securities Act (Ontario)) within any one year period and (b) issuable to insiders (as defined in the Securities Act (Ontario)) at any time under the 2016 Plan or when combined with all of Aralez's other security based compensation arrangements, cannot exceed 10% of the issued and outstanding Common Shares.

  •
  Individual Limits:

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  Appreciation Awards.  The maximum number of Common Shares that may be made subject to awards granted under the 2016 Plan during a calendar year to any one person in the form of stock options or SARs is, in the aggregate, 1,000,000 Common Shares, which represents 1.5% of the issued and outstanding Common Shares.

  •
  Stock-Based Performance Awards.  The maximum number of Common Shares that may be made subject to awards granted under the 2016 Plan during a calendar year to any one person in the form of performance shares is, in the aggregate, 1,000,000 Common Shares, which represents 1.5% of the issued and outstanding Common Shares. If such performance shares will be settled in cash, the maximum cash amount payable thereunder is the amount equal to the number of performance shares to be settled in cash multiplied by the closing price of the Common Shares, as determined as of the payment date.

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  Cash-Based Performance Units.  In connection with awards granted under the 2016 Plan during a calendar year to any one person in the form of cash-based performance units, the maximum cash amount payable under such performance units is $5,000,000.

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  Awards to Non-Employee Directors.  As provided by the Amendment, the maximum number of Common Shares that may be made subject to awards granted under the 2016 Plan during a calendar year to any non-employee director (i) in the form of stock options or SARs is, in the aggregate, 100,000 Common Shares, and (ii) in the form of restricted shares or RSUs is, in the aggregate, 50,000 Common Shares.

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  Adjustments to Limits during Initial Year of Service.  Each of the individual limits set forth above are multiplied by two when applied to awards granted to any individual during the calendar year in which such individual first commences service with us.

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  Adjustments for Multi-year Performance Periods.  The individual limits set forth above for stock-based performance awards are multiplied by the number of calendar years over which the applicable performance period spans (in whole or in part), if the performance period is longer than 12 months' duration.

        If any award is terminated, surrendered or canceled in the same year as the year in which it is granted, that award nevertheless will continue to be counted against the individual limits set forth above for the calendar year in which it was granted.

Assignability

        Awards granted under the 2016 Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that this restriction shall not apply to the Common Shares received in connection with an award after the date that the restrictions on transferability of such shares set forth in the applicable award agreement have lapsed.

Termination of Service

        Except as provided in the applicable award agreement or otherwise determined by the Administrator, and subject to the minimum vesting period or minimum restriction period described above, upon termination of service (as defined in the 2016 Plan):

  •
  Stock options or stock appreciation rights shall be forfeited, to the extent stock options or stock appreciation rights are not vested and exercisable;

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  During the applicable restriction period, restricted stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; and

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  During the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Common Shares or cash to which RSUs relate, all RSUs and any other accrued but unpaid dividend equivalents with respect to such restricted stock units that are then subject to deferral or restriction shall be forfeited.

Change in Control

        In the event of a change in control (as defined in the 2016 Plan) of Aralez, outstanding awards will terminate upon the effective time of the change in control unless provision is made for the continuation, assumption or substitution of awards by the surviving or successor entity or its parent. Unless an award agreement says otherwise, the following will occur with respect to awards that terminate in connection with a change in control of Aralez:

  •
  stock options and SARs, whether vested or unvested, will become fully exercisable and holders of these awards will be permitted immediately before the change in control to exercise them;

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  restricted stock and RSUs with time-based vesting (i.e., not subject to achievement of performance goals) will become fully vested immediately before the change in control, and RSUs will be settled as promptly as is practicable in accordance with applicable law; and

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  restricted stock, RSUs, performance shares, and performance units that vest based on the achievement of performance goals will become fully vested and earned based on the target performance level as to the performance goals, such that 100% of the target award is earned as of the date of the change of control; and the RSUs and performance units will be settled as promptly as is practicable in accordance with applicable law.

Duration, Amendment and Termination

        The 2016 Plan will terminate on the earlier of (i) the earliest date as of which all awards granted under the 2016 Plan have been satisfied in full or terminated and no shares approved for issuance under the 2016 Plan remain available to be granted under new awards, or (ii) the tenth anniversary of date the 2016 Plan, as amended and restated, is approved by our shareholders.

        The Administrator may amend, alter or discontinue the 2016 Plan, but no amendment, alteration or discontinuation will be made that would materially impair the rights of a participant with respect to a previously granted award without his or her consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which our Common Shares are listed or admitted for trading or to prevent adverse tax or accounting consequences to Aralez or the participant. In no event, however, will an amendment be made without the approval of our shareholders to the extent such amendment would (i) materially increase the benefits accruing to participants under the 2016 Plan, (ii) increase the number of shares that may be issued under the 2016 Plan or to a participant, (iii) materially expand the eligibility for participation in the 2016 Plan, (iv) eliminate or modify the prohibition on repricing of stock options and SARs, (v) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and SARs, (vi) modify the prohibition on the issuance of reload or replenishment options, (vii) amend the amendment provisions in the 2016 Plan, or (viii) amend the 2016 Plan to remove or exceed the 10% insider participation limit.

New Plan Benefits Table

        Awards that may be granted to eligible persons under the 2016 Plan are subject to the discretion of the Compensation Committee, so we cannot currently determine the benefits or amounts that will be received or allocated to our current named executive officers, executive officers as a group, directors who are not executive officers as a group, and employees, including all current officers who are not executive officers, as a group. Consequently, no new plan benefits table is included in this Proxy Statement.

U.S. Federal Income Tax Consequences

        The following is a general summary of the United States federal income tax treatment of certain awards, which are authorized for grant under the 2016 Plan, based upon the provisions of the Code as of the date of this Proxy Statement. Non-U.S. residents should consult with their tax adviser regarding the specific tax consequences as a result of the grant of awards under the 2016 Plan in their country of origin. This summary is not intended to be exhaustive and the exact tax consequences to any award holder depend upon his or her particular circumstances and other facts. Participants in the 2016 Plan should consult their tax advisor with respect to any state, local and non-U.S. tax considerations or relevant federal tax implications of awards granted under the 2016 Plan.

        Incentive Stock Options.    An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option that qualifies under Section 422 of the Code. Option holders who do not dispose of their shares within two years of the date that the option was granted and within one year following the exercise of the option, normally recognize a capital gain or loss on the sale of shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies these holding periods, on the sale of shares, we are not entitled to any deduction for federal income tax purposes. Where an option holder disposes of shares within two years after the grant date of those options or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (which is not to exceed the gain realized on the sale, if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is a capital gain. If a loss is recognized, there is no ordinary income, and such loss is a capital loss. Any ordinary income recognized by the option holder on a disqualifying disposition of shares generally results in a deduction by us for federal income tax purposes.

        Nonqualified Stock Options.    Options not designated or qualifying as incentive stock options are nonqualified stock options having no special tax status. An option holder generally recognizes no taxable income as a result of the grant of the option. On the exercise of a nonqualified stock option, the option holder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. Where the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. On the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss (based on the difference between the sale price and the fair market value on the exercise date), is taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonqualified stock option or the sale of the stock acquired pursuant to such grant. We should generally be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonqualified stock option.

        Restricted Stock and RSUs.    The fair market value of any shares and any cash received by a participant in connection with restricted stock or RSUs are generally includible in the participant's ordinary income. In the case of restricted stock, this amount is includible in the participant's income when shares vest, unless the participant has filed an election with the IRS to include the fair market value of the shares in income as of the date the award was granted. In the case of RSUs, generally, the value of any cash and the fair market value of any shares received by a participant are includible in income when the awards are paid. Any dividends or dividend equivalents paid on unvested restricted stock or RSUs are also ordinary income for participants.

Proposal 3: Vote Required

        A majority of the votes duly cast in person or by proxy by the shareholders at the Meeting is required to approve the Amendment to the 2016 Plan.

        Shareholders will be asked at the Meeting to approve the following resolution pursuant to this Proposal 3:

  Whereas the Board of Directors of the Aralez Pharmaceuticals Inc. (the "Company") approved on May 7, 2018 the Amendment to and the restatement of the Company's 2016 Amended and Restated Long-Term Incentive Plan (the "2016 Plan") as described in the Company's definitive proxy statement for the 2018 Annual Meeting of Shareholders in order to, among other things:

  1.
  Adopt annual limits on the amount of awards that may be granted to non-employee directors of Aralez during a calendar year under the 2016 Plan.

        Be it resolved that:

  1.
  The annual limits on the amount of awards that may be granted to non-employee directors of Aralez during a calendar year under the 2016 Plan is adopted; and

  2.
  Any director or officer of the Company be and is hereby authorized to do such things and to sign, execute and deliver all documents that such director and officer may, in their discretion, determined to be necessary in order to give full effect to the intent and purpose of this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2016 PLAN.

        Unless a proxy specifies that the Common Shares it represents should be voted against the approval of the Amendment to the Amended and Restated 2016 Plan or otherwise voted in accordance with the specification in the proxy, the Named Proxies intend to vote FOR the approval of the Amendment to the Amended and Restated 2016 Plan.

PROPOSAL 4

NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPANY'S APPROACH TO THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires that our shareholders have the opportunity to cast an advisory (non-binding) vote on executive compensation at the Meeting, commonly referred to as a "say-on-pay" vote.

        The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. Please read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion about our executive compensation programs, including the compensation of our named executive officers for Fiscal Year 2017.

        The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. The advisory vote relates to the compensation of our named executive officers, as described in this Proxy Statement, in accordance with the compensation disclosure rules of the SEC. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years. At the Company's 2017 annual and special meeting of shareholders, our shareholders recommended, on an advisory basis, that the frequency of the shareholder vote on the compensation of our named executive officers occur every year. Our Board accepted the shareholders' recommendation with respect to an annual say-on-pay vote and, accordingly, each year we will provide our shareholders with the opportunity to vote, on an advisory basis, on the compensation paid to our named executive officers.

        The Compensation Committee of the Board oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:

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  Promote the achievement of our annual and long-term corporate strategies and business objectives, as well as individual goals that are supportive of these strategies and objectives, by making a large portion of compensation contingent on the achievement of performance goals.

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  Ensure that our executive officers' interests are aligned with the interests of our shareholders, by providing compensation that is a mix of salary and variable cash and equity-based compensation.

  •
  Provide compensation packages that will attract, retain and motivate superior executive personnel, by targeting executive compensation to the median of our peer group, granting awards that vest over a period of several years, and providing opportunities for our executives to earn above-target compensation for above-target outcome.

        We believe our approach to goal setting and setting of targets with payouts based upon performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices, including a well-balanced allocation of compensation among base salary and short—and long-term compensation, annual incentives that are based on metrics that align with our longer-term strategic plan, and awards with multi-year vesting periods. The Compensation Discussion and Analysis section of this Proxy Statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

        The vote solicited by this Proposal No. 4 is advisory, and therefore is not binding on the Company, the Board or the Compensation Committee. The outcome of the vote will not require the Company, the Board or the Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board.

        Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, the Board, including the Compensation Committee, values the opinions of the Company's shareholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns.

        Shareholders will be asked at the Meeting to approve the following resolution pursuant to this Proposal No. 4:

  RESOLVED, that the compensation paid to the named executive officers of Aralez Pharmaceuticals Inc. (the "Company"), as disclosed in the Company's definitive proxy statement for the 2018 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby approved.

Vote Required

        A majority of the votes duly cast in person or by proxy by the shareholders at the Meeting is required (on a non-binding advisory basis) to approve the non-binding, advisory resolution.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
APPROVAL OF THE NON-BINDING, ADVISORY VOTE TO APPROVE THE COMPANY'S
APPROACH TO THE COMPENSATION OF ITS NAMED EXECUTIVE OFFICERS AS
DISCLOSED IN THIS PROXY STATEMENT.

        Unless a proxy specifies that the Common Shares it represents should be voted against the approval of the non-binding, advisory vote to approve the Company's approach to the compensation of its named executive officers as disclosed in this Proxy Statement or otherwise voted in accordance with the specification in the proxy, the Named Proxies intend to vote FOR the approval of the say-on-pay vote.

 OTHER MATTERS

        The Board knows of no other matters other than those stated in this Proxy Statement that are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

        None of the directors, executive officers, employees, former directors, former executive officers or former employees of the Company, and none of their associates, is or has, within 30 days before the date of this Proxy Statement or at any time since the beginning of the most recently completed financial year, been indebted to the Company or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by the Company, except for routine indebtedness.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

        Except with respect to certain payments to the Deerfield Entities, as described in the section of this Proxy Statement entitled "Certain Relationships and Related Party Transactions", none of (i) the directors or executive officers of the Company, (ii) the shareholders who beneficially own or control or direct, directly or indirectly, more than 10% of the voting shares of the Company, or (iii) any associate or affiliate of the persons referred to in (i) and (ii), has or has had any material interest, direct or indirect, in any transaction since the commencement of the Company's most recently completed financial year or in any proposed transaction that has materially affected or is reasonably expected to materially affect the Company or any of its subsidiaries.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

        Management is not aware of any material interest, direct or indirect, by way of beneficial ownership of Common Shares or otherwise, of any director or executive officer of the Company, or of any associate or affiliate of any of the foregoing, in any matter to be acted on at the Meeting, except as otherwise disclosed herein.

AVAILABILITY OF QUARTERLY FINANCIAL INFORMATION

        If you are a shareholder and wish to receive (or continue to receive) the Company's quarterly interim financial statements (and the related management discussion and analysis) by mail, you must complete and return the enclosed request form. If you do not do so, quarterly financial statements will not be sent to you. Financial results are announced by media release, and financial statements are available on the Company's corporate website at www.aralez.com, on the EDGAR website maintained by the SEC at www.sec.gov and on the SEDAR website maintained by the CSA at www.sedar.com.

HOUSEHOLDING OF PROXY MATERIALS

        Some brokers and other nominee record holders may be participating in the practice of "householding" proxy materials. This means that only one copy of the Notice, and printed proxy materials, if requested, may have been sent to multiple shareholders in a shareholder's household, unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the environmental impact of our annual meetings of shareholders, and reduces the Company's printing and mailing costs. Shareholders who participate in householding will continue to receive separate proxies or voting instruction forms where printed versions are requested.

        The Company will promptly deliver a separate copy of the Notice, and printed proxy materials, if requested, to any shareholder who contacts the Company's Chief Financial Officer by writing to Aralez Pharmaceuticals Inc., 7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada, L5N 0E4, or by calling (905) 876-1118. If a shareholder is receiving multiple copies of the Notice at the shareholder's household and would like to receive a single copy of the Notice for a shareholder's household in the future, the shareholder should contact his or her bank, broker or other financial intermediary, other nominee record holder, or the Company's Chief Financial Officer to request mailing of a single copy of the Notice.

THE COMPANY'S WEBSITE

        In addition to the information about the Company contained in this Proxy Statement, extensive information about the Company can be found on its website at www.aralez.com, including information about its management team, products and services and its corporate governance practices. The content on the Company's website is available for information purposes only, and should not be relied upon for investment purposes, and is not deemed to be incorporated by reference into this Proxy Statement.

THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE

        The Company's principal executive office is located at 7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada, L5N 0E4.

ANNUAL REPORT AND OTHER SEC FILINGS

        The Company's financial statements for Fiscal Year 2017, including the related management's discussion & analysis, are included in the Company's 2017 Annual Report on Form 10-K, as amended. Our 2017 Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K are available on our corporate website at www.aralez.com. These and other SEC and Canadian securities laws filings, including this Proxy Statement, are also available on the EDGAR website maintained by the SEC at www.sec.gov and on the SEDAR website maintained by the CSA at www.sedar.com. The Company will provide, without charge, to any person upon written request or telephone call a copy of any of our SEC or Canadian securities laws filings. All such requests should be directed to our Chief Financial Officer, Aralez Pharmaceuticals Inc., 7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada, L5N 0E4, or by calling (905) 876-1118.

        In addition, the Company has made available on the Company's corporate website the Code of Conduct and Corporate Governance Guidelines, as well as the charters of each of the Audit Committee, Compensation Committee, Nominating/Corporate Governance Committee and Transaction Committee. Copies of any of these documents are available in print to any shareholder upon request to the Corporate Secretary.

ADDITIONAL QUESTIONS AND INFORMATION REGARDING
THE MEETING AND SHAREHOLDER PROPOSALS

Q:    What happens if additional proposals are presented at the Meeting?

A:
Other than the four proposals described in this Proxy Statement, we do not currently expect any matters to be presented for a vote at the Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your Common Shares on any additional matters properly presented for a vote at the Meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:    May I propose nominees for election to the Board at next year's Annual Meeting of Shareholders?

A:
Yes, our Articles establish an advance notice procedure for shareholders to make nominations for the position of director at an annual meeting of shareholders. Director nominee proposals for the 2019 Annual Meeting of Shareholders will not be considered timely unless such proposals are received by us no less than 30 days before the date of the 2019 Annual Meeting of Shareholders in accordance with our Articles; provided, however, that if the 2019 Annual Meeting of Shareholders is held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting is made, notice may be made not later than the close of business on the 10th day following such public announcement. Any written notice delivered to the Company to nominate a director to the Board must set forth the information required by our Articles.

Q:    May I propose actions for consideration at next year's Annual Meeting of Shareholders?

A:
Yes, you may submit proposals for consideration at next year's Annual Meeting of Shareholders. The Company is subject to both the rules of the SEC under the Exchange Act and the provisions of the BCBCA with respect to shareholder proposals. As clearly indicated in the rules of the SEC under the Exchange Act and under the BCBCA, simply submitting a shareholder proposal does not guarantee its inclusion in the proxy materials.

In order for a shareholder proposal to be considered for inclusion in the proxy statement in reliance on Rule 14a-8 of the Exchange Act and presented at the 2019 Annual Meeting of Shareholders, it must be in such form as is required by the rules and regulations promulgated by the SEC and received by us not less than 120 calendar days before May 18, 2019 (or by January 18, 2019).

Shareholder proposals may also be submitted pursuant to the applicable provisions of the BCBCA for inclusion in the Company's proxy materials for the 2019 Annual Meeting of Shareholders. Shareholder proposals submitted pursuant to the BCBCA must be received by March 29, 2019, which is three months before the anniversary date of the Meeting.

By Order of the Board of Directors
May 18, 2018

Annex A
ARALEZ PHARMACEUTICALS INC.
SECOND AMENDED AND RESTATED 2016 LONG-TERM INCENTIVE PLAN

A-i

A-ii

1.     History; Effective Date.

        ARALEZ PHARMACEUTICALS INC., a company formed under the laws of the Province of British Columbia, Canada ("Aralez"), has established the ARALEZ PHARMACEUTICALS SECOND AMENDED AND RESTATED 2016 LONG-TERM INCENTIVE PLAN, as set forth herein, and as the same may be amended from time to time (the "Plan"). The Plan was originally adopted by the Board of Directors of Aralez (the "Board") on December 11, 2015, amended and restated on March 8, 2017, and this second amendment and restatement was adopted by the Board on May 7, 2018. The Plan became effective on February 5, 2016, upon the consummation of the transactions contemplated by the Merger Agreement (the "Original Effective Date"), and this amended and restated Plan became effective as of the on date it was approved by the shareholders of Aralez.

2.     Purposes of the Plan.

        The Plan is designed to:

          (a)   promote the long-term financial interests and growth of Aralez and its Subsidiaries (together, the "Company") by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

          (b)   motivate management personnel by means of growth-related incentives to achieve long-range goals; and

          (c)   further the alignment of interests of Participants with those of the shareholders of Aralez through opportunities for increased stock or stock-based ownership in Aralez.

        Toward these objectives, the Administrator may grant stock options, stock appreciation rights, stock awards, stock units, performance shares, performance units, and other stock-based awards to eligible individuals on the terms and subject to the conditions set forth in the Plan.

3.     Terminology.

        Except as otherwise specifically provided in an Award Agreement, capitalized words and phrases used in the Plan or an Award Agreement shall have the meaning set forth in the glossary at Section 17 of the Plan or as defined the first place such word or phrase appears in the Plan.

4.     Administration.

        (a)    Administration of the Plan.    The Plan shall be administered by the Administrator.

        (b)    Powers of the Administrator.    The Administrator shall, except as otherwise provided under the Plan, have plenary authority, in its sole and absolute discretion, to grant Awards pursuant to the terms of the Plan to Eligible Individuals and to take all other actions necessary or desirable to carry out the purpose and intent of the Plan. Among other things, the Administrator shall have the authority, in its sole and absolute discretion, subject to the terms and conditions of the Plan to:

            (i)  determine the Eligible Individuals to whom, and the time or times at which, Awards shall be granted;

           (ii)  determine the types of Awards to be granted any Eligible Individual;

          (iii)  determine the number of Common Shares to be covered by or used for reference purposes for each Award or the value to be transferred pursuant to any Award;

          (iv)  determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares acquired pursuant thereto, including, without limitation, (A) the purchase price of any Common Shares, (B) the method of payment for shares purchased pursuant to any Award, (C) the method for satisfying any tax withholding obligation arising in connection with any Award, including by the withholding or delivery of Common Shares, (D) subject to Section 5(f) and 7(b), the timing, terms and conditions of the exercisability, vesting or payout of any Award or any shares acquired pursuant thereto, (E) the Performance Goals applicable to any Award and the extent to which such Performance Goals have been attained, (F) the time of the expiration of any Award, (G) the effect of the Participant's Termination of Service on any of the foregoing, and (H) all other terms, conditions and restrictions applicable to any Award or shares acquired pursuant thereto as the Administrator shall consider to be appropriate and not inconsistent with the terms of the Plan;

           (v)  subject to Sections 7(f), 7(k), 10(c) and 15, modify, amend or adjust the terms and conditions of any Award;

          (vi)  subject to Section 7(b), accelerate or otherwise change the time at or during which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction, condition or risk of forfeiture with respect to such Award; provided, however, that, except in connection with death, disability or a Change in Control, no such change, waiver or acceleration shall be made with respect to a Qualified Performance-Based Award if the effect of such action would cause the Award to fail to qualify for the Section 162(m) Exemption or shall be made to any Award that is considered "deferred compensation" within the meaning of Section 409A of the Code if the effect of such action is inconsistent with Section 409A of the Code;

         (vii)  except for participants who receive their stock options by virtue of their employment in Canada, determine whether an Award will be paid or settled in cash, Common Shares, or in any combination thereof and whether, to what extent and under what circumstances cash or Common Shares payable with respect to an Award shall be deferred either automatically or at the election of the Participant;

        (viii)  for any purpose, including but not limited to, qualifying for preferred or beneficial tax treatment, accommodating the customs or administrative challenges or otherwise complying with the tax, accounting or regulatory requirements of one or more jurisdictions, adopt, amend, modify, administer or terminate sub-plans, appendices, special provisions or supplements applicable to Awards regulated by the laws of a particular jurisdiction, which sub-plans, appendices, supplements and special provisions may take precedence over other provisions of the Plan, and prescribe, amend and rescind rules and regulations relating to such sub-plans, supplements and special provisions;

          (ix)  establish any "blackout" period, during which transactions affecting Awards may not be effectuated, that the Administrator in its sole discretion deems necessary or advisable;

           (x)  determine the Fair Market Value of Common Shares or other property for any purpose under the Plan or any Award;

          (xi)  administer, construe and interpret the Plan, Award Agreements and all other documents relevant to the Plan and Awards issued thereunder, and decide all other matters to be determined in connection with an Award;

         (xii)  establish, amend, rescind and interpret such administrative rules, regulations, agreements, guidelines, instruments and practices for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable;

        (xiii)  correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent the Administrator shall consider it desirable to carry it into effect; and

        (xiv)  specify that vesting conditions in respect of Awards shall not extend beyond applicable limitations such that the Award complies at all times with the exception in paragraph (k) of the definition of "salary deferral arrangement" in subsection 248(1) of the Income Tax Act (Canada) or comparable legislation of any jurisdiction; and

         (xv)  otherwise administer the Plan and all Awards granted under the Plan.

        (c)    Delegation of Administrative Authority.    The Administrator may designate officers or employees of the Company to assist the Administrator in the administration of the Plan and, to the extent permitted by applicable law and stock exchange rules, the Administrator may delegate to officers or other employees of the Company the Administrator's duties and powers under the Plan, subject to such conditions and limitations as the Administrator shall prescribe, including without limitation the authority to execute agreements or other documents on behalf of the Administrator; provided, however, that such delegation of authority shall not extend to the granting of, or exercise of discretion with respect to, Awards to Eligible Individuals who are "covered employees" within the meaning of Section 162(m) of the Code or officers under Section 16 of the Exchange Act.

        (d)    Non-Uniform Determinations.    The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing such Awards, and the ramifications of a Change in Control upon outstanding Awards) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

        (e)    Limited Liability; Advisors.    To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder. The Administrator may employ counsel, consultants, accountants, appraisers, brokers or other persons. The Administrator, Aralez, and the officers and directors of Aralez shall be entitled to rely upon the advice, opinions or valuations of any such persons.

        (f)    Indemnification.    To the maximum extent permitted by law, by Aralez's Memorandum and Articles of Association, and by any directors' and officers' liability insurance coverage which may be in effect from time to time, the members of the Administrator and any agent or delegate of the Administrator who is a director, officer or employee of Aralez or an Affiliate shall be indemnified by Aralez against any and all liabilities and expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan.

        (g)    Effect of Administrator's Decision.    All actions taken and determinations made by the Administrator on all matters relating to the Plan or any Award pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All determinations made by the Administrator shall be conclusive, final and binding on all parties concerned, including Aralez, its shareholders, any Participants and any other employee, consultant, or director of Aralez and its Affiliates, and their respective successors in interest. No member of the Administrator, nor any director, officer, employee or representative of Aralez shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards.

5.     Shares Issuable Pursuant to Awards.

        (a)    Share Pool.    As of the Effective Date, the number of Common Shares issuable pursuant to Awards that may be granted under the Plan (the "Share Pool") shall be equal to the sum of (i) 6,600,000 Common Shares plus (ii) the number of unallocated Common Shares available for issuance as of the Original Effective Date under the POZEN, Inc. 2010 Omnibus Equity Compensation Plan that are not then subject to outstanding Awards, and (iii) the number of unallocated Common Shares available for issuance as of the Original Effective Date under the Amended and Restated Option Plan of Tribute Pharmaceuticals Canada Inc. ("Tribute") that are not then subject to outstanding Awards and (iv) the number of Common Shares required to cover each stock option granted in substitution of stock options held by employees of Tribute in connection with the pending business combination between Tribute and Aralez.

        (b)    Adjustments to Share Pool.    On and after the Effective Date, the Share Pool shall be adjusted, in addition to any adjustments to be made pursuant to Section 10 of the Plan, as follows:

            (i)  The Share Pool shall be reduced, on the date of grant, by one share for each stock option or stock appreciation right granted under the Plan and by 1.59 shares for each stock award, stock unit, Performance Share and/or Other Stock-Based Award granted under the Plan; provided that Awards that are valued by reference to Common Shares but are required to be paid in cash pursuant to their terms shall not reduce the Share Pool;

           (ii)  If and to the extent options or stock appreciation rights originating from the Share Pool terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, or if any stock awards, stock units, Performance Shares and/or Other Stock-Based Awards are forfeited, the Common Shares subject to such Awards shall again be available for Awards under the Share Pool, and shall increase the Share Pool by one share for each stock option or stock appreciation right and 1.59 shares for each stock award, stock unit, Performance Share and/or Other Stock-Based Award issued in connection with such Award or by which the Award is valued by reference;

          (iii)  Notwithstanding the foregoing, the following Common Shares shall not become available for issuance under the Plan: (A) shares tendered by Participants, or withheld by the Company, as full or partial payment to the Company upon the exercise of stock options granted under the Plan; (B) shares reserved for issuance upon the grant of stock appreciation rights, to the extent the number of reserved shares exceeds the number of shares actually issued upon the exercise of the stock appreciation rights; and (C) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the lapse of restrictions on stock awards or the exercise of stock options or stock appreciation rights granted under the Plan.

        (c)    Individual Limits.    Subject to adjustment as provided in Section 10 of the Plan:

            (i)  the maximum number of Common Shares that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of stock options or stock appreciation rights is, in the aggregate, 1,000,000 shares;

           (ii)  the maximum number of Common Shares that may be made subject to Awards granted under the Plan during a calendar year to any one person in the form of Performance Awards is, in the aggregate, 1,000,000 shares, and

          (iii)  in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Shares, the maximum cash amount payable thereunder is the amount equal to the number of shares made subject to the Award, as limited by Section 5(c)(ii), multiplied by the Fair Market Value as determined as of the payment date;

          (iv)  in connection with Awards granted under the Plan during a calendar year to any one person in the form of Performance Units, the maximum cash amount payable under such Performance Units is $5,000,000;

           (v)  the maximum number of Common Shares that may be made subject to Awards granted under the Plan during a calendar year to any non-employee director of Aralez in the form of stock options or stock appreciation rights is, in the aggregate, 100,000; and

          (vi)  the maximum number of Common Shares that may be made subject to Awards granted under the Plan during a calendar year to any non-employee director of Aralez in the form of any Award other than stock options or stock appreciation rights is, in the aggregate, 50,000;

provided, however, that each of the limitations set forth above in clauses (i), (ii) and (iii) of this Section 5(c) shall be multiplied by two when applied to Awards granted to any individual during the calendar year in which such individual first commences service with Aralez or a Subsidiary; and provided, further, that the limitations set forth above in clauses (ii) and (iii) of this Section 5(c) shall be multiplied by the number of calendar years over which the applicable Performance Period spans (in whole or in part), if the Performance Period is longer than 12 months' duration, when applied to Performance Awards. If an Award is terminated, surrendered or canceled in the same year in which it was granted, such Award nevertheless will continue to be counted against the limitations set forth above in this Section 5(c) for the calendar year in which it was granted.

        (d)    ISO Limit.    Subject to adjustment pursuant to Section 10 of the Plan, the maximum number of Common Shares that may be issued pursuant to stock options granted under the Plan that are intended to qualify as Incentive Stock Options within the meaning of Section 422 of the Code shall be equal to the number of shares in the Share Pool as of the Effective Date of the Plan.

        (e)    Source of Shares.    The Common Shares with respect to which Awards may be made under the Plan shall be shares authorized for issuance under Aralez's memorandum and articles of association but unissued, or issued and reacquired, including without limitation shares purchased in the open market or in private transactions.

        (f)    Stock Exchange Limits.

            (i)  The number of Common Shares subject to Awards granted to any one Participant shall be determined by the Board, but no one Participant shall be granted Awards which exceed, in aggregate, the maximum number permitted by the Toronto Stock Exchange, or such other stock exchange on which Aralez's securities are listed for trade from time to time (the "Exchange").

           (ii)  Subject to the aggregate limit and adjustment provisions in Section 5 of this Plan, the aggregate number of Common Shares that may be issued pursuant to the exercise of Awards under the Plan and all other security based compensation arrangements (as such term is defined in section 613 of the TSX Company Manual) of the Company are subject to the following additional limitations:

            (A)  in the aggregate, no more than 10% of the issued and outstanding Common Shares (on a non-diluted basis) may be reserved at any time for insiders (as defined in the Securities Act (Ontario) and includes an associate and Affiliate, as defined in the Securities Act (Ontario) ("Insider(s)") under the Plan, together with all other security based compensation arrangements of the Company; and

            (B)  the number of securities of the Company issued to Insiders, within any one year period, under all security based compensation arrangements, cannot exceed 10% of the issued and outstanding Common Shares.

6.     Participation.

        Participation in the Plan shall be open to all Eligible Individuals, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to Eligible Individuals in connection with hiring, recruiting or otherwise, prior to the date the individual first performs services for Aralez or a Subsidiary; provided, however, that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

7.     Awards.

        (a)    Awards, In General.    The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan consistent with the terms of the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions of the Plan and as provided in the Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. Unless otherwise specified by the Administrator, in its sole discretion, or otherwise provided in the Award Agreement, an Award shall not be effective unless the Award Agreement is signed or otherwise accepted by Aralez and the Participant receiving the Award (including by electronic delivery and/or electronic signature). Unless the Administrator determines otherwise, any failure by the Participant to sign and return the Award Agreement within such period of time following the granting of the Award as the Administrator shall prescribe shall cause such Award to the Participant to be null and void. The Administrator may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

        (b)    Minimum Vesting/Restriction Period.    Except as provided below and notwithstanding any provision of the Plan to the contrary (but subject to Section 11 of the Plan), each Award granted under the Plan (other than a Performance Unit that cannot be paid in Common Shares) will be subject to a minimum vesting period or minimum Restricted Period as follows: (i) beginning on the Effective Date, each stock option and stock appreciation right granted under the Plan shall be subject to a minimum vesting period of 12 months from the date of grant, (ii) each Full Value Award granted under the Plan to a non-employee director shall be subject to a minimum Restriction Period of 12 months from the date of grant, and (iii) each Full Value Award granted under the Plan to an Eligible Employee who is not a non-employee director shall be subject to (A) a minimum Restriction Period of 12 months from the date of grant if vesting of or lapse of restrictions on such Award is based on the satisfaction of Performance Goals and (B) a minimum Restriction Period of 36 months from the date of grant, applied in either pro rata installments or a single installment, if vesting of or lapse of restrictions on such Award is based solely on the Participant's satisfaction of specified service requirements with the Company (provided that no portion of the Full Value Award shall vest or have its restrictions lapse during the first 12 months following the date of grant). If the grant of a Performance Award is conditioned on satisfaction of Performance Goals, the Performance Period shall not be less than 12 months' duration, but no additional minimum Restriction Period need apply to such Award. The minimum vesting period or minimum Restriction Period shall not apply in the case of death or disability of a Participant or in the event of a Change in Control. Notwithstanding the foregoing, Awards that result in the issuance of an aggregate of up to 5% of the Share Pool as set forth in Section 5(a) may be granted without regard to such minimum vesting period or minimum Restriction Period.

        (c)    Stock Options.

          (i)    Grants.    A stock option means a right to purchase a specified number of Common Shares from Aralez at a specified price during a specified period of time. The Administrator may from time to time grant to Eligible Individuals Awards of Incentive Stock Options or Nonqualified Options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of Aralez or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Sections 424(e) and 424(f) of the Code, respectively, of Aralez, and any other Eligible Individuals who are eligible to receive Incentive Stock Options under the provisions of Section 422 of the Code. No stock option shall be an Incentive Stock Option unless so designated by the Administrator at the time of grant or in the applicable Award Agreement.

          (ii)    Exercise.    Subject to the limitations set forth in Section 7(b), stock options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that Awards of stock options may not have a term in excess of ten years' duration unless required otherwise by applicable law. The exercise price per share subject to a stock option granted under the Plan shall not be less than the Fair Market Value of one Common Share on the date of grant of the stock option, except as provided under applicable law or with respect to stock options that are granted in substitution of similar types of awards of a company acquired by Aralez or a Subsidiary or with which Aralez or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) to preserve the intrinsic value of such awards. Should the expiry date of a stock option fall within a period during which the relevant Participant is prohibited from exercising a Nonqualified Option due to trading restrictions imposed by the Company pursuant to any policy of the Company respecting restrictions on trading that is in effect at that time (a "blackout period") or within nine Business Days following the expiration of a blackout period, such expiry date of the Nonqualified Option shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the blackout period, such tenth Business Day to be considered the expiry date for such Nonqualified Option for all purposes under the Plan. The ten Business Day period referred to in this paragraph may not be extended by the Board.

          (iii)    Termination of Service.    Subject to the limitations set forth in Section 7(b), except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock options are not vested and exercisable, a Participant's stock options shall be forfeited upon his or her Termination of Service provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that vesting or forfeiture conditions relating to stock options will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of stock options.

          (iv)    Additional Terms and Conditions.    The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock options, provided they are not inconsistent with Section 7(b) or any other section of the Plan.

        (d)    Limitation on Reload Options.    The Administrator shall not grant stock options under this Plan that contain a reload or replenishment feature pursuant to which a new stock option would be granted automatically upon receipt of delivery of Common Shares to Aralez in payment of the exercise price or any tax withholding obligation under any other stock option.

        (e)    Stock Appreciation Rights.

          (i)    Grants.    The Administrator may from time to time grant to Eligible Individuals Awards of stock appreciation rights. A stock appreciation right entitles the Participant to receive, subject to the provisions of the Plan and the Award Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Common Share over (B) the base price per share specified in the Award Agreement, times (ii) the number of shares specified by the stock appreciation right, or portion thereof, which is exercised. The base price per share specified in the Award Agreement shall not be less than the lower of the Fair Market Value on the date of grant or the exercise price of any tandem stock option to which the stock appreciation right is related, or with respect to stock appreciation rights that are granted in substitution of similar types of awards of a company acquired by Aralez or a Subsidiary or with which Aralez or a Subsidiary combines (whether in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, or otherwise) such base price as is necessary to preserve the intrinsic value of such awards.

          (ii)    Exercise.    Subject to the limitations set forth in Section 7(b), stock appreciation rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that stock appreciation rights granted under the Plan may not have a term in excess of ten years' duration unless required otherwise by applicable law. The applicable Award Agreement shall specify whether payment by Aralez of the amount receivable upon any exercise of a stock appreciation right is to be made in cash or Common Shares or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or upon the exercise of the stock appreciation right. If upon the exercise of a stock appreciation right a Participant is to receive a portion of such payment in Common Shares, the number of shares shall be determined by dividing such portion by the Fair Market Value of a Common Share on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

          (iii)    Termination of Service.    Subject to the limitations set forth in Section 7(b), except as provided in the applicable Award Agreement or otherwise determined by the Administrator, to the extent stock appreciation rights are not vested and exercisable, a Participant's stock appreciation rights shall be forfeited upon his or her Termination of Service; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that vesting or forfeiture conditions relating to stock appreciation rights will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of stock appreciation rights.

          (iv)    Additional Terms and Conditions.    The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock appreciation rights, provided they are not inconsistent with Section 7(b) or any other section of the Plan.

        (f)    Repricing.    Notwithstanding anything herein to the contrary, except in connection with a corporate transaction involving Aralez (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of options and stock appreciation rights granted under the Plan may not be amended, after the date of grant, to reduce the exercise price of such options or stock appreciation rights, nor may outstanding options or stock appreciation rights be canceled in exchange for (i) cash, (ii) options or stock appreciation rights with an exercise price or base price that is less than the exercise price or base price of the original outstanding options or stock appreciation rights, or (iii) other Awards, unless such action is approved by Aralez's shareholders.

        (g)    Stock Awards.

          (i)    Grants.    The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted Common Shares or Restricted Stock (collectively, "Stock Awards") on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Stock Awards shall be evidenced in such manner as the Administrator may deem appropriate, including via book-entry registration.

          (ii)    Vesting.    Restricted Stock shall be subject to such vesting, restrictions on transferability and other restrictions, if any, and/or risk of forfeiture as the Administrator may impose at the date of grant or thereafter. The Restriction Period to which such vesting, restrictions and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the grant or vesting of a Stock Award upon the attainment of Performance Goals, or the attainment of Performance Goals together with the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Stock Award as a Qualified Performance-Based Award. Subject to the provisions of the Plan and the applicable Award Agreement, during the Restriction Period, the Participant shall not be permitted to vote, sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

          (iii)    Rights of a Shareholder; Dividends.    Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder of Common Shares including, without limitation, the right to vote Restricted Stock upon the expiry of the Restriction Period. Subject to shareholder approval, cash dividends declared payable on Common Shares shall be paid, with respect to outstanding Restricted Stock, either as soon as practicable following the dividend payment date or deferred for payment to such later date as determined by the Administrator, and shall be paid in cash or as unrestricted Common Shares having a Fair Market Value equal to the amount of such dividends or may be reinvested in additional shares of Restricted Stock as determined by the Administrator; provided, however, that dividends declared payable on Restricted Stock that is granted as a Performance Award shall be held by Aralez and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such shares of Restricted Stock. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Common Shares or other property has been distributed. As soon as is practicable following the date on which restrictions on any shares of Restricted Stock lapse, Aralez shall deliver to the Participant the certificates for such shares or shall cause the shares to be registered in the Participant's name in book-entry form, in either case with the restrictions removed, provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by Aralez.

          (iv)    Termination of Service.    Subject to the limitations set forth in Section 7(b), except as provided in the applicable Award Agreement, upon Termination of Service during the applicable Restriction Period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (v)    Additional Terms and Conditions.    The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Restricted Stock, provided they are not inconsistent with Section 7(b) or any other section of the Plan.

        (h)    Stock Units.

          (i)    Grants.    The Administrator may from time to time grant to Eligible Individuals Awards of unrestricted stock Units or Restricted Stock Units on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Administrator shall determine, subject to the limitations set forth in Section 7(b). Restricted Stock Units represent a contractual obligation by Aralez to deliver a number of Common Shares, an amount in cash equal to the Fair Market Value of the specified number of shares subject to the Award, or a combination of Common Shares and cash, in accordance with the terms and conditions set forth in the Plan and any applicable Award Agreement.

          (ii)    Vesting and Payment.    Restricted Stock Units shall be subject to such vesting, risk of forfeiture and/or payment provisions as the Administrator may impose at the date of grant. The Restriction Period to which such vesting and/or risk of forfeiture apply may lapse under such circumstances, including without limitation upon the attainment of Performance Goals, in such installments, or otherwise, as the Administrator may determine. In the event that the Administrator conditions the vesting and/or lapse of risk of forfeiture of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals together with the continued service of the Participant, the Administrator may, prior to or at the time of grant, designate the Award of Restricted Stock Units as a Qualified Performance-Based Award. Common Shares, cash or a combination of Common Shares and cash, as applicable, payable in settlement of Restricted Stock Units shall be delivered to the Participant as soon as administratively practicable, but no later than 30 days, after the date on which payment is due under the terms of the Award Agreement provided that the Participant shall have complied with all conditions for delivery of such shares or payment contained in the Award Agreement or otherwise reasonably required by Aralez, or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

          (iii)    No Rights of a Shareholder; Dividend Equivalents.    Until Common Shares are issued to the Participant in settlement of stock Units, the Participant shall not have any rights of a shareholder of Aralez with respect to the stock Units or the shares issuable thereunder. The Administrator may grant to the Participant the right to receive Dividend Equivalents on stock Units, on a current, reinvested and/or restricted basis, subject to such terms as the Administrator may determine provided, however, that Dividend Equivalents payable on stock Units that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such stock Units.

          (iv)    Termination of Service.    Upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Common Shares or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid Dividend Equivalents with respect to such Restricted Stock Units that are then subject to deferral or restriction shall be forfeited; provided that, subject to the limitations set forth in Section 7(b), the Administrator may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Administrator may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

          (v)    Additional Terms and Conditions.    The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of stock Units, provided they are not inconsistent with Section 7(b) or any other section of the Plan.

        (i)    Performance Shares and Performance Units.

          (i)    Grants.    The Administrator may from time to time grant to Eligible Individuals Awards in the form of Performance Shares and Performance Units. Performance Shares, as that term is used in this Plan, shall refer to Common Shares or Units that are expressed in terms of Common Shares, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. Performance Units, as that term is used in this Plan, shall refer to dollar-denominated Units valued by reference to designated criteria established by the Administrator, other than Common Shares, the issuance, vesting, lapse of restrictions on or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period. The applicable Award Agreement shall specify whether Performance Shares and Performance Units will be settled or paid in cash or Common Shares or a combination of both, or shall reserve to the Administrator or the Participant the right to make that determination prior to or at the payment or settlement date.

          (ii)    Performance Criteria.    The Administrator shall, prior to or at the time of grant, condition the grant, vesting or payment of, or lapse of restrictions on, an Award of Performance Shares or Performance Units upon (A) the attainment of Performance Goals during a Performance Period or (B) the attainment of Performance Goals and the continued service of the Participant. The Administrator may, prior to or at the time of grant, designate an Award of Performance Shares or Performance Units as a Qualified Performance-Based Award. The length of the Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Administrator in the exercise of its absolute discretion. Performance Goals may include minimum, maximum and target levels of performance, with the size of the Award or payout of Performance Shares or Performance Units or the vesting or lapse of restrictions with respect thereto based on the level attained. An Award of Performance Shares or Performance Units shall be settled as and when the Award vests or at a later time specified in the Award Agreement or in accordance with an election of the Participant, if the Administrator so permits, that meets the requirements of Section 409A of the Code.

          (iii)    Additional Terms and Conditions.    The Administrator may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of Performance Shares or Performance Units, provided they are not inconsistent with the Plan.

        (j)    Other Stock-Based Awards.    The Administrator may from time to time grant to Eligible Individuals Awards in the form of Other Stock-Based Awards. Other Stock-Based Awards in the form of Dividend Equivalents may be (A) awarded on a free-standing basis or in connection with another Award other than a stock option or stock appreciation right, (B) paid currently or credited to an account for the Participant, including the reinvestment of such credited amounts in Common Shares equivalents, to be paid on a deferred basis, and (C) settled in cash or Common Shares as determined by the Administrator; provided, however, that Dividend Equivalents payable on Other Stock-Based Awards that are granted as a Performance Award shall, rather than be paid on a current basis, be accrued and made subject to forfeiture at least until achievement of the applicable Performance Goal related to such Other Stock-Based Awards. Any such settlements, and any such crediting of Dividend

Equivalents, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish.

        (k)    Qualified Performance-Based Awards.

          (i)    Stock Options and Stock Appreciation Rights.    The provisions of the Plan are intended to ensure that all stock options and stock appreciation rights granted hereunder to any Participant who is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) in the tax year in which such stock option or stock appreciation right is expected to be deductible to Aralez or a Subsidiary qualify for the Section 162(m) Exemption, and all such Awards shall therefore be considered Qualified Performance-Based Awards, and the Plan shall be interpreted and operated consistent with that intention.

          (ii)    Grant Process for Performance Awards.    When granting any Award other than a stock option or stock appreciation right, the Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (A) the recipient is or may be a "covered employee" (within the meaning of Section 162(m)(3) of the Code) with respect to such Award and (B) the Administrator wishes such Award to qualify for the Section 162(m) Exemption. For any Award so designated as a Qualified Performance-Based Award, the Administrator shall take steps to ensure that the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of "outside directors" (within the meaning of Section 162(m) of the Code) and that the Performance Goals be established, in writing, by the Administrator within the time period prescribed by Section 162(m) of the Code). The Performance Goals established by the Administrator for each Qualified Performance-Based Award shall be objective such that a third party having knowledge of the relevant facts could determine whether or not any Performance Goal has been achieved, or the extent of such achievement, and the amount, if any, which has been earned by the Participant based on such performance. The Administrator may retain in an Award Agreement the discretion to reduce (but not to increase) the amount or number of Qualified Performance-Based Awards which will be earned based on the achievement of Performance Goals. When the Performance Goals are established, the Administrator shall also specify the manner in which the level of achievement of such Performance Goals shall be calculated and the weighting assigned to such Performance Goals.

          (iii)    Certification and Payment.    Following completion of the applicable Performance Period, and prior to any, as applicable, grant, vesting, lapse of restrictions on or payment of a Qualified Performance-Based Award, the Administrator shall determine in accordance with the terms of the Award and shall certify in writing whether the applicable Performance Goal(s) were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. For this purpose, approved minutes of the meeting of the Administrator at which certification is made shall be sufficient to satisfy the requirement of a written certification. No Qualified Performance-Based Awards will be granted, become vested, have restrictions lapse or be paid, as applicable, for a Performance Period until such certification is made by the Administrator. The amount of a Qualified Performance-Based Award actually granted, vested, or paid to a Participant, or on which restrictions shall lapse, may be less than the amount determined by the applicable Performance Goal formula, at the discretion of the Administrator to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period or otherwise, subject to the terms and conditions of the applicable Award Agreement.

          (iv)    Performance Goals.    Performance Goals may be applied on a per share or absolute basis and relative to one or more Performance Metrics, or any combination thereof, and may be measured pursuant to U.S. generally accepted accounting principles ("GAAP"), non-GAAP or other objective standards in a manner consistent with Aralez's or its Subsidiary's established accounting policies, all as the Administrator shall determine at the time the Performance Goals for a Performance Period are established. The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to the manner in which one or more of the Performance Goals is to be calculated or measured to take into account, or ignore, one or more of the following: (1) items related to a change in accounting principle; (2) items relating to financing activities; (3) expenses for restructuring or productivity initiatives; (4) other non-operating items; (5) items related to acquisitions; (6) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (7) items related to the sale or disposition of a business or segment of a business; (8) items related to discontinued operations that do not qualify as a segment of a business under U.S. generally accepted accounting principles; (9) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (10) any other items of significant income or expense which are determined to be appropriate adjustments; (11) items relating to unusual or extraordinary corporate transactions, events or developments, (12) items related to amortization of acquired intangible assets; (13) items that are outside the scope of the Company's core, on-going business activities; (14) changes in foreign currency exchange rates; (15) items relating to changes in tax laws; (16) certain identified expenses (including, but not limited to, cash bonus expenses, incentive expenses and acquisition-related transaction and integration expenses); (17) items relating to asset impairment charges; or (18) items relating to gains or unusual or nonrecurring events or changes in applicable law, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Awards, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

          (v)    Non-delegation.    No delegate of the Administrator is permitted to exercise authority granted to the Administrator under Section 4 to the extent that the exercise of such authority by the delegate would cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption.

        (l)    Awards to Participants Outside the United States.    The Administrator may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause Aralez or a Subsidiary to be subject to) tax, legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable in order that any such Award shall conform to laws, regulations, and customs of the country or jurisdiction in which the Participant is then resident or primarily employed or to foster and promote achievement of the purposes of the Plan.

        (m)    Limitation on Dividend Reinvestment and Dividend Equivalents.    Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Common Shares with respect to dividends to Participants holding Awards of stock Units, shall only be permissible if sufficient shares are available under the Share Pool for such reinvestment or payment (taking into account then outstanding Awards). In the event that sufficient shares are not available under the Share Pool for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of stock Units equal in number to the Common Shares that would have been obtained by such payment or reinvestment, the terms of which stock Units shall provide for settlement in cash and for Dividend Equivalent reinvestment in further stock Units on the terms contemplated by this Section 7(m).

8.     Withholding of Taxes.

        Participants and holders of Awards shall pay to Aralez or its Affiliate, or make arrangements satisfactory to the Administrator for payment of, any Tax Withholding Obligation in respect of Awards granted under the Plan no later than the date of the event creating the tax or social insurance contribution liability. The obligations of Aralez under the Plan shall be conditional on such payment or arrangements. Unless otherwise determined by the Administrator, and subject always to applicable law, Tax Withholding Obligations may be settled in whole or in part with Common Shares, including unrestricted outstanding shares surrendered to Aralez and unrestricted shares that are part of the Award that gives rise to the Tax Withholding Obligation, having a Fair Market Value on the date of surrender or withholding equal to the statutory minimum amount (and not any greater amount) required to be withheld for tax or social insurance contribution purposes, all in accordance with such procedures as the Administrator establishes. Aralez or its Affiliate may deduct, to the extent permitted by law, any such Tax Withholding Obligations from any payment of any kind otherwise due to the Participant or holder of an Award.

9.     Transferability of Awards.

        (a)    General Nontransferability Absent Administrator Permission.    Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, no Award granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution. The Administrator shall not permit any transfer of an Award for value. An Award may be exercised during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant's guardian or legal representative, unless otherwise determined by the Administrator. Awards granted under the Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that the restrictions in this sentence shall not apply to the Common Shares received in connection with an Award after the date that the restrictions on transferability of such shares set forth in the applicable Award Agreement have lapsed. Nothing in this paragraph shall be interpreted or construed as overriding the terms of any Aralez stock ownership or retention policy, now or hereafter existing, that may apply to the Participant or Common Shares received under an Award.

        (b)    Administrator Discretion to Permit Transfers Other Than For Value.    Except as otherwise restricted by applicable law, the Administrator may, but need not, permit an Award, other than an Incentive Stock Option or a tandem stock appreciation right granted with respect to an Incentive Stock Option, to be transferred to a Participant's Family Member (as defined below) as a gift or pursuant to a domestic relations order in settlement of marital property rights. The Administrator shall not permit any transfer of an Award for value. For purposes of this Section 9, "Family Member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. The following transactions are not prohibited transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity.

10.   Adjustments for Corporate Transactions and Other Events.

        (a)    Mandatory Adjustments.    In the event of a merger, consolidation, stock rights offering, statutory share exchange or similar event affecting Aralez (each, a "Corporate Event") or a stock dividend, stock split, reverse stock split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, share combination or subdivision, or recapitalization or similar event affecting the capital structure of Aralez (each, a "Share Change") that occurs at any time after adoption of this Plan by the Board (including any such Corporate Event or Share Change that occurs after such adoption and coincident with or prior to the Effective Date), the Administrator shall, with the approval of the Exchange (if required), make equitable and appropriate substitutions or proportionate adjustments to (i) the aggregate number and kind of Common Shares or other securities on which Awards under the Plan may be granted to Eligible Individuals, (ii) the maximum number of Common Shares or other securities with respect to which Awards may be granted during any one calendar year to any individual, (iii) the maximum number of Common Shares or other securities that may be issued with respect to Incentive Stock Options granted under the Plan, (iv) the number of Common Shares or other securities covered by each outstanding Award and the exercise price, base price or other price per share, if any, and other relevant terms of each outstanding Award, and (v) all other numerical limitations relating to Awards, whether contained in this Plan or in Award Agreements; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated; and, provided further, that in no event shall the exercise price per Common Share of a stock option or stock appreciation right, or subscription price per Common Share or any other Award, be reduced to an amount that is lower than the par value of a Common Share.

        (b)    Discretionary Adjustments.    In the case of Corporate Events, the Administrator may, with the approval of the Exchange (if required), make such other adjustments to outstanding Awards as it determines to be appropriate and desirable, which adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, securities or other property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Administrator in its sole discretion (it being understood that in the case of a Corporate Event with respect to which shareholders of Aralez receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Administrator that the value of a stock option or stock appreciation right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Common Share pursuant to such Corporate Event over the exercise price or base price of such stock option or stock appreciation right shall conclusively be deemed valid and that any stock option or stock appreciation right may be cancelled for no consideration upon a Corporate Event if its exercise price or base price equals or exceeds the value of the consideration being paid for each Common Share pursuant to such Corporate Event), (ii) the substitution of securities or other property (including, without limitation, cash or other securities of Aralez and securities of entities other than Aralez) for the Common Shares subject to outstanding Awards, and (iii) the substitution of equivalent awards, as determined in the sole discretion of the Administrator, of the surviving or successor entity or a parent thereof ("Substitute Awards").

        (c)    Adjustments to Performance Goals.    The Administrator may, in its discretion, adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in Aralez's consolidated financial statements, notes to the consolidated financial statements, management's discussion and analysis or other Aralez filings with the Securities and Exchange Commission; provided, however, that, except in connection with death, disability or a Change in Control, no such adjustment shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of Aralez or the applicable subsidiary, business segment or other operational unit of Aralez or any such entity or segment, or the manner in which any of the foregoing conducts its business, or other events or circumstances, render the Performance Goals to be unsuitable, the Administrator may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable; provided, however, that, except in connection with death, disability or a Change in Control, no such modification shall be made if the effect would be to cause an Award that is intended to be a Qualified Performance-Based Award to no longer constitute a Qualified Performance-Based Award.

        (d)    Statutory Requirements Affecting Adjustments.    Notwithstanding the foregoing: (A) any adjustments made pursuant to Section 10 to Awards that are considered "deferred compensation" within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; (B) any adjustments made pursuant to Section 10 to Awards that are not considered "deferred compensation" subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either (1) continue not to be subject to Section 409A of the Code or (2) comply with the requirements of Section 409A of the Code; (C) in any event, the Administrator shall not have the authority to make any adjustments pursuant to Section 10 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto; and (D) any adjustments made pursuant to Section 10 to Awards that are Incentive Stock Options shall be made in compliance with the requirements of Section 424(a) of the Code.

        (e)    Dissolution or Liquidation.    Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of Aralez.

11.   Change in Control Provisions.

        (a)    Termination of Awards.    Notwithstanding the provisions of Section 11(b), in the event that any transaction resulting in a Change in Control occurs, outstanding Awards will terminate upon the effective time of such Change in Control unless provision is made in connection with the transaction for the continuation or assumption of such Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof. Solely with respect to Awards that will terminate as a result of the immediately preceding sentence and except as otherwise provided in the applicable Award Agreement:

            (i)  the outstanding Awards of stock options and stock appreciation rights that will terminate upon the effective time of the Change in Control shall, immediately before the effective time of the Change in Control, become fully exercisable and the holders of such Awards will be permitted, immediately before the Change in Control, to exercise the Awards;

           (ii)  the outstanding shares of Restricted Stock the vesting or restrictions on which are then solely time-based and not subject to achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully vested, free of all transfer and lapse restrictions and free of all risks of forfeiture;

          (iii)  the outstanding shares of Restricted Stock the vesting or restrictions on which are then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting or lapsing of restrictions in a greater amount upon the occurrence of a Change in Control, become vested, free of transfer and lapse restrictions and risks of forfeiture in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement;

          (iv)  the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then solely time-based and not subject to or pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control, become fully earned and vested and shall be settled in cash or Common Shares (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code; and

           (v)  the outstanding Restricted Stock Units, Performance Shares and Performance Units the vesting, earning or settlement of which is then subject to and pending achievement of Performance Goals shall, immediately before the effective time of the Change in Control and unless the Award Agreement provides for vesting, earning or settlement in a greater amount upon the occurrence of a Change in Control, become vested and earned in such amounts as if the applicable Performance Goals for the unexpired Performance Period had been achieved at the target level set forth in the applicable Award Agreement and shall be settled in cash or Common Shares (consistent with the terms of the Award Agreement after taking into account the effect of the Change in Control transaction on the shares) as promptly as is practicable, subject to any applicable limitations imposed thereon by Section 409A of the Code.

        Implementation of the provisions of this Section 11(a) shall be conditioned upon consummation of the Change in Control.

        (b)    Continuation, Assumption or Substitution of Awards.    The administrator may specify, on or after the date of grant, in an award agreement or amendment thereto, the consequences of a Participant's Termination of Service that occurs coincident with or following the occurrence of a Change in Control, if a Change in Control occurs under which provision is made in connection with the transaction for the continuation or assumption of outstanding Awards by, or for the issuance therefor of Substitute Awards of, the surviving or successor entity or a parent thereof.

        (c)    Other Permitted Actions.    In the event that any transaction resulting in a Change in Control occurs, the Administrator may take any of the actions set forth in Section 10 with respect to any or all Awards granted under the Plan.

        (d)    Section 409A Savings Clause.    Notwithstanding the foregoing, if any Award is considered to be a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code, this Section 11 shall apply to such Award only to the extent that its application would not result in the imposition of any tax or interest or the inclusion of any amount in income under Section 409A of the Code.

12.   Substitution of Awards in Mergers and Acquisitions.

        Awards may be granted under the Plan from time to time in substitution for assumed awards held by employees, officers, consultants or directors of entities who become employees, officers, consultants or directors of Aralez or a Subsidiary as the result of a merger or consolidation of the entity for which they perform services with Aralez or a Subsidiary, or the acquisition by Aralez of the assets or stock of the such entity. The terms and conditions of any Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the Awards to the provisions of the assumed awards for which they are substituted and to preserve their intrinsic value as of the date of the merger, consolidation or acquisition transaction. To the extent permitted by applicable law and marketplace or listing rules of the primary securities market or exchange on which the Common Shares are listed or admitted for trading, any available shares under a shareholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards granted pursuant to this Section 12 and, upon such grant, shall not reduce the Share Pool.

13.   Compliance with Securities Laws; Listing and Registration.

        (a)   The obligation of Aralez to sell or deliver Common Shares with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal, state or foreign (non-United States) securities laws, or foreign (non-United States) securities laws and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. If at any time the Administrator determines that the delivery of Common Shares under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign (non-United States) securities laws, the right to exercise an Award or receive Common Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery is lawful. If at any time the Administrator determines that the delivery of Common Shares under the Plan would or may violate the rules of any exchange on which Aralez's securities are then listed for trading, the right to exercise an Award or receive Common Shares pursuant to an Award shall be suspended until the Administrator determines that such delivery would not violate such rules. If the Administrator determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of Aralez's equity securities are listed, then the Administrator may postpone any such exercise, nonforfeitability or delivery, as applicable, but Aralez shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

        (b)   Each Award is subject to the requirement that, if at any time the Administrator determines, in its absolute discretion, that the listing, registration or qualification of Common Shares issuable pursuant to the Plan is required by any securities exchange or under any state, federal or foreign (non-United States) law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Shares, no such Award shall be granted or payment made or Common Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

        (c)   In the event that the disposition of Common Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Common Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require a person receiving Common Shares pursuant to the Plan, as a condition precedent to receipt of such Common Shares, to represent to Aralez in writing that the Common Shares acquired by such person is acquired for investment only and not with a view to distribution and that such person will not dispose of the Common Shares so acquired in violation of federal, state or foreign securities laws and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue the Common Shares in compliance with applicable federal, state or foreign securities laws. If applicable, all certificates representing such Common Shares shall bear applicable legends as required by federal, state or foreign securities laws or stock exchange regulation.

14.   Section 409A Compliance.

        It is the intention of Aralez that any Award that constitutes a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code shall comply in all respects with the requirements of Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code, and the terms of each such Award shall be construed, administered and deemed amended, if applicable, in a manner consistent with this intention. Notwithstanding the foregoing, neither Aralez nor any of its Affiliates nor any of its or their directors, officers, employees, agents or other service providers will be liable for any taxes, penalties or interest imposed on any Participant or other person with respect to any amounts paid or payable (whether in cash, Common Shares or other property) under any Award, including any taxes, penalties or interest imposed under or as a result of Section 409A of the Code. Any payments described in an Award that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. For purposes of any Award, each amount to be paid or benefit to be provided to a Participant that constitutes deferred compensation subject to Section 409A of the Code shall be construed as a separate identified payment for purposes of Section 409A of the Code. For purposes of Section 409A of the Code, the payment of Dividend Equivalents under any Award shall be construed as earnings and the time and form of payment of such Dividend Equivalents shall be treated separately from the time and form of payment of the underlying Award. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that constitutes a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code, any payments (whether in cash, Common Shares or other property) to be made with respect to the Award that become payable on account of the Participant's separation from service, within the meaning of Section 409A of the Code, while the Participant is a "specified employee" (as determined in accordance with the uniform policy adopted by the Administrator with respect to all of the arrangements subject to Section 409A of the Code maintained by Aralez and its Affiliates) and which would otherwise be paid within six months after the Participant's separation from service shall be accumulated (without interest) and paid on the first day of the seventh month following the Participant's separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Participant's estate following the Participant's death. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4).

15.   Plan Duration; Amendment and Discontinuance.

        (a)    Plan Duration.    The Plan shall remain in effect, subject to the right of the Board or the Compensation Committee to amend or terminate the Plan at any time, until the earlier of (a) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no Common Shares approved for issuance under the Plan remain available to be granted under new Awards or (b) the tenth anniversary of the Effective Date. No Awards shall be granted under the Plan after such termination date. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before the tenth anniversary of the Effective Date, or such earlier termination of the Plan, shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. Notwithstanding the continuation of the Plan, no Award (other than a stock option or stock appreciation right) that is intended to be a Qualified Performance-Based Award shall be granted on or after the fifth anniversary of the Effective Date unless the material terms of the applicable performance goals, within the meaning of Treasury Regulation Section 1.162-27(e)(4)(i), are approved by the shareholders of Aralez no later than the first shareholder meeting that occurs in the fifth year following the Effective Date.

        (b)    Amendment and Discontinuance of the Plan.    The Board or the Compensation Committee may, without shareholder approval, amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would materially impair the rights of a Participant with respect to a previously granted Award without such Participant's consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which the Common Shares are listed or admitted for trading or to prevent adverse tax or accounting consequences to Aralez or the Participant. Notwithstanding the foregoing, no such amendment shall be made without the approval of Aralez's shareholders to the extent such amendment would (A) materially increase the benefits accruing to Participants under the Plan, (B) increase the number of Common Shares which may be issued under the Plan or to a Participant, (C) materially expand the eligibility for participation in the Plan, (D) eliminate or modify the prohibition set forth in Section 7(f) on repricing of stock options and stock appreciation rights, (E) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and stock appreciation rights, (F) modify the prohibition on the issuance of reload or replenishment options, or (G) make any amendment to remove or exceed the limit in Section 5(f)(ii), or (H) amend the provisions set out in this Section 15(b). Except as otherwise determined by the Board or Compensation Committee, termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        (c)    Amendment of Awards.    Subject to Section 7(f) and Section 15(b), the Administrator may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall materially impair the rights of any Participant with respect to an Award without the Participant's consent, except such an amendment made to cause the Plan or Award to comply with applicable law, applicable rule of any securities exchange on which the Common Shares are listed or admitted for trading, or to prevent adverse tax or accounting consequences for the Participant or the Company or any of its Affiliates. For purposes of the foregoing sentence, an amendment to an Award that results in a change in the tax consequences of the Award to the Participant shall not be considered to be a material impairment of the rights of the Participant and shall not require the Participant's consent.

16.   General Provisions.

        (a)    Non-Guarantee of Employment or Service.    Nothing in the Plan or in any Award Agreement thereunder shall confer any right on an individual to continue in the service of Aralez or any Affiliate or shall interfere in any way with any right of Aralez or any Affiliate may have to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest or become payable; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual's interests under any Award or the Plan. No person, even though deemed an Eligible Individual, shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant. To the extent that an Eligible Individual who is an employee of a Subsidiary receives an Award under the Plan, that Award shall in no event be understood or interpreted to mean that Aralez is the Participant's employer or that the Participant has an employment relationship with Aralez.

        (b)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between Aralez and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from Aralez pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of Aralez.

        (c)    Status of Awards.    Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death, severance or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance, severance or other employee benefit plan of Aralez or any Affiliate now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between (i) Aralez or any Affiliate and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

        (d)    Subsidiary Employees.    In the case of a grant of an Award to an Eligible Individual who provides services to any Subsidiary, Aralez may, if the Administrator so directs, issue or transfer the Common Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Administrator may specify, upon the condition or understanding that the Subsidiary will transfer the

Common Shares to the Eligible Individual in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. All Common Shares underlying Awards that are forfeited or canceled after such issue or transfer of shares to the Subsidiary shall revert to Aralez.

        (e)    Governing Law and Interpretation.    The validity, construction and effect of the Plan, of Award Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Award Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable United States federal laws and the laws of the state of North Carolina without regard to its conflict of laws principles. The captions of the Plan are not part of the provisions hereof and shall have no force or effect. Except where the context otherwise requires: (i) the singular includes the plural and vice versa; (ii) a reference to one gender includes other genders; (iii) a reference to a person includes a natural person, partnership, corporation, association, governmental or local authority or agency or other entity; and (iv) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them.

        (f)    Use of English Language.    The Plan, each Award Agreement, and all other documents, notices and legal proceedings entered into, given or instituted pursuant to an Award shall be written in English, unless otherwise determined by the Administrator. If a Participant receives an Award Agreement, a copy of the Plan or any other documents related to an Award translated into a language other than English, and if the meaning of the translated version is different from the English version, the English version shall control.

        (g)    Recovery of Amounts Paid.    Except as otherwise provided by the Administrator, Awards granted under the Plan shall be subject to any and all policies, guidelines, codes of conduct, or other agreement or arrangement adopted by the Board or Compensation Committee with respect to the recoupment, recovery or clawback of compensation (collectively, the "Recoupment Policy") and/or to any provisions set forth in the applicable Award Agreement under which Aralez may recover from current and former Participants any amounts paid or Common Shares issued under an Award and any proceeds therefrom under such circumstances as the Administrator determines appropriate. The Administrator may apply the Recoupment Policy to Awards granted before the policy is adopted to the extent required by applicable law or rule of any securities exchange or market on which Common Shares are listed or admitted for trading, as determined by the Administrator in its sole discretion.

17.   Glossary.

        Under this Plan, except where the context otherwise indicates, the following definitions apply:

        "Administrator" means the Compensation Committee, or such other committee(s) or officer(s) duly appointed by the Board or the Compensation Committee to administer the Plan or delegated limited authority to perform administrative actions under the Plan, and having such powers as shall be specified by the Board or the Compensation Committee; provided, however, that at any time the Board may serve as the Administrator in lieu of or in addition to the Compensation Committee or such other committee(s) or officer(s) to whom administrative authority has been delegated. With respect to any Award to which Section 16 of the Exchange Act applies, the Administrator shall consist of either the Board or a committee of the Board, which committee shall consist of two or more directors, each of whom is intended to be, to the extent required by Rule 16b-3 of the Exchange Act, a "non-employee director" as defined in Rule 16b-3 of the Exchange Act and an "independent director" to the extent required by the rules of the national securities exchange that is the principal trading market for the Common Shares, and with respect to any Award that is intended to be a Qualified Performance-Based Award, the Administrator shall consist of two or more directors, each of whom is intended to be, to the extent required by Section 162(m) of the Code, an "outside director" as defined under Section 162(m)

of the Code; provided, that with respect to Awards made to a member of the Board who is not an employee of the Company, "Administrator" means the Board. Any member of the Administrator who does not meet the foregoing requirements shall abstain from any decision regarding an Award and shall not be considered a member of the Administrator to the extent required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code.

        "Affiliate" means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, Aralez or any successor to Aralez. For this purpose, "control" (including the correlative meanings of the terms "controlled by" and "under common control with") shall mean ownership, directly or indirectly, of 50% or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.

        "Aralez" means Aralez Pharmaceuticals Inc., a company organized under the laws of the province of British Colombia, Canada.

        "Award" means any stock option, stock appreciation right, stock award, stock unit, Performance Share, Performance Unit, and/or Other Stock-Based Award, whether granted under this Plan.

        "Award Agreement" means the written document(s), including an electronic writing acceptable to the Administrator, and any notice, addendum or supplement thereto, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

        "Board" means the Board of Directors of Aralez.

        "Business Day" means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the City of Toronto, or the City of New York for the transaction of banking business.

        "Change in Control" means the first of the following to occur: (i) a Change in Ownership of Aralez, (ii) a Change in Effective Control of Aralez, or (iii) a Change in the Ownership of Assets of Aralez, as described herein and construed in accordance with Code section 409A.

            (i)  A "Change in Ownership of Aralez" shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire, ownership of the capital stock of Aralez that, together with the stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the capital stock of Aralez. However, if any one Person is, or Persons Acting as a Group are, considered to own more than 50%, on a fully diluted basis, of the total fair market value or total voting power of the capital stock of Aralez, the acquisition of additional stock by the same Person or Persons Acting as a Group is not considered to cause a Change in Ownership of Aralez or to cause a Change in Effective Control of Aralez (as described below). An increase in the percentage of capital stock owned by any one Person, or Persons Acting as a Group, as a result of a transaction in which Aralez acquires its stock in exchange for property will be treated as an acquisition of stock.

           (ii)  A "Change in Effective Control of Aralez" shall occur on the date either (A) a majority of members of Aralez's Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of Aralez's Board before the date of the appointment or election, or (B) any one Person, or Persons Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of Aralez possessing 50% or more of the total voting power of the stock of Aralez.

          (iii)  A "Change in the Ownership of Assets of Aralez" shall occur on the date that any one Person acquires, or Persons Acting as a Group acquire (or has or have acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons), assets from Aralez that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of Aralez immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Aralez, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

        The following rules of construction apply in interpreting the definition of Change in Control:

          (A)  A "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by Aralez and by entities controlled by Aralez or an underwriter, initial purchaser or placement agent temporarily holding the capital stock of Aralez pursuant to a registered public offering.

          (B)  Persons will be considered to be Persons Acting as a Group (or Group) if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation. If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a Group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons will not be considered to be acting as a Group solely because they purchase assets of the same corporation at the same time or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

          (C)  A Change in Control shall not include a transfer to a related person as described in Code section 409A or a public offering of capital stock of Aralez.

          (D)  For purposes of the definition of Change in Control, Section 318(a) of the Code applies to determine stock ownership. Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option). For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treasury Regulation §1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.

        "Common Shares" means common shares in the capital of Aralez, without par value, and any capital securities into which they are converted.

        "Company" means Aralez and its Subsidiaries, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, Company shall mean only Aralez.

        "Compensation Committee" means the Compensation Committee of the Board.

        "Dividend Equivalent" means a right, granted to a Participant, to receive cash, Common Shares, stock Units or other property equal in value to dividends paid with respect to a specified number of Common Shares.

        "Effective Date" means the date on which adoption of this Plan, as amended and restated, is approved by the shareholders of Aralez.

        "Eligible Individuals" means (i) officers and employees of, and other individuals, including non-employee directors, who are natural persons providing bona fide services to or for, Aralez or any of its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Aralez's securities, (ii) prospective officers, employees and service providers who have accepted offers of employment or other service relationship from Aralez or a Subsidiary; and (iii) consultants who are natural persons providing bona fide services to or for, Aralez or any of its Subsidiaries, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for Aralez's securities.

        "Exchange" means collectively, the Toronto Stock Exchange and the NASDAQ or any such exchange in Canada or the United States on which Common Shares are listed and posted for trading.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. Reference to any specific section of the Exchange Act shall be deemed to include such regulations and guidance issued thereunder, as well as any successor section, regulations and guidance.

        "Fair Market Value" means, on a per share basis as of any date, unless otherwise determined by the Administrator:

            (i)  if the principal market for the Common Shares (as determined by the Administrator if the Common Shares are listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per Common Share for the regular market session on that date on the principal exchange or market on which the Common Shares are then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day on which a sale was reported, all as reported by such source as the Administrator may select;

           (ii)  if the principal market for the Common Shares is not a national securities exchange or an established securities market, but the Common Shares are quoted by a national quotation system, the average of the highest bid and lowest asked prices for the Common Shares on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day on which prices were reported, all as reported by such source as the Administrator may select; or

          (iii)  if the Common Shares are neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method, which method may, but need not, include taking into account an appraisal of the fair market value of the Common Shares conducted by a nationally recognized appraisal firm selected by the Administrator.

        Notwithstanding the preceding, for foreign, federal, state and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

        "Full Value Award" means an Award that results in Aralez transferring the full value of a Common Share under the Award, whether or not an actual share of stock is issued. Full Value Awards shall include, but are not limited to, stock awards, stock units, Performance Shares, Performance Units that are payable in Common Shares, and Other Stock-Based Awards for which Aralez transfers the full value of a Common Share under the Award, but shall not include Dividend Equivalents.

        "Incentive Stock Option" means any stock option that is designated, in the applicable Award Agreement or the resolutions of the Administrator under which the stock option is granted, as an "incentive stock option" within the meaning of Section 422 of the Code and otherwise meets the requirements to be an "incentive stock option" set forth in Section 422 of the Code.

        "Merger Agreement" means the Agreement and Plan of Merger and Arrangement, dated as of June 8, 2015, among Tribute Pharmaceuticals Canada Inc., POZEN Inc., the Company and certain other entities, as amended.

        "Nonqualified Option" means any stock option that is not an Incentive Stock Option.

        "Other Stock-Based Award" means an Award of Common Shares or any other Award that is valued in whole or in part by reference to, or is otherwise based upon, Common Shares, including without limitation Dividend Equivalents.

        "Participant" means an Eligible Individual to whom one or more Awards are or have been granted pursuant to the Plan and have not been fully settled or cancelled and, following the death of any such person, his successors, heirs, executors and administrators, as the case may be.

        "Performance Award" means a Full Value Award, the grant, vesting, lapse of restrictions or settlement of which is conditioned upon the achievement of performance objectives over a specified Performance Period and includes, without limitation, Performance Shares and Performance Units.

        "Performance Goals" means the performance goals established by the Administrator in connection with the grant of Awards based on Performance Metrics or other performance criteria selected by the Administrator; provided, however, that in the case of Qualified Performance-Based Awards, such performance goals shall be based on the attainment of specified levels of one or more Performance Metrics.

        "Performance Period" means that period established by the Administrator during which any Performance Goals specified by the Administrator with respect to such Award are to be measured.

        "Performance Metrics" means criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions, or Affiliates, or on a company-wide basis, and in absolute terms, relative to a base period, or relative to the performance of one or more comparable companies, peer groups, or an index covering multiple companies:

          (i)    Earnings or Profitability Metrics:    any derivative of revenue; earnings/loss (gross, operating, net, or adjusted); earnings/loss before interest and taxes ("EBIT"); earnings/loss before interest, taxes, depreciation and amortization ("EBITDA"); profit margins; operating margins; expense levels or ratios; provided that any of the foregoing metrics may be adjusted to eliminate the effect of any one or more of the following: interest expense, asset impairments or investment losses, early extinguishment of debt or stock-based compensation expense;

          (ii)    Return Metrics:    any derivative of return on investment, assets, equity or capital (total or invested);

          (iii)    Investment Metrics:    relative risk-adjusted investment performance; investment performance of assets under management;

          (iv)    Cash Flow Metrics:    any derivative of operating cash flow; cash flow sufficient to achieve financial ratios or a specified cash balance; free cash flow; cash flow return on capital; net cash provided by operating activities; cash flow per share; working capital;

          (v)    Liquidity Metrics:    any derivative of debt leverage (including debt to capital, net debt-to-capital, debt-to-EBITDA or other liquidity ratios);

          (vi)    Stock Price and Equity Metrics:    any derivative of return on shareholders' equity; total shareholder return; stock price; stock price appreciation; market capitalization; earnings/loss per share (basic or diluted) (before or after taxes); and/or

          (vii)    Strategic Metrics:    product research and development; completion of an identified special project; clinical trials; regulatory filings or approvals; patent application or issuance; manufacturing or process development; sales or net sales; market share; market penetration; economic value added; customer service; customer satisfaction; inventory control; balance of cash, cash equivalents and marketable securities; growth in assets; key hires; employee satisfaction; employee retention; business expansion; acquisitions, divestitures, joint ventures or financing; legal compliance or safety and risk reduction.

        "Performance Shares" means a grant of stock or stock Units the issuance, vesting or payment of which is contingent on performance as measured against predetermined objectives over a specified Performance Period.

        "Performance Units" means a grant of dollar-denominated Units the value, vesting or payment of which is contingent on performance against predetermined objectives over a specified Performance Period.

        "Plan" means this Aralez Pharmaceuticals Inc. Amended and Restated 2016 Long-Term Incentive Plan, as set forth herein and as it may be amended from time to time.

        "Qualified Performance-Based Award" means an Award intended to qualify for the Section 162(m) Exemption, as provided in Section 7(k).

        "Restricted Stock" means an Award of Common Shares to a Participant that may be subject to certain transferability and other restrictions and to a risk of forfeiture (including by reason of not satisfying certain Performance Goals).

        "Restricted Stock Unit" means a right granted to a Participant to receive Common Shares or cash at the end of a specified deferral period, which right may be conditioned on the satisfaction of certain requirements (including the satisfaction of certain Performance Goals).

        "Restriction Period" means, with respect to Full Value Awards, the period commencing on the date of grant of such Award to which vesting or transferability and other restrictions and a risk of forfeiture apply and ending upon the expiration of the applicable vesting conditions, transferability and other restrictions and lapse of risk of forfeiture and/or the achievement of the applicable Performance Goals (it being understood that the Administrator may provide that vesting shall occur and/or restrictions shall lapse with respect to portions of the applicable Award during the Restriction Period in accordance with Section 7(b)).

        "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

        "Subsidiary" means any corporation or other entity in an unbroken chain of corporations or other entities beginning with Aralez if each of the corporations or other entities, or group of commonly controlled corporations or other entities, other than the last corporation or other entity in the unbroken chain then owns stock or other equity interests possessing 50% or more of the total combined voting power of all classes of stock or other equity interests in one of the other corporations or other entities in such chain or otherwise has the power to direct the management and policies of the entity by contract or by means of appointing a majority of the members of the board or other body that controls the affairs of the entity; provided, however, that solely for purposes of determining whether a Participant has a Termination of Service that is a "separation from service" within the meaning of Section 409A of the Code or whether an Eligible Individual is eligible to be granted an Award that in the hands of such Eligible Individual would constitute a "nonqualified deferred compensation plan"

within the meaning of Section 409A of the Code, a "Subsidiary" of a corporation or other entity means all other entities with which such corporation or other entity would be considered a single employer under Sections 414(b) or 414(c) of the Code.

        "Tax Withholding Obligation" means any federal, state, local or foreign (non-United States) income, employment or other tax or social insurance contribution required by applicable law to be withheld in respect of Awards.

        "Termination of Service" means the termination of the Participant's employment or consultancy with, or performance of services for, Aralez and its Subsidiaries. Temporary absences from employment because of illness, vacation or leave of absence and transfers among Aralez and its Subsidiaries shall not be considered Terminations of Service. With respect to any Award that constitutes a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code, "Termination of Service" shall mean a "separation from service" as defined under Section 409A of the Code to the extent required by Section 409A of the Code to avoid the imposition of any tax or interest or the inclusion of any amount in income pursuant to Section 409A of the Code. A Participant has a separation from service within the meaning of Section 409A of the Code if the Participant terminates employment with Aralez and all Subsidiaries for any reason. A Participant will generally be treated as having terminated employment with Aralez and all Subsidiaries as of a certain date if the Participant and the entity that employs the Participant reasonably anticipate that the Participant will perform no further services for Aralez or any Subsidiary after such date or that the level of bona fide services that the Participant will perform after such date (whether as an employee or an independent contractor) will permanently decrease to no more than 20 percent (20%) of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for fewer than 36 months); provided, however, that the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed six months or, if longer, so long as the Participant retains the right to reemployment with Aralez or any Subsidiary.

        "Total and Permanent Disability" means, with respect to a Participant, except as otherwise provided in the relevant Award Agreement, that a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant's death or result in death, or (ii) determined to be totally disabled by the Social Security Administration or other governmental or quasi-governmental body that administers a comparable social insurance program outside of the United States in which the Participant participates and which conditions the right to receive benefits under such program on the Participant being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last until the Participant's death or result in death. The Administrator shall have sole authority to determine whether a Participant has suffered a Total and Permanent Disability and may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

        "Unit" means a bookkeeping entry used by Aralez to record and account for the grant of the following types of Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: stock units, Restricted Stock Units, Performance Units, and Performance Shares that are expressed in terms of units of Common Shares.

Annex B

ARALEZ PHARMACEUTICALS INC.
CORPORATE GOVERNANCE GUIDELINES

I.     Introduction

        The board of directors (the "Board") of Aralez Pharmaceuticals Inc. (the "Company") is elected by the shareholders of the Company and is responsible for the stewardship of the Company. The purpose of these guidelines is to describe the principal duties and responsibilities of the Board, as well as certain of the policies and procedures that apply to the Board in discharging its duties and responsibilities.

II.    Accountability

        The Board is accountable to the Company's shareholders and has a duty to act honestly and in good faith with a view to the best interests of the Company.

III.  Chair of the Board

        The chair of the Board (the "Chair") will be appointed by the Board, after considering the recommendation of the Nominating & Corporate Governance Committee, for such term as the Board may determine.

IV.    Majority of Independent Directors

        The Board shall be comprised of that number of directors as shall be determined from time to time by the Board in accordance with the Articles of the Company, at least a majority of whom shall meet the criteria for independence required by the U.S. Securities and Exchange Commission, National Instrument 58-101—Disclosure of Corporate Governance Practices, the listing standards of the NASDAQ Global Market and the Toronto Stock Exchange and any other applicable regulatory authority or securities exchange (collectively, the "Applicable Regulatory Requirements"). In addition to the foregoing requirements, Audit and Compensation Committee members are subject to heightened independence requirements or considerations pursuant to certain of the Applicable Regulatory Requirements. The Board must determine, based on all of the relevant facts and circumstances, whether each director satisfies these criteria for independence and will disclose such determinations as required in accordance with the Applicable Regulatory Requirements.

        Each independent director of the Board shall promptly notify the Chair of any developments that may impair such director's independence. If a conflict exists and cannot be resolved, such director should submit to the Board written notification of such conflict of interest and an offer of resignation from the Board and each of the committees on which such director serves. The Board need not accept such offer of resignation; however, the submission of such offer of resignation provides the opportunity for the Board to review the appropriateness of the continuation of such individual's membership on the Board or any committee of the Board.

V.     Board Leadership

A.
Chair of the Board.    The Company maintains separate Chair and Chief Executive Officer positions, which allows the Board to be more effective in overseeing the Company's affairs and holding management accountable for the Company's activities. Having an independent Chair of the Board fosters strong leadership, healthy discussion and avoids the potential for any conflict of interest. However, the Board believes that the Company and its shareholders are best served by maintaining flexibility to have any director serve as Chair and therefore believes that a permanent policy on whether the Chair and Chief Executive Officer positions should be separated or combined is not appropriate.

B.
Lead Director.    The Board has adopted a written position description for the Chair setting out the Chair's responsibilities, including leadership and governance of the Board, the promotion of corporate social responsibility, the facilitation of shareholder meetings, and the oversight of Board committees. The Board has appointed a non-executive, independent director as its Chair to help it function independently of management. In order to maintain the independent integrity of the Board, however, if the Chair and Chief Executive Officer positions are combined, the Board shall appoint a lead director who must be independent.

VI.   Director Selection and Board Membership Criteria

        The Nominating & Corporate Governance Committee has, as one of its responsibilities, the recommendation of director candidates to the full Board. Nominees for directorship will be identified by the Nominating & Corporate Governance Committee in accordance with the criteria set forth below and any other criteria that may be identified by the Board or a committee of the Board, if appropriate, and in accordance with the procedures set forth in the Nominating & Corporate Governance Committee's charter.

A.
Background and Diversity.    The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual's independence, as well as consideration of age, skills and experience, and a policy of promoting diversity, in the context of the needs of the Company. The Diversity Policy, which is attached hereto as Appendix "A", sets out the guidelines by which the Board will endeavor to increase diversity amongst members of the Board as well as executive officers.

B.
Simultaneous Service.    No director should serve on more than 5 other public company boards. No member of the Audit Committee should serve on more than 2 other public company audit committees. Directors are expected to advise the Chair and the chair of the Nominating & Corporate Governance Committee in advance of accepting an invitation to serve on another public company board or the audit committee of a public company board.

C.
Financial Literacy.    Directors should know how to read and understand fundamental financial statements and understand the use of financial ratios and information in evaluating the financial performance of the Company.

D.
Character.    Directors should be persons of good character and thus should possess all of the following personal characteristics:

•
Integrity:    Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;

•
Accountability:    Directors should be willing to be accountable for their decisions as directors;

•
Judgment:    Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues;

•
Responsibility:    Directors should interact with each other in a manner which encourages responsible, open, challenging and inspired discussion;

•
High Performance Standards:    Directors should have a history of achievements which reflects high standards for themselves and others;

•
Commitment and Enthusiasm:    Directors should be committed to, and enthusiastic about, their performance for the Company as directors, both in absolute terms and relative to their peers; and

•
Courage:    Directors should possess the courage to express views openly, even in the face of opposition.

VII. Board Renewal

A.
Term Limits.    The Board does not favor term limits for directors, but believes that it is important to monitor overall Board performance. Therefore, the Nominating & Corporate Governance Committee shall review each director's continuation on the Board annually. This will allow the Nominating & Corporate Governance Committee to evaluate each director's performance as well as provide each director with the opportunity to confirm his or her desire to continue as a member of the Board.

B.
Retirement Age.    No person shall be nominated by the Board to serve as a director after he or she has passed his or her 75th birthday, unless the Nominating & Corporate Governance Committee has recommended, on an annual basis, to waive the mandatory retirement age for such director.

C.
Resignation Policy—Management Directors.    Management directors shall forthwith offer to resign from the Board upon their resignation, removal or retirement as an employee of the Company.

D.
Significant Change in Job Responsibilities.    The Board expects directors to notify the Chair promptly and offer to resign from the Board upon a significant change in their business position. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Nominating & Corporate Governance Committee, to review the continued appropriateness of Board membership under the circumstances.

VIII.  Role and Responsibilities of the Board and the Directors

        The role of the Board is to represent the shareholders of the Company, enhance and maximize shareholder value and conduct the business and affairs of the Company ethically and in accordance with high standards of corporate governance. The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders.

        The Board is ultimately accountable and responsible for providing effective leadership in supervising the management of the business and affairs of the Company. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company's officers, employees, outside advisors and independent auditors. The Board selects and oversees the members of senior management, to whom the Board delegates the authority and responsibility for the conduct of the day-to-day operations of the business.

        The responsibilities of the Board include:

  1.
  reviewing and adopting a strategic planning process;

  2.
  risk identification and ensuring that procedures are in place for the management of those risks;

  3.
  reviewing and approving annual business and capital plans and policies and processes generated by management relating to the authorization of major investments and significant allocations of capital, subject to general authority guidelines;

  4.
  corporate social responsibility, ethics and integrity;

  5.
  supervision of senior management and succession planning including the appointment of the Chief Executive Officer and the Chair and ensuring that other executives are in place to ensure sound management of the Company;

  6.
  delegations and general approval guidelines for management;

  7.
  monitoring financial reporting and management;

  8.
  monitoring internal control and management information systems;

  9.
  oversight over corporate disclosure and communications;

  10.
  adopting measures for receiving feedback from stakeholders; and

  11.
  adopting key corporate policies designed to ensure that the Company, its directors, officers and employees comply, in all material respects, with all applicable laws, rules and regulations and conduct their business ethically and with honesty and integrity.

        Further, each director is expected to:

  1.
  dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties;

  2.
  comply with the duties and responsibilities set forth herein and in the Articles of the Company;

  3.
  comply with all duties of care, loyalty and confidentiality applicable to directors of publicly traded corporations organized in our jurisdiction of incorporation; and

  4.
  adhere to the Company's Code of Business Conduct and Ethics, including, but not limited to, the policies on conflicts of interest expressed therein and any other applicable policies of the Company.

IX.   Board Meetings

        Meetings of the Board will be held at regular intervals and at least quarterly, with additional meetings to be held depending on the state of the Company's affairs and in light of opportunities or risks which the Company faces. In addition, independent directors of the Board will have the opportunity to meet in camera at each quarterly meeting of the Board or more frequently as they determine necessary. The executive sessions of the independent directors are currently presided over by the independent Chair.

        Directors are strongly encouraged to attend the annual meeting of shareholders, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Directors are expected to review meeting materials prior to Board and committee meetings and, when possible, should communicate in advance of meetings any questions or concerns that they wish to discuss so that management will be prepared to address the same.

        The Company shall distribute written materials sufficiently in advance of meetings to permit a meaningful review by the directors.

X.    Board Committees

        Subject to the Applicable Regulatory Requirements, the Board may delegate certain matters it is responsible for to Board committees, presently consisting of the Audit Committee, the Nominating & Corporate Governance Committee, the Compensation Committee and the Transaction Committee. The Board will, however, retain its oversight function and ultimate responsibility for these matters and all delegated responsibilities.

        The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. Each of these committees of the Board shall consist solely of independent directors. The Board may, at its discretion, establish any other committees as it deems appropriate from time to time, including a Transaction Committee, which shall consist of at least three members of the Board, one of whom must be an independent director in accordance with the Applicable Regulatory Requirements.

        Committee members will be appointed by the Board upon the recommendation of the Nominating & Corporate Governance Committee with consideration of the desires of individual directors. Each committee shall have its own charter, which will set forth the purposes, goals and responsibilities of the committee as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board. The charters may also provide that each committee will annually evaluate its own performance and such charters will be posted on the Company's website.

XI.   Majority Vote Policy for the Election of Directors

        The Company's Majority Voting Policy provides that directors receiving a greater number of votes withheld than votes in favour in uncontested elections of directors shall be considered not to have the support of the shareholders and shall forthwith tender his or her resignation to the Chair, and the Nominating & Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or other action. The Board will review and act on this recommendation within 90 days from the date of the meeting. The Board will promptly publicly disclose its decision and, should the Board decline to accept the resignation, its rationale. The Company's Majority Voting Policy is attached hereto as Appendix "B".

XII. Share Ownership Requirements

        The Company has also developed share ownership guidelines for its directors and executive officers to create alignment and mutual ownership among directors, executives and the shareholders of the Company.

XIII.  Strategic Planning Process and Risk Management

        The Board will adopt a strategic planning process to establish objectives and goals for the Company's business and will review, approve and modify as appropriate the strategies proposed by senior management to achieve such objectives and goals. The Board will review and approve, as appropriate, a strategic plan which takes into account, among other things, the opportunities and risks of the Company's business and affairs.

        The Audit Committee, in conjunction with senior management, will identify the principal risks of the Company's business and oversee senior management's implementation of appropriate systems to effectively monitor, manage and mitigate the impact of such risks and report on and make recommendations with respect to such matters to the Board.

XIV.
Access to Officers, Employees and Advisors

        Board members have complete and open access to the Company's senior management, any other employees and any of the Company's advisors as necessary to complete their duties. Board members who wish to have access to such persons may coordinate such access through the Chair or may contact such persons directly, with concurrent notice to the Chair.

XV.  Confidentiality

        The Board believes maintaining confidentiality of information and deliberations is imperative. Information learned during the course of service on the Board is to be held confidentially and used solely in furtherance of the Company's business.

XVI.
Corporate Social Responsibility, Business Conduct, Ethics and Integrity

        The Company has adopted a Code of Business Conduct and Ethics and other internal policies and guidelines designed to support these guidelines and to comply with applicable law. Directors, officers and employees are expected to comply fully with that Code and any other applicable policies and guidelines.

        The Board will provide leadership to the Company in support of its commitment to corporate social responsibility, set the ethical tone for the Company and its management and foster ethical and responsible decision making by management. The Board will take all reasonable steps to satisfy itself of the integrity of the Chief Executive Officer and senior management and satisfy itself that the Chief Executive Officer and senior management create a culture of integrity throughout the organization.

XVII.  Succession Planning

        The Compensation Committee will review from time to time the Company's succession plan for the Chief Executive Officer, the Chief Financial Officer and other executive officers, including appointment, training and evaluation.

XVIII.  Executive Officer Performance Objectives and Compensation

        The Compensation Committee will review the corporate goals and performance objectives relevant to compensation for the Chief Executive Officer, Chief Financial Officer and other executive officers and evaluate such officers' performance and determine their compensation in light of those goals and objectives.

XIX.  Director Compensation

        The form and amount of non-management director compensation will be determined by the Board upon the recommendation of the Compensation Committee. The Board is aware that questions as to directors' independence may be raised when directors' fees and emoluments exceed what is customary. Similar concerns may be raised when the Company makes substantial charitable contributions to organizations with which a director is affiliated, or enters into consulting contracts with (or provides other indirect forms of compensation to) a director. The Board will critically evaluate each of these matters when determining the form and amount of director compensation and will ensure that such payments do not violate the independence requirements of the Applicable Regulatory Requirements.

XX. Director Orientation and Continuing Education

        The Company will adopt an orientation program for any new directors under which a new director will meet separately with the Chair and members of the senior executive team. A new director will be presented with a director manual that reviews Board policies and procedures, the Company's current strategic plan, financial plan and capital plan, the most recent annual and quarterly reports and materials relating to key business issues. New directors will also receive training and preparation sessions in respect of financial accounting standards.

        The Chair of each committee is responsible for coordinating orientation and continuing director development programs relating to the committee's mandate.

XXI.  Delegations and Approval Authorities

        The role of the Board focuses on governance and stewardship rather than on the responsibility of management to run the day-to-day operations of the Company. The Board delegates to the Chief Executive Officer and senior management authority over the day-to-day management of the business and affairs of the Company. This delegation of authority will be subject to the Applicable Regulatory Requirements and specified financial limits and any transactions or arrangements in excess of general authority guidelines will be reviewed by and subject to the prior approval of the Board.

XXII.  Monitoring of Financial Reporting and Management

        The Board, the Disclosure Committee and/or committees of the Board, as appropriate and applicable, will approve all regulatory filings, including the annual audited financial statements, interim financial statements, the notes and management discussion and analysis accompanying such financial statements, any quarterly and annual reports, management proxy statements, registration statements, prospectuses, and all capital investments, equity and debt financings, borrowings and all annual operating plans and budgets.

XXIII.  Corporate Disclosure and Communications

        The Board values communications with the Company's shareholders and other stakeholders, and will ensure that effective communication is in place between the Board and the Company's shareholders and other stakeholders.

        Directors, officers and employees other than the Chief Executive Officer and the Chair, and the Chief Financial Officer and Head of Investor Relations acting at the direction of the Chief Executive officer and the Chair (the "Spokespersons"), are not authorized to speak on behalf of the Company and must not initiate communication regarding the Company with any shareholders and other stakeholders, or respond under any circumstances to inquiries from shareholders and other stakeholders, or otherwise discuss Company business with outside third parties, including the investment community, the media, regulatory authorities or others unless specifically authorized by the Board. As a general practice, if a director, officer or employee is contacted by shareholders and other stakeholders, including the investment community, the media, regulatory authorities or others, he or she is instructed to consult the Board and refer all such communications (including electronic communications) to the Spokespersons.

        Situations in which a director is required to speak publicly on behalf of the Board are highly unusual and infrequent. Should such a situation arise, the Chair or a delegate is authorized to speak (or respond) on behalf of the Board.

        In furtherance of the foregoing, the Board will:

  1.
  adopt a communication policy for the Company.

  2.
  ensure that the financial performance of the Company is reported to shareholders on a timely, regular and non-selective basis.

  3.
  ensure that there are measures in place for receiving feedback from stakeholders.

XXIV.  Corporate Policies

        The Board will adopt and review, as appropriate, policies and procedures designed to ensure that the Company, its directors, officers and employees comply, in all material respects, with all Applicable

Regulatory Requirements and conduct the Company's business ethically and with honesty and integrity. Principal policies consist of:

  1.
  Code of Business Conduct and Ethics;

  2.
  Delegation of Authority Policy;

  3.
  Corporate Investment Policy;

  4.
  Majority Voting Policy;

  5.
  Diversity Policy; and

  6.
  Insider Trading Policy.

XXV.  Assessing Board Performance

        The Board will conduct a self-evaluation at regular intervals to determine whether individual directors, the Board and committees of the Board are functioning effectively. The Nominating & Corporate Governance Committee will receive comments from all directors as to their individual performance, the Board's performance, and the performance of committees of the Board and report to the Board with an assessment, to be discussed with the full Board.

XXVI.  Review of Guidelines

        The Nominating & Corporate Governance Committee will review and assess, as appropriate, the adequacy of these guidelines and recommend any proposed changes to the Board for consideration.

Approved by the Board of Directors
Aralez Pharmaceuticals Inc.
March 7, 2017

Appendix "A"

Diversity Policy

See attached.

ADMINISTRATIVE POLICY & PROCEDURE

Effective Date: May 4, 2016

Title: Diversity Policy

I.     INTRODUCTION

        Aralez Pharmaceuticals Inc. (the "Company") recognizes the importance and benefit of having a board of directors (the "Board") and executive officers comprised of highly talented and experienced individuals, with a view toward fostering and promoting diversity amongst Board members and executive officers. To this end, the Board has unanimously adopted this diversity policy (the "Policy").

II.    OBJECTIVES

        The Board is committed to growth and development with respect to diversity among its Board members and executive officers. This may include, but is not limited to, diversity in regards to attributes such as gender, ethnicity, age, national origin, disability, sexual orientation and other dimensions.

        In addition, the Board is committed to ensuring that its members are reflective of diverse professional experience, skills, knowledge and other attributes that are essential to its successful operation and the achievement of the Company's current and future plans and objectives.

III.  MANDATE

        The Board and its committees, as applicable, will, when identifying candidates to nominate for election to the Board or appointment as executive officers:

  •
  consider individuals who are highly qualified, based on their talents, experience, functional expertise and personal skills, character and qualities, and in light of the Company's current and future plans and objectives as well as anticipated regulatory and market developments and any other factors that the Board or its committees, as applicable, deem appropriate;

  •
  consider criteria that promotes diversity, including with regard to gender, ethnicity, age, national origin, disability, sexual orientation, and other dimensions; and

  •
  consider the level of representation of women on the Board and in executive officer positions along with other markers of diversity when making recommendations for nominees to the Board or for appointment as executive officers and in general with regard to succession planning for the Board and executive officers.

        Given the nature and size of the Company's business and its industry, it may be challenging for the Company to identify a qualified pool of candidates that adequately reflects the various diverse characteristics that the Company seeks to promote. The Company has therefore not adopted any specific targets, but will promote its objectives as set out in this Policy with a view to identifying and fostering the development of a suitable pool of candidates for nomination or appointment over time.

IV.   MONITORING AND REPORTING

        The Nominating & Corporate Governance Committee shall periodically report to the Board on the implementation of this Policy and shall review and evaluate this Policy from time to time as the Committee deems necessary to determine whether this Policy is effective in achieving the objectives set forth herein.

        Recognizing the need for considered and effective progression in respect of this Policy, progress will be measured based on, among other things, the relative increase of diversity on the Board and executive officer positions over time, as well the implementation of specific processes designed to foster the progression of diverse candidates to be considered for nomination or appointment.

V.     REVIEW OF POLICY

        This is a policy, and is subject to change from time to time by the Board. In addition, the Board may, from time to time, permit departures from the terms of this Policy, either prospectively or retroactively. The terms of this Policy are not intended to give rise to civil liability to shareholders of the Company or other liability whatsoever.

Approved by the Board of Directors and the Nominating & Corporate Governance Committee

Aralez Pharmaceuticals Inc.
May 4, 2016

Appendix "B"

Majority Voting Policy

See attached.

ADMINISTRATIVE POLICY & PROCEDURE

Effective Date: May 4, 2016

Title: Majority Voting Policy

        The board of directors (the "Board") of Aralez Pharmaceuticals Inc. (the "Company") believes that each of its members should have the confidence and support of the Company's shareholders (the "Shareholders"). To this end, the Board has unanimously adopted this majority voting policy regarding the election of directors (the "Policy"). This Policy applies to all current and future directors of the Company.

I.     VOTING PROCEDURE DURING MEETINGS

A.    Individual Voting

        Forms of proxy provided to Shareholders in respect of the election of directors at a Shareholders' meeting shall enable each Shareholder to vote its shares in favour of, or to withhold its shares from voting with respect to, each nominee separately. The chair of the Board (the "Chair") will ensure that the number of shares voted in favour or withheld from voting for each director nominee is recorded and promptly made public by press release after the meeting of Shareholders. If the vote was by a show of hands, the Company will disclose the number of shares voted by proxy in favour or withheld for each director. Voting results will also be made public in accordance with applicable Canadian and U.S. securities laws, Toronto Stock Exchange and NASDAQ Global Market rules and any other applicable regulatory requirements (collectively, the "Applicable Regulatory Requirements").

B.    Treatment of Withheld Votes

        If, in an uncontested election of directors of the Company, any particular nominee for director receives a greater number of votes withheld than votes in favour of the nominee, then, for purposes of this Policy, the nominee shall be considered not to have received the support of the Shareholders, even though duly elected as a matter of corporate law, and such nominee shall tender his or her resignation to the Chair following the meeting in accordance with Section II. In this Policy, an "uncontested election" shall mean an election where the number of nominees for director shall be equal to the number of directors to be elected as determined by the Board. This Policy does not apply where the number of nominees for election as a director exceeds the number of directors to be elected and/or an election involving a proxy contest i.e., where proxy material is circulated and/or a solicitation of proxies is carried out, in support of one or more nominees who are not part of the director nominees supported by the Board or public communications are disseminated, against one or more nominees who are supported by the Board. In this latter case of a contested election, directors shall continue to be elected by plurality.

II.    NOMINEE NOT RECEIVING THE SUPPORT OF THE SHAREHOLDERS

A.    Director to Submit Resignation

        A director nominee who is considered under this Policy not to have received the support of Shareholders shall forthwith submit his or her resignation to the Board, effective on acceptance by the Board. Upon receipt, the Board will refer the resignation to the Nominating & Corporate Governance Committee (the "Committee") for consideration.

B.    Committee Consideration

        The Committee shall consider the resignation offer and shall recommend to the Board whether to accept the resignation. In determining whether to recommend acceptance, the Committee shall consider all factors deemed relevant by members of the Committee including, without limitation, such factors as (i) the stated reasons, if any, why the Shareholders withheld votes from the election of that nominee; (ii) the length of service and the qualifications of the director whose resignation has been tendered; (iii) such director's contributions to the Company; (iv) the Company's Corporate Governance Guidelines; (v) available alternatives to cure the underlying cause of the withheld votes; (vi) the overall composition of the Board (including the current mix of skills and attributes of the Board); (vii) whether accepting the resignation would cause the Company to fail to meet any Applicable Regulatory Requirements; and (viii) whether exceptional or extraordinary circumstances relating to the composition of the Board or the voting results should delay the acceptance of the resignation or justify rejecting it outright.

C.    Board Expected to Consider Resignation within 90 Days

        Notwithstanding Section II.A above, it is expected that any such tendered resignation shall be considered in a timely manner and a decision taken in respect thereof no later than within 90 days of the meeting of Shareholders.

D.    Director's Activities while Resignation Is Considered

        Any director who tenders his or her resignation pursuant to this Policy will not participate in the Committee or Board's consideration regarding whether to accept the tendered resignation. However, unless otherwise determined by the Board, such director shall remain active and engaged in all other committee and Board activities, deliberations and decisions during the process described by this Policy.

E.    Considerations

        In reviewing the Committee's recommendation, the Board will examine the factors considered by the Committee and any additional information and factors that the Board considers relevant in determining whether to accept the recommendation of the Committee.

F.     Press Release

        Following the Board's decision on the resignation, the Board shall promptly publicly disclose, via press release, its decision regarding whether to accept or reject the director's resignation. Should the Board decline to accept the resignation where exceptional circumstances would so warrant, it should include in the press release the reasons for its decision. Such information will also be made public in accordance with Applicable Regulatory Requirements.

III.  EFFECT OF ANY RESULTING VACANCY

A.    Alternatives available to the Board

        In the event that the Board chooses to accept one or more resignations, and subject to Applicable Regulatory Requirements, the Board may:

  •
  leave the resultant vacancy unfilled until the next annual general meeting of Shareholders;

  •
  fill the vacancy through the appointment of a new director whom the Board considers to merit the confidence of the Shareholders; or

  •
  call a special meeting of Shareholders at which one or more management nominees will be presented to fill the vacant position or positions, as applicable.

IV.   REVIEW OF POLICY

        The Committee will review and assess from time to time, as the Committee determines to be necessary, the adequacy of this Policy and recommend any proposed changes to the Board for consideration.

V.     GENERAL

        This is a policy, and is subject to change from time to time by the Board. In addition, the Board may, from time to time, permit departures from the terms of this Policy, either prospectively or retrospectively. The terms of this Policy are not intended to give rise to civil liability to Shareholders or other liability whatsoever.

Approved by the Board of Directors and the Nominating & Corporate Governance Committee

Aralez Pharmaceuticals Inc.
May 4, 2016

Annex C

ARALEZ PHARMACEUTICALS INC.
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.     Purpose

        The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of Aralez Pharmaceuticals Inc. (the "Company") in fulfilling its oversight responsibilities with respect to the Company's accounting and financial processes and the audits of the Company's financial statements.

II.    Structure and Membership

        A.    Number.    The Committee shall be comprised of at least three or more members of the Board.

        B.    Independence.    Except as otherwise permitted by the applicable Nasdaq and Securities and Exchange Commission rules, each member of the Committee shall be independent as defined by Nasdaq rules, meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, and not have participated in the preparation of the financial statements of the Company or any subsidiary of the Company at any time during the prior three years.

        C.    Financial Literacy.    Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Committee. In addition, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in that member's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. To the extent possible, at least one member of the Committee shall be an "audit committee financial expert" (as defined by applicable SEC rules).

        D.    Selection and Removal.    The members of the Committee shall be appointed by the Board, upon the recommendation of the Nominating/Corporate Governance Committee, and shall serve until their successors shall be duly elected and qualified. The Board may remove members of the Committee from such Committee, with or without cause. The Chair of the Committee shall be elected by the Board, upon the recommendation of the Nominating/ Corporate Governance Committee.

        E.    Compensation.    The compensation of Committee members shall be as determined by the Board. No member of the Committee may receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees paid in his or her capacity as a member of the Board or a committee of the Board.

III.  Procedures and Administration

        A.    Meetings.    The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. The Committee may also act by unanimous written consent in lieu of a meeting. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee or a majority of the members of the Committee may call a special meeting of the Committee. The Committee shall meet with the independent auditors, the senior personnel performing the Company's internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

        B.    Investigations; Attendance at Meetings.    The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate. The Committee may also request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee may request.

        C.    Committee Procedures.    The Committee may fix such policies and rules of procedure as it deems necessary or appropriate. Such policies or rules of procedures as the Committee may adopt shall be consistent with this Charter.

        D.    Records.    The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

        E.    Subcommittees; Delegation.    The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole. Any decision made pursuant to such delegation to pre-approve audit, review, attest or non-audit services shall be presented to the full Committee at its next scheduled meeting.

        F.    Independent Advisors; Funding.    The Committee shall have the authority, without further action by the Board, to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Committee shall be empowered, without further action by the Board, to cause the Company to provide appropriate funding for the Committee to retain any such advisors.

IV.    Authority and Responsibilities

        A.    General

        The Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. The role of the Committee is one of oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. It is not the duty or responsibility of the Committee to conduct audits, to independently verify management's representations, or to determine that the Company's financial statements are complete and accurate, are prepared in accordance with generally accepted accounting principles ("GAAP"), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management and the independent auditor. The Committee's considerations and discussions with management and the independent auditor do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent auditor is in fact "independent."

        B.    Oversight of Independent Auditor

          1.    Selection.    The Committee shall be solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Committee may, in its discretion, seek shareholder ratification of the independent auditor it appoints.

          2.    Compensation.    The Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of the independent auditor established by the Committee.

          3.    Pre-Approval of Services.    The Committee shall review and approve in advance all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all non -audit services to be provided to the Company by the independent auditor and the fees for such services. Pre-approval of services that are not prohibited may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such services.

          4.    Independence.    The Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the independent auditor.

          5.    Oversight.    The independent auditor shall report directly to the Committee, and the Committee shall have sole and direct responsibility for overseeing the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting and the receipt and consideration from time to time as appropriate of any reports required under applicable law to be made by the independent auditor. The Committee shall obtain and review a report from the independent auditor describing: (i) the independent auditor's internal quality-control procedures; and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues.

        C.    Audited Financial Statements and Other Financial Disclosures

          1.    Review and Discussion.    The Committee shall review and discuss with the Company's management and independent auditor the Company's annual audited financial statements to be included in the Company's annual report on Form 10-K, the quarterly financial statements to be included in the Company's quarterly reports on Form 10-Q, the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and other financial disclosures to be included in SEC filings prior to their release. This discussion should include, where appropriate, a discussion about the Company's accounting principles, critical accounting estimates, significant financial reporting issues and judgments (including off-balance sheet arrangements and the use of pro forma or non-GAAP financial information), the adequacy of the Company's internal control, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company's financial statements.

          2.    Recommendation to Board Regarding Financial Statements.    The Committee shall recommend to the Board whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K.

          3.    Audit Committee Report.    The Committee shall prepare the committee report required by the rules of the SEC to be included in the Company's annual proxy statement.

          4.    Earnings Releases and Financial Guidance.    The Committee shall review the Company's quarterly earnings press releases prior to their release and shall discuss generally any financial information and earnings guidance to be provided to analysts and rating agencies.

        D.    Controls and Procedures

          1.    Internal Audit Function.    The Committee shall coordinate the Board's oversight of the performance of the Company's internal audit function.

          2.    Risk Management.    The Committee shall discuss periodically with management the Company's policies and guidelines regarding risk assessment and risk management, as well as the

  Company's major financial risk exposures and the steps that management has taken to monitor and control such exposures.

          3.    Disclosure Controls and Procedures.    The Committee shall oversee the Company's disclosure controls and procedures, including applicable internal control over financial reporting, and where applicable, shall oversee changes in internal control over financial reporting controls intended to address any material weaknesses or significant deficiencies in the design or operation of internal control over financial reporting and any fraud involving management or other employees that is reported to the Committee. In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditor's report on, and attestation of, such management report, to the extent that those reports are required by SEC rules.

          4.    Procedures for Complaints.    The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

          5.    Additional Powers.    The Committee shall have such other duties as may be delegated from time to time by the Board.

V.     Other Matters

        A.    Assessment.    The Committee shall annually review and assess the performance of the Committee, and report the results of such evaluation to the Board.

        B.    Charter.    The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

        C.    Reports.    The Committee shall report regularly to the Board on the matters discussed and actions taken at each meeting of the Committee, including the Committee's evaluation of the independent auditor.

        D.    Additional Powers.    The Committee shall perform any other activities consistent with this Charter and the Company's Articles, and governing law, as the Committee or the Board may deem necessary or appropriate.

        This Charter of the Audit Committee of the Board of Directors was adopted by the Board on February 1, 2016.

/s/ ERIC L. TRACHTENBERG Corporate Secretary of Aralez Pharmaceuticals Inc.

ARALEZ PHARMACEUTICALS INC. Security Class Holder Account Number -------Fold Form of Proxy - Annual Meeting to be held on June 29, 2018 This Form of Proxy is solicited by and on behalf of the Board of Directors. Notes to proxy 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by the Board. The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy should be read in conjunction with the accompanying documentation provided by Management and the Board. 2. 3. 4. 5. 6. 7. -------Fold 8. Proxies submitted must be received by 9:00 AM (Eastern Standard Time) on June 27, 2018. If you vote by telephone or the Internet, DO NOT mail back this proxy. To Vote Using the Telephone To Vote Using the Internet • Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free • Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now. If you vote by telephone or the Internet, DO NOT mail back this proxy. Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Named Proxies nominees named on the reverse of this proxy. Instead of mailing this proxy you may choose one of the two voting methods outlined above to vote this proxy. To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below. CONTROL NUMBER

Appointment of Proxyholder I/We, being holder(s) of Aralez Pharmaceuticals Inc. hereby appoint: Adrian Adams, or failing him, Andrew I. Koven (the “Named Proxies”), Print the name of the person you are appointing if this person is someone other than the Named Proxies. OR as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting (the "Meeting") of shareholders of Aralez Pharmaceuticals Inc. (the " Company") to be held at the offices of Stikeman Elliott LLP, 5300 Commerce Court West, 199 Bay Street, Toronto, ON, Canada, M5L 1B9, on June 29, 2018 at 9:00 AM (Eastern Standard Time) or at any adjournment or postponement thereof. VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES. 1. Election of Directors For Withhold For Withhold For Withhold 01. Adrian Adams 02. Neal F. Fowler 03. Rob Harris -------Fold 04. Arthur S. Kirsch 05. Kenneth B. Lee, Jr. 06. Seth A. Rudnick, M.D. 07. F. Martin Thrasher Withhold 2. Appointment of Auditors Approval of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2018. Against Abstain 3. Approval of an Amendment to the Amended and Restated 2016 Long-Term Incentive Plan Approval of an amendment to the Amended and Restated 2016 Long-Term Incentive Plan to adopt a limit on the number of awards that may be granted to a non-employee director during any one calendar year. Against Abstain 4. Non-Binding Say-on-Pay Vote Approval of the non-binding advisory vote to approve the Company’s approach to the compensation of its named executive officers, as disclosed in the Company’s proxy statement dated May 18, 2018. -------Fold Authorized Signature(s) - This section must be completed for your instructions to be executed. Signature(s) Date I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by the Board. Y R Z Q 2 7 5 9 1 1 A R 0 For For For